As filed with the Securities and Exchange Commission on December 13, 1996
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------
                                 MEDCROSS, INC.
                 (Name of small business issuer in its charter)

            Florida                           4822                         59-2291344
  (State or other jurisdiction     (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)     Classification Code No.)        Identification Number)

    3227 Bennet Street North, St. Petersburg, Florida 33713 (813) 521-1793 (Address and telephone number of registrant's principal executive offices)
                           -------------------------
                                John W. Edwards
                     President and Chief Executive Officer
                                 Medcross, Inc.
                    65 East Wadsworth Park Drive, Suite 202
                              Draper, Utah  84020
                                 (801) 576-5000
           (Name, address and telephone number of agent for service)

                                   Copies to:
                                   ----------
                          Ralph V. De Martino, Esquire
                      De Martino Finkelstein Rosen & Virga
                         1818 N Street, N.W., Suite 400
                          Washington, D.C. 20036-2492
                            Phone:   (202) 659-0494
                              Fax:  (202) 659-1290
                           -------------------------
   Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                            (continued overleaf)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                            Proposed     Proposed
                                                            Maximum      Maximum
                                                            Offering     Aggregate     Amount of
Title of each Class of Securities to       Amount to be     Price Per    Offering     Registration
           be Registered                    Registered        Unit         Price           Fee
 -------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(1)/            331,126         $1.51       500,000       $151.52
--------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(2)/         15,614,803          5.50      85,881,417    26,024.67
--------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(3)/          7,531,468           --           --            --
--------------------------------------------------------------------------------------------------
Warrants issued to Commonwealth to
Purchase Common Stock                        750,000            --           --            --
--------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(4)/           750,000           2.50       1,875,000      568.18
--------------------------------------------------------------------------------------------------
Warrant issued to E&M RP Trust to
Purchase Common Stock                        80,000             --           --            --
--------------------------------------------------------------------------------------------------
Warrant issued to Joseph Mandarino
to Purchase Common Stock                     40,000             --           --            --
--------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(5)/          120,000            4.00        480,000       145.45
--------------------------------------------------------------------------------------------------
Common Stock, $.007 par value/(6)/          100,000            1.00        100,000        30.30
--------------------------------------------------------------------------------------------------


Total Registration Fee:                                                           $26,920.12/(7)/
==================================================================================================

(1) Represents shares of Common Stock issuable upon exercise of Common Stock Purchase Warrant issued to J.W. Charles Financial Services. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of Common Stock which may become issuable by reason of the adjustment provisions of such warrants.
(2) Represents (a) 350,000 shares of Common Stock issued upon conversion of certain principal of 10% Convertible Promissory Notes, (b) 4,000,000 shares of Common Stock issued in connection with the acquisition of I-Link Worldwide, Inc., (c) 5,760,000 shares of Common Stock issuable upon conversion of Class C Convertible Cumulative Redeemable Preferred Stock,
     (d) 286,800 shares of Common Stock issuable upon conversion of Class C Preferred Stock in the event of conversion of Convertible Promissory Notes issued in September 1996, (e) 3,915,570 shares of Common Stock subject of options granted by Four M International, Ltd., (f) 183,542 shares of Common Stock issuable upon conversion of Class B Preferred Stock and exercise of options granted by R. Huston Babcock, (g) 978,891 shares of Common Stock held by certain affiliates of Commonwealth Associates and others acquired pursuant to options granted by Walnut Capital Corp., Windy City, Inc. and Canadian Imperial Bank, (h) 70,000 shares of Common Stock issued upon conversion of a portion of the Non-Negotiable 10% Convertible Promissory Note (Series III) issued to Trident I, LLC., and (i) 70,000 shares of Common Stock issued upon conversion of a portion of the Non-Negotiable 10% Convertible Promissory Note (Series II) issued to Joseph Wong. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of Common Stock which may become issuable by reason of the respective adjustment provisions, if any, of such securities. The offering price per unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). The proposed offering price is based upon the average of the high and low bid prices reported on NASDAQ on December 9, 1996.
(3) Represents shares of Common Stock which may be resold by the respective holders of such shares, including (a) 331,126 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrant issued to J.W. Charles Financial Services, (b) 5,760,000 shares of Common Stock issuable upon conversion of Class C Convertible Cumulative Redeemable Preferred Stock, (c) 286,800 shares of Common Stock issuable upon conversion of Class C Preferred Stock in the event of conversion of Convertible Promissory Notes issued in September 1996, (d) 750,000 shares of Common Stock issuable upon exercise of Placement Agent's Common Stock Warrant and Consultant's Warrant issued to Commonwealth Associates, (e)

     183,542 shares of Common Stock issuable upon conversion of Class B Preferred Stock and exercise of options granted by R. Huston Babcock, (f) 100,000 shares of Common Stock issuable upon exercise of the Cook Option,
     (g) 80,000 shares of Common Stock issuable upon exercise of the E&M Warrant and (h) 40,000 shares of Common Stock issuable upon exercise of the Mandarino Warrant. Pursuant to Rule 457(g), no additional fee is therefore payable.
(4) Represents shares of Common Stock issuable upon exercise of Placement Agent's Common Stock Warrant and Consultant's Warrant issued to Commonwealth Associates. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of Common Stock which may become issuable by reason of the conversion provisions of such warrants.
(5) Represents 80,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrant No. CS-1 granted to E&M RP Trust and 40,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrant No. CS-2 granted to Joseph Mandarino. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of Common Stock which may become issuable by reason of the adjustment provisions of such warrants.
(6) Represents shares of Common Stock issuable upon exercise of Common Stock Purchase Option granted to Scott Cook.
(7)  Previously paid.



                     -------------------------------------

   PROSPECTUS
   ----------
                                 MEDCROSS, INC.

  331,126 shares of Common Stock issuable upon exercise of JW Charles Warrants
       9,384,461 shares of previously issued and outstanding Common Stock 6,046,800 shares of Common Stock issuable upon conversion of Class C Preferred
                                     Stock
              Warrants to Purchase 750,000 shares of Common Stock
 750,000 shares of Common Stock issuable upon exercise of Commonwealth Warrants
    183,542 shares of Common Stock issuable upon exercise of Babcock Options
      100,000 shares of Common Stock issuable upon exercise of Cook Option
               Warrants to Purchase 80,000 shares of Common Stock
 80,000 shares of Common Stock issuable upon exercise of E&M RP Trust Warrants
               Warrants to Purchase 40,000 shares of Common Stock
   40,000 shares of Common Stock issuable upon exercise of Mandarino Warrants

     This Prospectus relates to (i) 331,126 shares of Common Stock (the "JW Charles Shares") issuable upon exercise of a Common Stock Purchase Warrant (the "JW Charles Warrant") issued to JW Charles Financial Services, Inc. in November 1994; (ii) the offer and sale by the holders thereof of an aggregate of 9,384,461 shares (the "Shares") of common stock, par value $.007 per share (the "Common Stock") previously issued by Medcross, Inc., a Florida corporation (the "Company") (a) to the owners of I-Link Worldwide, Inc. ("ILINK") in connection with the Company's acquisition of ILINK as to 4,000,000 of the Shares; (b) to the holders of 10% Convertible Notes (the "10% Notes") issued in February 1996 as to 350,000 of the Shares; (c) to the holder of a Non-Negotiable 10% Convertible Promissory Note (Series III) (the "Series III Note") upon the conversion of a portion thereof as to 70,000 of the Shares; (d) to the holder of a Non-Negotiable 10% Convertible Promissory Note (Series II) (the "Series II Note") upon the conversion of a portion thereof as to 70,000 of the Shares; (e) the offer and sale of up to 3,915,570 shares (the "Four M Shares") of Common Stock subject of options (the "Four M Options") issued by Four M International, Ltd. ("Four M"); and (f) the offer and sale of up to 978,891 shares of Common Stock acquired by the holders of such shares (the "Kanter Shares") pursuant to options (the "Kanter Options") granted by Walnut Capital Corp.; Windy City, Inc. and Canadian Imperial Bank, for which entities Joel Kanter served as representative; (iii) the issuance to and the offer and sale by the holders thereof of up to 6,046,800 shares of Common Stock (the "Conversion Shares") issuable upon conversion of 240,000 shares of outstanding Class C Convertible Cumulative Redeemable Preferred Stock, $10.00 par value per share (the "Class C Preferred Stock") and issuable upon conversion of up to 11,950 shares of Class C Preferred Stock issuable upon conversion by the holders thereof of up to $717,000 in principal amount of Convertible Promissory Notes (the "Convertible Notes") assuming certain conditions are met; (iv) the offer and sale of up to 250,000 Placement Agent's Warrants to purchase
                                                            (continued overleaf)

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 9.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is ______________, 1996

Common Stock and 500,000 Consultant's Warrants to purchase Common Stock (collectively, the "Commonwealth Warrants") issued to Commonwealth Associates ("Commonwealth") in connection with the Company's offering in 1996 of the Class C Preferred Stock and Convertible Notes (the "Class C Offering"); (v) the issuance to and the offer and sale by the holders thereof of up to 750,000 shares of Common Stock (the "Commonwealth Shares") issuable upon exercise of the Commonwealth Warrants; (vi) the issuance to and the offer and sale of up to 183,542 shares (the "Babcock Shares") of Common Stock issuable upon conversion of outstanding shares of Class B Preferred Stock, $10.00 par value (the "Class B Preferred Stock") and upon exercise of options (the "Babcock Options") by the holders of such Shares (the "Babcock Shares") issued by R. Huston Babcock, M.D.;
(vii) the issuance to and the offer and sale of up to 100,000 shares (the "Cook Shares") of Common Stock issuable to Scott Cook upon exercise of the Common Stock Purchase Option to Purchase Common Stock of Medcross, Inc. (the "Cook Option"); (viii) the offer and sale of warrants to purchase up to 80,000 shares of Common Stock issued to E&M RP Trust (the "E&M Warrants"); (ix) the issuance to and the offer and sale to the holders thereof of up to 80,000 shares of Common Stock (the "E&M Shares") issuable upon exercise of the E&M Warrants; (x) the offer and sale of warrants to purchase up to 40,000 shares of Common Stock issued to Joseph Mandarino (the "Mandarino Warrants"); and (xi) the issuance to and the offer and sale to the holders thereof of up to 40,000 shares of Common Stock (the "Mandarino Shares") issuable upon exercise of the Mandarino Warrants. The JW Charles Shares, the Shares, the Conversion Shares, the Commonwealth Warrants, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Warrants, the E&M Shares, the Mandarino Warrants and the Mandarino Shares are sometimes collectively referred to as the "Securities." Holders of the JW Charles Warrants and/or JW Charles Shares, the Shares, the Conversion Shares, the Commonwealth Warrants and/or the Commonwealth Shares, the Four M Options, the Babcock Options and/or the Babcock Shares, the Kanter Options, the Cook Shares, the E&M Warrants, the E&M Shares, the Mandarino Warrants and the Mandarino Shares may be referred to hereinafter as "Selling Securityholders." See "Description of Securities" and "1996 Offerings."

     On December 10, 1996, the closing sale price of the Company's Common Stock as reported by the NASDAQ SmallCap Market ("NASDAQ") on such date was $5.50.

     So long as the Registration Statement, of which this Prospectus forms a part, is effective and the disclosure set forth herein is current, the Selling Securityholders may sell the Securities publicly and may sell their Commonwealth Warrants, their E&M Warrants and/or their Mandarino Warrants publicly or exercise such Commonwealth Warrants, E&M Warrants and/or Mandarino Warrants and either (i) hold the JW Charles Shares and/or the Cook Shares and/or the Commonwealth Shares and/or the E&M Shares and/or the Mandarino Shares or (ii) resell the JW Charles Shares and/or the Cook Shares and/or the Commonwealth Shares and/or the E&M Warrants and/or the E&M Shares and/or the Mandarino Warrants and/or the Mandarino Shares publicly. The Securities offered by this Prospectus may be sold from time to time by the Selling Securityholders. The distribution of the Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated
                                                            (continued overleaf)
transactions or through sales to one or more dealers for resale of such securities as principals at market prices prevailing at the time of sale at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such Securities.

     The Selling Securityholders and intermediaries through whom such securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Company will receive the proceeds, if any, from the exercise of the JW Charles Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants and the Mandarino Warrants, but will not receive any of the proceeds from the resale of the JW Charles Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares or the Mandarino Shares by Selling Securityholders. All costs incurred in the registration of the Securities offered hereby will be borne by the Company. See "Use of Proceeds" and "Selling Securityholders."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Forms 10-KSB and 10-QSB (File No. 0-17973) (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company filed with the Commission in Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act with respect to the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities described herein, reference is made to the Registration Statement and to the exhibits filed therewith. The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. The Registration Statement, including the exhibits thereto, and the Company's 1934 Act Filings may be inspected at: (i) the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and (ii) the offices of the Commission located at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661, and the offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any information which has been incorporated by reference herein (not including exhibits to the information incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be made to Medcross, Inc., 3227 Bennet Street North, St. Petersburg, Florida 33713,
Attention: Secretary.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The Company

     Medcross, Inc., a Florida corporation (the "Company") was formed in 1983. On February 23, 1996, the Company acquired I-Link Worldwide, Inc., a Utah corporation ("ILINK"). See "The Company." ILINK is in the business of delivering business communications services via the emerging worldwide data telecommunications networks (which includes the Internet). ILINK seeks to provide business communications solutions and enhanced capabilities to existing users of traditional telecommunications services, at substantial cost savings to its customers, through utilization of the Internet and other existing data communications networks. ILINK's business communication products will be marketed under the name "Fax4Less./TM/"

     Fax4Less is ILINK's core business communications product. It enables the user to utilize its existing fax machine to send a fax long distance to its ultimate destination, with significant savings on long distance charges. Transmission of the data takes place primarily via flat rate-based data lines such as those found on the Internet. No special fax equipment is required for the user, the person who receives the fax does not need to be a subscriber to Fax4Less and does not need to have any equipment other than a conventional fax machine to receive the fax. The fax arrives in the same form and in the same amount of time as a conventional fax transmission. The Company believes Fax4Less significantly reduces costs immediately, while in many cases, providing better fax service.

     ILINK will pursue a multi-tiered infrastructure strategy. In some cases, ILINK will establish its own Point of Presence ("POP"). In others, ILINK will partner with national and recognized telephone service resellers and Internet Service Providers ("ISPs"), incenting those organizations to provide the needed POP's engines consistent with ILINK service requirements. ILINK will establish its own POPs incrementally as business needs dictate. Installation of the POP's engines involves pre-configured Fax Engines (consisting of hardware, modems and proprietary software) and communications lines. ILINK will also establish Network Operating Centers ("NOCs") to monitor and maintain the ILINK network. Successful management of the network is critical to providing the highest level of support. See "Business of ILINK."

     Medcross, Inc. is also an owner and operator of medical diagnostic and therapeutic facilities and equipment including MRI, kidney lithotripsy, and ultrasound. The Company is also a joint venture partner with China National Equipment and Supplies Import and Export Shenyang Corporation, which exports medical equipment to China. See "Business of Medcross."

     The Company's corporate offices are located at 3227 Bennet Street North, St. Petersburg, FL 33713; telephone: (813) 521-1793. ILINK's corporate offices are located at 65 East Wadsworth Park Drive, Suite 202, Draper, Utah 84020; telephone: (801) 576-5000.

Securities Offered

     Each share of Common Stock of the Company comprising the JW Charles Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares and the Mandarino Shares has a par value of $.007 and entitles the holder thereof to equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors, to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company and to have one non-cumulative vote per share upon all matters which stockholders may vote at all meetings of stockholders. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. See "Description of Securities."

     The 331,126 JW Charles Shares are issuable by the Company upon the exercise of the JW Charles Warrants at an exercise price of $1.51 at any time prior to November 3, 1999 by the holder of the JW Charles Warrants. The JW Charles Warrants were issued to JW Charles in November 1994 pursuant to a Financial Consulting Agreement dated as of November 1, 1994 between the Company and Corporate Management Group, Inc. For a description of litigation commenced by JW Charles against the Company, see "Legal Proceedings." See "Description of Securities--JW Charles Common Stock Purchase Warrant."

     Of the 9,384,461 Shares 4,000,000 were issued to the holders thereof in consideration for the Company's acquisition (the "ILINK Acquisition") in February 1996 of the issued and outstanding shares of common stock of ILINK, 350,000 of such Shares were issued upon conversion in August 1996 of a portion of the principal amount of 10% Promissory Notes (the "10% Notes") offered and sold by the Company in February 1996 (the "10% Notes Offering") in conjunction with the ILINK Acquisition and 70,000 of such Shares were issued to each of Trident I and Joseph Wong upon conversion of Series III and Series II Notes, respectively, issued in February 1996. The 3,915,570 outstanding Four M Shares are owned by Four M and may be acquired by holders of the Four M Options, including certain affiliates of the Company, Commonwealth and affiliates of Commonwealth from Four M at a purchase price of $1.79 per share commencing July 1, 1996. The 978,891 Kanter Shares were issued to affiliates of Commonwealth and others upon exercise of options granted to such persons by Walnut Capital Corp., Windy City, Inc. and Canadian Imperial Bank, for which entities Joel Kanter ("Kanter"), a former director of the Company, served as representative. See "The Company," "1996 Offerings" and "Description of Securities."

     Of the 6,046,800 Conversion Shares, an aggregate of 5,760,000 Conversion Shares are issuable upon conversion of outstanding shares of Class C Preferred Stock issued in August and September 1996 and an aggregate of 286,800 Conversion Shares are issuable upon the conversion of Class C Preferred Stock issuable upon conversion of the aggregate of $717,000 in principal amount of Convertible Notes issued in September 1996. The Convertible Notes automatically convert into 11,950 shares of Class C Preferred Stock upon the amendment of the Company's Articles of Incorporation to increase the authorized shares of Common Stock and Preferred Stock and designation of at least 11,950 shares of Class C Preferred Stock. See "1996 Offerings," "Description of Securities--Class C Preferred Stock" and "Description of Securities--Convertible Promissory Notes."

     The Commonwealth Warrants were issued to Commonwealth in August 1996 pursuant to a Selling Agent's Agreement and a Consulting Agreement entered into in connection with the Class C Offering. The Commonwealth Warrants entitle the holder to purchase an aggregate of 750,000 shares of Common Stock (previously defined as the "Commonwealth Shares") at an exercise price of $2.50 subject to adjustment, at any time from March 1, 1997 until August 20, 2001. See "Description of Securities--Commonwealth Warrants" and "1996 Offerings."

     The 183,542 Babcock Shares are issuable upon conversion of Class B Preferred Stock and may be acquired by Benchmark Equity Group, Inc. ("Benchmark"), the holder of the Babcock Option from R. Huston Babcock, at an exercise price of $1.79 per share commencing July 1, 1996. See "Description of Securities--Babcock Options."




     The 100,000 Cook Shares are issuable by the Company upon the exercise of the Cook Option by Scott Cook ("Cook"), the holder of the Cook Option, at an exercise price of $1.00 per share commencing January 1, 1996 through December 31, 1999. See "Description of Securities--Cook Option."

     The 80,000 E&M Shares are issuable by the Company upon the exercise of the E&M Warrants by the holder thereof at an exercise price of $4.00 per share at any time prior to June 9, 1999. See "Description of Securities--E&M Warrants."

     The 40,000 Mandarino Shares are issuable by the Company upon the exercise of the Mandarino Warrants by the holder thereof at an exercise price of $4.00 per share at any time prior to June 1999. See "Description of Securities--E&M Warrants."

     Substantially all of the Securities are subject of "lock-up" agreements with Commonwealth restricting the offer and sale of the Securities without the prior written approval of Commonwealth. See "Description of Securities" and "Risk Factors--Consent of Commonwealth."

Common Stock Outstanding Prior to Offering
   and Exercise of the JW Charles Warrants,
   the Commonwealth Warrants, the Cook
   Option, the E&M Warrants and the
   Mandarino Warrants                                            11,466,312/(1)/

Common Stock Outstanding Assuming
  Conversion of the Class C Preferred Stock,
  including the Class C Preferred Stock issuable
  upon Conversion of the Convertible Notes,
  Exercise of the JW Charles Warrants and the
  Commonwealth Warrants, Conversion
  of the Class B Preferred Stock and Issuance
  of the Common Stock subject of the Babcock
  Option, Exercise of the Cook Option, Exercise
  of the E&M Warrants and Exercise of the
  Mandarino Warrants                                             18,777,780/(2)/

Estimated Net Proceeds from the Exercise
 of the JW Charles Warrants, the
 Commonwealth Warrants, the Cook Option,
 the E&M Warrants and the Mandarino Warrants                    $ 2,805,000/(3)/

NASDAQ Symbol                                                   ILNK

-----------------------------------

(1) Includes (i) the 4,000,000 shares issued in connection with the ILINK Acquisition; (ii) the 350,000 shares issued upon conversion of certain principal of 10% Convertible Promissory Notes; (iii) the 3,915,570 Four M Shares; and (iv) the 978,891 Kanter Shares. Does not include: (a) 331,126 shares of Common Stock issuable upon exercise of the JW Charles Warrants;
     (b) 183,542 shares of Common Stock issuable upon conversion of the Class B Preferred Stock; (c) any of the 6,046,800 shares of Common Stock issuable upon conversion of the outstanding Class C Preferred Stock and the shares of Class C Preferred Stock issuable in the event of conversion of the Convertible Notes; (d) options to purchase 3,814,000 shares of Common Stock granted to officers and directors of the Company and options to be issued to officers of ILINK; (e) 693,315 shares of Common Stock reserved for issuance pursuant to the Company's stock option and stock purchase plans;
     (f) 750,000 shares of Common Stock issuable upon exercise of Commonwealth Warrants issued to Commonwealth; (g) 30,000 shares of Common Stock issuable upon exercise of warrants issued or to be issued in connection with recent bridge loans; (h) 100,000 shares of Common Stock issuable upon exercise of the Cook Option; (i) 80,000 shares of Common Stock issuable upon exercise of the E&M Warrants; and (j) 40,000 shares of Common Stock issuable upon exercise of the Mandarino Warrants.

(2) Does not include: (a) options to purchase 3,814,000 shares granted to or to be granted to officers and directors of the Company and options issued or to be issued to officers of ILINK; (b) 693,315 shares of Common Stock reserved for issuance pursuant to the Company's stock option and stock purchase plans; and (c) 30,000 shares of Common Stock issuable upon exercise of warrants to be issued in connection with recent bridge loans.

(3) Assumes maximum gross cash proceeds of $2,475,000 from the exercise of all the JW Charles Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants and the Mandarino Warrants, less estimated filing, legal, printing, accounting and miscellaneous expenses of $150,000, and assumes that no cashless exercise of the Commonwealth Warrants will occur. See "Description of Securities--JW Charles Warrants," "Description of Securities--Commonwealth Warrants," "Description of Securities--Cook Option," "Description of Securities--E&M Warrants," and "Description of Securities--Mandarino Warrants."

Use of Proceeds

     The Company will not receive any of the proceeds from the offer and sale of the JW Charles Shares, the Shares, the Conversion Shares, the Babcock Shares, the Cook Shares, the Commonwealth Shares, the E&M Shares or the Mandarino Shares. The JW Charles Warrants have been previously issued to JW Charles, the Commonwealth Warrants have been previously issued to and are being offered for sale by Commonwealth, the Cook Option has previously been issued to Cook, the E&M Warrants have been previously issued to and are being offered for sale by E&M and the Mandarino Warrants have been previously issued to and are being offered for sale by Mandarino. The Company will receive the proceeds, if any, from the exercise of the JW Charles Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants and the Mandarino Warrants, which proceeds will be used for working capital purposes. See "Use of Proceeds."

                                 RISK FACTORS

THE SECURITIES DESCRIBED HEREIN ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PROSPECTIVE INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE HEREIN AND IN THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND THE NOTES THERETO.

Consent of Commonwealth

     Substantially all of the Securities subject of the Registration Statement of which this Prospectus forms a part are subject to restrictions on sale or transfer without the prior written consent of Commonwealth for a period of one year through September 6, 1997. There can be no assurance as to which Securities Commonwealth, in the exercise of its sole discretion, may release from such restrictions or the timing of any such release. The release by Commonwealth of a substantial amount of such Securities may have an adverse affect on the market for the Company's Common Stock.

Ongoing Capital Requirements; Need to Raise Additional Financing

     The conduct of the Company's business and the continued implementation of its business plans and operations (including those of ILINK) will require the availability of additional funds in the future. While the Company currently has no material commitments for capital or other expenditures, other than as set forth herein, it is the Company's intention to continue to implement the growth of its business and expand its operations (including those of ILINK). The Company will require additional financing in order to fund the cash flow operating deficit of ILINK, to expand its business and to discharge outstanding indebtedness. If needed, there can be no assurance that the Company will be able to successfully negotiate or obtain additional financing. Nor can there be any assurance that, if available, such financing will be on terms favorable or acceptable to the Company or its securityholders. The Company has a line of credit (the "Line of Credit") with First Union National Bank ("FUNB"). As of September 30, 1996, there was $310,000 outstanding thereunder. The Company had been for months in violation of certain financial covenants contained in the loan agreement governing the Line of Credit, including covenants relating to:
(i) cash balances; (ii) consolidated equity; (iii) debt-to-equity ratios; and
(iv) cash flow coverage ratios. However, FUNB waived such non-compliance through June 30, 1996. The Company agreed to secure alternative financing to repay amounts outstanding under the Line of Credit by June 30, 1996. The Company was unable to secure such financing, so that the Company is obligated to repay amounts outstanding under the Line of Credit in increments of $10,000 per month commencing July 1, 1996, pursuant to the Company's agreement with FUNB, subject to negotiation of the terms of a balloon payment. The Company is currently in violation of cash flow coverage ratios and past days sales on accounts receivable covenants. However, FUNB has waived such non-compliance through December 31, 1996. In the event that the Company needs additional financing, the absence thereof or the lack of availability thereof on favorable terms could have a material adverse impact on the Company.

Acquisition of Development Stage Business; Continuing Losses

     ILINK is in the development stage and operating at a substantial cash deficit. ILINK has not achieved its planned level of operations or realized significant revenues and has incurred significant losses and is expected to continue to incur losses. A substantial portion of the Company's consolidated operating loss during the 1996 fiscal year resulted from the operations of the Company's subsidiary, ILINK. The Company anticipates that ILINK and, consequently the Company on a consolidated basis, will incur significant continuing net operating losses for at least the remainder of the fiscal year and for a portion of the 1997 fiscal year.

Negative Effect of Amortization Expense on Financial Results

     The excess of fair market value of the shares issued in the ILINK Acquisition over the book value of the assets purchased was recorded by the Company as intangible assets. In addition, certain amortization expense was also realized. Upon the release of 1.6 million shares of the Company's Common Stock held in escrow for the benefit of the former shareholders of ILINK, the Company recorded additional intangible assets in the amount of $9.8 million. The value of those intangible assets was determined by multiplying the market value of the Common Stock times 1.6 million. A substantial portion of the intangible assets are being amortized over the 24-month period commencing February 1996 and additional amortization expense of $576,000 for the three months ended September 30, 1996, has been recorded. At September 30, 1996, the aggregate intangible assets recorded was $14.6 million, and $3.63 million was recorded as amortization expense. Additional intangible assets will similarly be recorded upon release of any additional shares from escrow.

Reliance on Key Personnel

     The Company's operations including those of ILINK are dependent upon the continued efforts and employment of its senior management. The officers of the Company have the principal responsibility for management of the Company and are responsible for making recommendations to the Board of Directors which exercises final authority over business decisions. While the Company and ILINK have entered into employment agreements with senior management, the loss of the services of any of the officers or directors could be detrimental to the Company and ILINK.

     Furthermore, ILINK's future performance depends in significant part upon its ability to attract and retain key technical, systems and sales personnel, none of whom is bound by an employment agreement. Competition for such personnel is intense and there can be no assurance that ILINK will be able to retain its key technical, systems and sales personnel or that it will be able to attract highly qualified personnel in the future.

Growth Strategy and Acquisition Activities

     The Company's ability to achieve planned levels of growth and the timing thereof will be materially impacted by its ability to acquire business communication companies and related businesses. The Company intends to acquire such additional companies with cash and equity securities such as common stock or preferred stock, and/or debt instruments. To the extent that the Company issues equity securities in connection with acquisitions, the equity interest of its then current stockholders will be diluted. There can be no assurance, however, that the Company will be able to acquire such additional companies or that it will be able to use its securities in connection with such purchases or that it will have the necessary capital resources to purchase such companies. Although the Company believes that its acquisition strategy will make it attractive to acquisition candidates, there can be no assurance that the Company will successfully implement its acquisition program. See "Business of ILINK."

Potential Liability in Connection with Acquisitions

     The Company could become subject to liabilities arising from any acquisition which it has effected or may hereafter effect in the event that the Company assumes unknown or contingent liabilities or in the event that such liabilities are imposed on the Company under theories of successor liability. If the Company becomes subject to such a liability of sufficient magnitude, such liability could have a material adverse effect on the financial condition and results of operations of the Company. See "Business of ILINK."

Expectation of Growth

     The Company plans to expand ILINK's network, which expansion will require additional capital expenditures. There is no assurance that such capital will be available or that it will be available on terms beneficial to the Company. Moreover, the Company's ability to effectively achieve growth will require it to implement and improve operational, financial and management information systems and to train, motivate and manage employees, as well as to create new and expand the number of POPs and successfully market ILINK's product and services. These demands require the addition of new management personnel and the development of additional expertise by existing management. Failure to enhance customer support resources adequately to support increases in subscribers, or to adequately expand and enhance telecommunications infrastructure, may adversely affect the Company's ability to successfully conduct ILINK's business in the future. There can be no assurance that customer support or other resources will be sufficient to achieve future growth or that the Company will be able to implement in whole or in part the planned expansion. Any failure to do so could have a material adverse effect on the Company's future operating results. See "Business of ILINK."

ILINK Business Competition

     The market for business communications services is extremely competitive. The Company believes that its ability to compete in ILINK's business successfully will depend upon a number of factors, including the pricing policies of competitors and suppliers; the capacity, reliability, availability and security of ILINK's network infrastructure; market presence and channel development; the timing of introductions of new products and services into the industry; ease of access to and navigation of the Internet or other such networks; the Company's ability in the future to support existing and emerging industry standards; the Company's ability to balance network demand with the fixed expenses associated with network capacity; and industry and general economic trends.

     While the Company believes there is currently no competitor in the North American market providing the same type of services in the same manner as the Company, there are many companies that offer business communications services, and therefore compete with the Company at some level. These range from large telecommunications companies and carriers such as AT&T, MCI, Sprint and LDDS, to smaller, regional resellers of telephone line access. These companies, as well as others, including manufacturers of hardware and software utilized in the business communications industry, could in the future develop products and services that could compete with those of the Company on a more direct basis. These entities are far better capitalized than the Company and control significant market share in their respective industry segments. In addition, there may be other businesses that are attempting to introduce products similar to the Company's for the transmission of business information over the Internet. There is no assurance that the Company will be able to successfully compete with these market participants. See "Business of ILINK."

Dependence on Suppliers

     ILINK relies on other companies to provide data communications capacity via leased telecommunications lines. A significant portion of the leased telecommunications lines used by ILINK are currently provided by AT&T. As of September 30, 1996, the Company owed AT&T $370,000. If AT&T is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially adversely affected. Although leased telecommunications lines are available from several alternative suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. The Company is also subject to risks relating to potential disruptions in such telecommunications services. No assurance can be given that significant interruptions of telecommunications services to the Company will not occur in the future. See "Business of ILINK--ILINK's Contractual Obligations."

     ILINK is also dependent on certain third party suppliers of hardware components. Although ILINK currently attempts to maintain a minimum of two vendors for each required product, certain components used by ILINK in providing networking services are currently acquired from only one source. ILINK may from time to time experience delays in the receipt of certain hardware components. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect the Company's ability to integrate, conduct and implement expansion of ILINK's business.

Software and Service Development; Technological Change

     The Company's success in ILINK's business is highly dependent upon its ability to develop new software and services that meet changing customer requirements. The market for ILINK's services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new software and services to the market in a timely manner, or that software, services or technologies developed by others will not render ILINK's software, services or technologies noncompetitive or obsolete in the future. The Company's pursuit of technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting the services currently provided by ILINK to alternate access devices and conduits.

Dependence on Network Infrastructure; Risk of System Failure; Security Risks

     Key to the quality of ILINK services and the future success of the Company is the capacity, reliability and security of its network infrastructure to support the services. The Company must expand and adapt network infrastructure as the number of users and the amount of information they wish to transfer increases and to meet changing customer requirements. The expansion and adaptation of the network infrastructure will require substantial financial, operational and management resources. There can be no assurance, however, that the Company will be able to expand or adapt the network infrastructure to meet additional demand or subscribers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully the contemplated network expansion. Any failure of the Company to expand the network infrastructure, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on the Company's overall business, financial condition and results of operations in the future.

New and Uncertain Business

     ILINK is a young business enterprise that is subject to all of the risks that present themselves to early stage companies, including but not limited to limited infrastructure, managerial resources, capitalization and market share. There can be no assurance that ILINK will be able to successfully compete with larger, more mature, better capitalized enterprises.

     In order to realize subscriber growth, the Company must be able to replace terminating subscribers and attract additional subscribers. However, the sales and marketing expenses and subscriber acquisition costs associated with attracting new subscribers are substantial. Accordingly, the Company's ability to improve operating margins will depend in part on the ability to retain subscribers. The Company plans to invest significant resources in the telecommunications infrastructure, customer support resources, sales and marketing expenses and subscriber acquisition costs. There can be no assurance that the Company's future efforts in this area will improve subscriber retention. Since the market for the Company's services is new and the utility of available services is not well understood by new and potential subscribers, it is not possible to predict future subscriber retention rates. See "Business of ILINK."

Government Regulation of Internet-Related Business

     ILINK's business is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes which directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have an adverse effect on the Company's business. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its or ILINK's business.

Certain Related Party Transactions

     During the first quarter of fiscal 1995, the Company received advances totalling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a director of the Company, has management control over ("MNI"). Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the Note such that: (i) a principal payment in the amount of $88,000 is due and payable on December 31, 1996; (ii) interest thereon is payable monthly at the rate of 10.5%; and (iii) the remaining principal amount of $130,000 with interest thereon at the rate of 10.5% will be paid in 36 equal monthly payments of $4,225.32. The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel Kanter, a director of the Company until July 30, 1996, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of $6,250 per calendar quarter. ILINK was a party to a 12-month consulting agreement with Benchmark, dated August 10, 1995 pursuant to which ILINK was obligated to pay $6,000 per month to Benchmark for consulting services rendered. Benchmark is also party to certain options to purchase shares of Common Stock owned by Four M and to options to purchase shares of Common Stock owned by R. Huston Babcock. Commonwealth and certain affiliates and associates of Commonwealth purchased certain shares of Common Stock from an affiliate of the Company, purchased shares of Class C Preferred Stock from the Company and were granted certain options by Four M. T6-G Limited Partnership and ILINK entered into a consulting agreement for two years commencing upon the successful completion of at least $4,000,000 in funding. The agreement required the payment of a total of $70,000 payable monthly over 24 months. In addition, ILINK discharged its promissory note to T6-G Limited Partnership by the payment of $300,000 from the proceeds of the Class C Offering, which sums were designated by T6-G Limited Partnership for the purchase of Class C Preferred Stock. In August 1996, John Edwards and William Flury loaned ILINK $125,000 and $100,000, respectively, which sums were repaid from the proceeds of the Class C Offering together with original issue discounts of $6,250 and $5,000, respectively. In addition, the Company agreed to issue warrants to purchase 25,000 and 5,000 shares to Mr. Edwards and to Mr. Flury exercisable at $4.87 and $2.50 per share, respectively. In September 1996, the Company advanced the sum of $685,000 to Family Telecommunications, Inc. ("FTI") to be utilized by FTI to acquire from Harris Corporation certain items of telecommunications switches known as "Harris switches." FTI is an authorized Harris reseller and was able to obtain favorable pricing for these switches than could the Company. These Harris switches are included in the equipment covered by the IBM operating lease, and IBM will pay FTI for the switches as a vendor. FTI will then return the funds to the Company. The majority owner of FTI is Robert W. Edwards, a brother of John Edwards, the Company's President and CEO. See "Certain Relationships and Related Transactions."

Litigation

     The Company is a defendant in litigation brought by JW Charles, one of the Selling Securityholders, in connection with rights claimed under the JW Charles Warrants. JW Charles is seeking damages in excess of $2.7 million and other relief. While the Company believes it has meritorious defenses to such action, there can be no assurance that the Company will be able to successfully defend such action. See "Legal Proceedings" and "Description of Securities--JW Charles Warrants."

Health Care Industry Competition

     It is common for hospitals, physicians, physician groups, and others in the health care field to form ventures to own and operate medical equipment. The Company is in competition with such groups. There are many companies offering general business consulting services. The companies that may compete with the Company in the future and that currently offer consulting services may be larger and have far greater financial resources than the Company. Also, if the cost of a particular medical device is reduced and the utilization by physicians increases, more hospitals will be able to afford to acquire their own equipment rather than receive service on a shared basis. See "Business of Medcross."

New Medical Technology and Obsolescence

     The medical equipment field is generally characterized by rapidly changing technology. Early obsolescence of expensive equipment or technological change could have an adverse effect on the Company. Therefore, the cost of MRI systems and other medical equipment may be significantly lower in the future, allowing persons who purchase equipment in the future to charge less for similar services and therefore compete on a favorable basis.

Government Regulation of Medical Business

     Various aspects of the Company's current medical business are subject to government regulations at the federal, state, and local level. Failure to comply with existing regulations or the enactment of restrictive laws or regulations could impair the Company's operations. While the Company believes that its operations comply with applicable regulations, the Company has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretations of such laws will not adversely affect the Company's operations.

     The Company employs radiologic technologists in its operations, each of whom must be licensed by the appropriate state authority. Many states have a requirement known as a Certificate of Need ("CON") requirement that impedes a company's ability to operate without governmental approval.

     To the extent that medical facilities rely on Medicare and Medicaid reimbursement for the services rendered by the Company to their patients, changes in Medicare and Medicaid reimbursement regulations and policies affect the Company. During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Many prominent physicians, legislators, medical ethicists, and others feel that ownership of imaging facilities can impair a physician's judgment about the need for a diagnostic test. Studies have shown that physicians who have ownership interests in imaging facilities tend to refer more patients for diagnostic testing than physicians who have no ownership interest. The above-described regulations and dynamics may adversely affect the revenue per scan obtained by the Company as well as the number of scans performed.

     On the federal level, a physician self-referral bill passed Congress and was signed into law by President Clinton in 1993. The self-referral law bans physicians from referring Medicare patients to imaging and almost any other type of diagnostic or therapeutic outpatient medical facility in which they have ownership or financial interests, effective January 1, 1995. Many states, including Florida, Illinois, Minnesota, New York, and New Jersey, have passed laws regarding physician self referral. Some simply require disclosure of ownership, while others restrict physicians from referring to facilities in which they have any ownership interest.

     The legislature of the State of Florida enacted the Patient Self-Referral Act of 1992, effective April 8, 1992 (the "Florida SRA"). Such act prohibits physician self-referral to health care entities in which such physicians have financial interests, effective October 1, 1994. Management believes these legislative and regulatory actions have had no material adverse effect upon the Company's operations to date. However, the Florida SRA also imposes a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement.

     Several lawsuits have been filed by various providers against the State of Florida in both federal and state court alleging, among other things, that the fee cap provision violates the Equal Protection Clause of the U.S. Constitution and seeking to enjoin the State of Florida from enforcing the fee cap provision. In July 1992, the United States District Court for Northern District of Florida granted a permanent injunction in a case entitled Panama City Medical Center, Ltd., et. al vs. Robert B. Williams, et. al (File No. 92-40198-WS). See "Legal Proceedings."

     The ultrasound services provided by the Company are related specifically to urology. Approximately 80% of the Company's patients are covered by Medicare. Therefore, changes in Medicare reimbursement rules and regulations may have a significant impact on the profitability of the Company's ultrasound operations. Reimbursement rates for procedures are set annually. The 1996 reimbursement rates for the procedures primarily performed by the Company were increased from between 1.7% to 2.1% over 1995's reimbursement rates.

Exposure to Tort Liability in Medical Industry

     The Company operates medical equipment utilized to perform procedures on or diagnose disease in patients. The Company is exposed to tort liability in the event of harm to patients due to the negligence of the Company, its agents, and employees. The Company currently maintains professional liability insurance coverage in the amount of $1,000,000. The Company also maintains an umbrella policy covering, among other things, workers' compensation, general, and automobile liability in an amount of $9,000,000 in coverage. Although the Company has never had a liability claim filed against it, any claims could have a material adverse effect on the Company. In addition, there is no assurance that the Company will be able to continue to maintain such insurance coverage in the future.

     The Company acts as general partner of a limited partnership controlled by the Company that directly owns, controls and operates the Company's medical facilities. As such, the Company is exposed to general liability for torts committed by such partnership and its agents and employees and for contracts entered into by those partnerships. In addition, to the extent that the Company is a general partner of limited partnerships that offer and sell limited partner interests, the Company is exposed to liability under the Securities Act, the Exchange Act and various state securities laws.

Dilution

     Holders of Common Stock of the Company will suffer dilution in the event that any of the Company's outstanding convertible securities, including outstanding shares of Class B Preferred Stock and Class C Preferred Stock are converted by the holders thereof. Additional dilution may result in the event of the exercise of warrants and options, including options granted pursuant to the Company's stock option and purchase plans, and employment agreements.

Dividends

     The Company has not paid any dividends on any of its outstanding securities to date and, other than as set forth herein, does not anticipate paying any dividends on its securities in the foreseeable future. As of September 30, 1996, accrued and unpaid dividends on all shares of Preferred Stock totalled $17,452. The Company currently intends to retain all working capital and earnings, if any, to finance the operations of its businesses and to expand its businesses.

     Dividends on the Class C Preferred Stock will be payable when, as and if declared by the Board of Directors, to the extent permissible under the Florida Business Corporation Act, to the holders of the Class C Preferred Stock in cash or, at the option of the Company as determined by the Board of Directors, in shares of Common Stock. Dividends may be paid in shares of Common Stock only if such shares have been registered under the Securities Act; however, the Dividend Shares will still be restricted from public sale for 12 months from September 6, 1996, without the prior written consent of Commonwealth. The Company's future cash flow and legal capital may be insufficient to enable the Company to pay dividends. See "Description of Securities--Preferred Stock."

Future Issuances of Stock by the Company; Potential Anti-Takeover Effect

     The Company has authorized capital stock of 20,000,000 shares of Common Stock, $.007 par value per share and 500,000 shares of preferred stock, $10.00 par value per share (the "Preferred Stock"). As of September 30, 1996, there were 11,466,312 shares of Common Stock and 7,500 shares of Class B Preferred Stock issued and outstanding, 240,000 shares of Class C Preferred Stock issued and outstanding and an additional 11,950 shares of Class C Preferred Stock are issuable upon the conversion of the Convertible Notes. On June 28, 1996, 160,000 shares of Class A Preferred Stock were converted into 3,915,570 shares of Common Stock and on August 21, 1996, a portion of the principal of the 10% Notes was converted into 350,000 shares of Common Stock. Although, other than as disclosed herein, there are no present plans, agreements or undertakings with respect to the Company's issuance of any shares of stock or related convertible securities, the issuance of any of such securities by the Company could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change in control of the Company. Such issuance could also dilute the public ownership of the Company. Inasmuch as the Company may, in the future, issue authorized shares of Common Stock or Preferred Stock without prior stockholder approval, there may be substantial dilution to the interests of the Company's stockholders. However, given that the Company is authorized to issue more stock, there can be no assurance that the Company will not do so. In addition, a stockholder's pro rata ownership interest in the Company may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the Common Stock or Preferred Stock. The issuance of additional shares of Common Stock may have the effect of rendering more difficult or discouraging an acquisition or change in control of the Company. See "Description of Securities."

     The Company proposes to increase its authorized number of shares of Common Stock to 50,000,000 and its number of authorized shares of Preferred Stock to 2,000,000 and expects to solicit shareholder approval of the same shortly. Officers and directors of the Company have agreed to vote an aggregate of 6,828,914 shares of Common Stock in favor of such proposal. Pending the solicitation of the necessary stockholder approval and as a condition to the first closing of the Class C Offering, securityholders, including officers and directors of the Company and ILINK, owning options to purchase an aggregate of 4,153,501 shares of Common Stock have agreed not to exercise any options owned by them unless and until the shareholders of the Company approve an increase in authorized capital stock.

Future Sales of Stock by Stockholders

     As of September 30, 1996, 10,053,795 shares of Common Stock, all of the shares of Class B Preferred Stock, and all of the shares of Class C Preferred Stock issued and outstanding were "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of September 30, 1996, substantially all of the Company's restricted securities are available for resale pursuant to Rule 144 or have registration rights and are included in the Registration Statement of which this Prospectus forms a part, which will allow such shares to be freely resold into the market. Certain of the officers, directors and affiliates of the Company, ILINK, Benchmark and Commonwealth have agreed with Commonwealth to lock up their shares of Common Stock for twelve months from August 21, 1996. These lock-up agreements relate to 5,048,891 shares (excluding shares issuable upon exercise of currently exercisable options). Commonwealth intends to allow certain 10% Noteholders who used their note repayments to purchase Class C Preferred Stock in the Class C Offering to sell a sufficient amount of Shares or Conversion Shares following registration thereof as will equal in value the principal amount of the note repayments used to purchase such Class C Preferred Stock.

     In the event that the shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such securities elect to sell such securities in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such securities enter the market, the value of the Company's securities in the over-the counter market may be reduced. No predictions can be made as to the effect, if any, that sales of such securities (or the availability of such securities for sale) will have on the market price of any of such securities which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices.

Authorization of Preferred Stock

     The Company's Amended and Restated Articles of Incorporation, as further amended (the "Articles of Incorporation") authorize the issuance of up to 500,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without stockholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which are senior to the Shares or which could adversely affect the voting power or other rights of the holders of outstanding shares of Preferred Stock or Common Stock. In addition, the issuance of additional shares of Preferred Stock may have the effect of rendering more difficult, or discouraging, an acquisition of the Company or changes in control of the Company. Although, other than as set forth herein, the Company does not currently intend to issue any additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Risk Factors--Future Issuances of Stock by the Company; Potential Anti-Takeover Effect," "Risk Factors--Certain Provisions of Articles of Incorporation and Bylaws" and "Description of Securities--Preferred Stock."


     The Company intends to increase its authorized number of shares of Common Stock to at least 50,000,000 shares and its authorized number of shares of Preferred Stock to at least 2,000,000 shares. The Company expects to solicit the necessary shareholder approval to effect such increases as soon as practicable. Officers and directors of the Company representing 6,828,914 shares (59.5%) of the outstanding shares of Common Stock have agreed to vote or direct the vote for the approval of such increases. Immediately upon amendment of the Company's Articles of Incorporation and designation of additional shares of Class C Preferred Stock, the Convertible Notes will automatically convert to 11,950 shares of Class C Preferred Stock. Until such shareholders' meeting or a written consent to action can be effected in accordance with applicable law, the Company is without sufficient number of authorized shares to accommodate the adjustment of the Class C Preferred Stock Conversion Price below $2.06 so that no adjustment will be effected unless and until the Company's authorized shares is increased. See "Description of Securities."

Continued Nasdaq Listing

     The Common Stock commenced quotation on Nasdaq on July 7, 1989, was subsequently delisted and then resumed listing on March 23, 1993 under the symbol "MDCR." The "MDCR" symbol was changed to "ILNK" effective March 8, 1996. While the Common Stock is currently listed for quotation on Nasdaq, there can be no assurance given that the Company will be able to continue to satisfy the requirements for maintaining quotation on Nasdaq or that such quotation will otherwise continue. If, for any reason, the Common Stock becomes ineligible for continued listing and quotation, holders of the Company's securities may have difficulty selling their securities should they desire to do so.

     Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for continued listing on Nasdaq, a company must have, among other things, $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. Although the Company was able initially to satisfy the requirements for listing of its securities on Nasdaq, the Company may be unable to continue to satisfy the requirements for maintaining quotation of its securities thereon, and trading, if any, in the

Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities. Furthermore, Nasdaq has proposed more stringent continued maintenance criteria and there can be no assurance as to whether such proposal will be adopted or the timing thereof.

"Penny Stock" Regulations

     The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and information on the limited market in penny stocks. In addition, the broker-dealer must obtain a written acknowledgement from the customer that such disclosure information was provided and must retain such acknowledgement for at least three years. Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many Nasdaq-listed securities would otherwise be covered by the definition of penny stock, transactions in a Nasdaq-listed security would be exempt from all but the sole marketmaker provision for: (i) issuers who have $2,000,000 in tangible assets ($6,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq-listed security directly with a Nasdaq marketmaker for such securities would be subject only to the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. The foregoing rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders of the Company's securities to sell such securities in the secondary market.

Certain Provisions of Articles of Incorporation and Bylaws

     As previously noted, pursuant to the Articles of Incorporation, the Board of Directors has the authority to issue up to 500,000 shares of Preferred Stock without action by the stockholders in one or more series having such preferences, rights and other provisions as the Board of Directors may designate in providing for the issuance of such series. In addition, the Company intends to seek shareholder approval of the amendment of the Company's Articles of Incorporation to increase the authorized Preferred Stock to at least 2,000,000 shares. The Articles of Incorporation and Bylaws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company. See "Description of Securities--Anti-Takeover Measures."

Classification of the Board of Directors

     The Board of Directors of the Company is classified into three (3) classes. Members of each class serve for staggered three (3) year terms, with members of one class coming up for election each year. The classification of the Board of Directors may make it difficult for shareholders to effect a change in management. See "Management."

Voting Control

     Four M International, Inc. (previously defined as "Four M") owns 3,915,570 shares of Common Stock or approximately 34% of the outstanding voting securities of the Company. Four M has granted options to sell part or all of its holding in the Company to affiliates of ILINK and associated persons and/or customers of Commonwealth. Furthermore, ILINK, Ltd. owns an aggregate of 2,913,344 shares of Common Stock or approximately 25% of the outstanding voting securities. G Net Enterprises, Inc. is the general partner of ILINK, Ltd. of which Clay Wilkes, an officer and director of the Company, is the sole shareholder. In addition, the officers and directors of the Company own an aggregate of 4,879,390 shares or approximately 35% of the outstanding voting securities. Therefore, by virtue of their ownership of the Company's issued and outstanding Common Stock, the officers and directors of the Company have the ability to substantially influence the election of directors and, consequently, influence the Company's business and affairs. See "Security Ownership of Certain Beneficial Owners and Management."

Lack of Patent Protection

     The Company does not currently hold any patents, although ILINK has filed a patent application for its new product, Fax4Less, sometimes referred to as Fax-Link. It has also filed a patent application for another technology that allows for the transmission of voice communications over the Internet ("Phone4Less"). Fax4Less and Phone4Less are patent pending at this time. However, the Company is not in the position to commercialize Phone4Less technology at this time. To the extent any technology included in such products is patentable, if any, there can be no assurance that any patent will in fact be issued or that such patents will be effective to protect the Company's products from duplication by other developers. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation that may be necessary to enforce its right under any patent.

New Products

     New products such as Fax4Less are subject to substantial risks, including high costs of introduction, market acceptance and duplication by other developers. However, Fax4Less will compete with other more traditional means of text transmission such as facsimile over traditional telephone lines, overnight delivery services and e-mail. Numerous extremely well-capitalized businesses will be competing with Fax4Less. See "Risk Factors--ILINK Business Competition" and "Business of ILINK."

Contemplated Issuances of Stock and Options to Employees and Consultants

     The Company recently approved the grant to Clay Wilkes, Chairman of the Board, and Alex Radulovic, Vice President of Technology of ILINK, of options to purchase up to 2,000,000 shares of Common Stock, the vesting of which would occur on June 30, 2001; provided that the vesting shall accelerate in increments of 25% in the event that the average closing bid price per share of Common Stock for five (5) consecutive trading days equals or exceeds $10, $15, $20 and $25, respectively, upon the graduated achievement of Common Stock prices of $10, $15, $20 and $25, and exercisable to the extent vested commencing June 30, 1997 at a price of $7 per share. The options lapse on June 30, 2002. Previously, the Company agreed to issue options to purchase 1,000,000 shares of Common Stock to John Edwards, President of the Company, and in consideration of Mr. Edwards' salary reduction from $175,000 to $96,000, the Company has agreed to grant to Mr. Edwards additional options to purchase 250,000 shares of Common Stock at an exercise price equal to $4.875. In addition, the Company has agreed to issue options to purchase 64,000 shares of Common Stock at an exercise price of $5.25 to Joseph Cohen, Commonwealth's designee as Director of the Company. Pursuant to the terms of their employment agreements with ILINK, Karl S. Ryser, Treasurer of the Company, and William Flury, Vice President, Sales and Marketing of ILINK, are each entitled to receive options to purchase 250,000 shares of Common Stock of the Company, subject to approval of the Board of Directors. The Company has also agreed to issue warrants to purchase 25,000 and 5,000 shares of Common Stock at an exercise price of $4.875 and $2.50, respectively, to Mr. Edwards and William Flury, Vice President of Sales and Marketing of ILINK, in connection with the loan by such persons to ILINK of $125,000 and $100,000, respectively, in August 1996. See "Management," "Executive Compensation-- Employment Agreements," and "Certain Transactions."

Limited Authorized Capital

     The number of shares of the Company's unissued and unreserved shares of Common Stock is negligible. Management intends to solicit the shareholder approval necessary to increase the number of the Company's authorized shares of Common Stock and Preferred Stock, but there can be no assurance that the Company will be successful. Failure to increase the Company's authorized capital could significantly impair the Company's ability to raise additional capital and could limit the effect of the Conversion Price adjustment or reset provisions of the Class C Preferred Stock insofar as the Company may not have sufficient shares of available Common Stock issuable upon conversion as a result of a reduction in the Conversion Price. In addition, certain officers and directors will be unable to exercise options or receive any value therefrom.

Dilutive Impact of Outstanding Options, Warrants and Convertible Securities

     The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while such options and warrants are outstanding. At any time at which the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by such options and warrants. The holders of such options and warrants have the right to require registration under the Securities Act of the shares of Common Stock that are issuable upon exercise of such options and warrants and have certain demand and/or "piggy-back" registration rights. The cost to the Company of effecting any such registration may be substantial.

Restrictions on Commonwealth Market-Making Activities

     Commonwealth may be precluded in accordance with the Exchange Act from engaging in market making activities for up to nine days prior to and during the period in which it is engaged in the exercise of or sale of their warrants. As a result, Commonwealth may be unable to continue to provide a market for the Company's Common Stock.

Current Prospectus Requirement; Blue Sky Restrictions on Exercise Options and Warrants

     The holder or holders of the JW Charles Warrants and/or the Commonwealth Warrants and/or the Cook Option and/or the E&M Warrants and/or the Mandarino Warrants will have the right to sell or exercise such warrants only if a current prospectus relating to such securities and/or the shares underlying such securities is then in effect and only if such securities are qualified for sale or exempt under applicable state securities or "blue sky" laws of the states in which the holder or holders of such Warrants reside. There can be no assurance that the Company will be able to keep this Prospectus or any prospectus covering any such securities current, although the Company will use its best efforts to do so. Also, certain exemptions in the blue sky laws of certain states may permit the holders of such Warrants to transfer such Warrants or holders thereof may move to states in which the shares underlying such Warrants are not registered or qualified during the period such Warrants are exercisable. The Company may decide not to seek or may be unable to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate holders of the JW Charles Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants or the Mandarino Warrants reside. In such event, the JW Charles Warrants, the Commonwealth

   Warrants, the Cook Option, the E&M Warrants and/or the Mandarino Warrants may expire and have no value if they cannot be exercised.

                                  THE COMPANY

        Medcross, Inc. (previously defined as the "Company") was incorporated in Florida on April 21, 1983. On November 30, 1990, the Company closed on its limited partnership offering of Medcross Imaging, Ltd. ("Medcross Imaging"). Medcross Imaging was formed for the purpose of purchasing a Philips T-5 MRI mounted in a mobile van to provide services to health care facilities on the southwest coast of Florida and commenced operations in February 1991. During May and June 1992, in a series of individual transactions, the Company acquired an additional 26.75% ownership interest in Medcross Imaging. Prior to the acquisitions, the Company had ownership interests in Medcross Imaging of 41.5%, 80.75%, and 81.75%, respectively. In June 1993, the Company purchased Waters Edge Scanning Associates, Ltd. renamed "Tampa MRI" after the acquisition. In October 1994, the Company closed on an acquisition of a 75% ownership interest in Urological Ultrasound Services of Tampa Bay (UUSTB) from Urology Ultrasound, Inc. Prior to the acquisition, the Company owned the other 25% ownership interest in UUSTB. The acquisition was accounted for under the purchase method of accounting. UUSTB was organized on September 9, 1987 and is in the business of providing mobile ultrasound services to urological patients in west central Florida. The Company immediately transferred all assets and liabilities of the partnership to Urological Ultrasound Services of Tampa Bay, Inc., a wholly owned subsidiary of the Company, formed for the purpose of this acquisition. Prior to the acquisition, the Company recorded its share of income and loss on its 25% ownership interest in UUSTB using the equity method. On May 1, 1995, the Company transferred all of the assets and liabilities of Urological Ultrasound Services of Tampa Bay, Inc. to Tampa MRI. On February 23, 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide, Inc., a Utah corporation (previously defined as "ILINK") from ILINK, Ltd., a Utah limited partnership, in exchange for the issuance of an aggregate of 4,000,000 shares of Common Stock of the Company. Prior to the acquisition, the assets and liabilities of ILINK, Ltd. were transferred to ILINK (which had no prior activity) at their historical cost. The acquisition was accounted for under the purchase method of accounting.

        Pursuant to the terms of the ILINK Purchase Agreement, 1,400,000 of the 4,000,000 shares of Common Stock of the Company were issued upon closing of the ILINK Acquisition and 2,600,000 of such shares of Common Stock were issued and placed in escrow. Subsequently, 80,046 shares were released from escrow. An additional 1,519,954 were to be and have been released upon the receipt of the Company of at least $4 million in proceeds from a debt or equity offering. As a result of the Class C Offering, such shares were released and the Company recorded additional intangible assets in the amount of $9.8 million. A substantial portion of the intangible assets are being amortized over the 24-month period commencing February 1996 and additional amortization expense of $576,000 for the three months ended September 30, 1996 has been recorded. One million shares remain in escrow and will be released over a one-year period upon certain conditions being met, including, without limitation, an increase in the number of subscribers who use ILINK's services and certain revenue targets. See "Risk Factors--Negative Effect of Amortization Expense."

                                    USE OF PROCEEDS

     The Securities subject hereto have been previously issued to or are issuable to the Selling Securityholders and are being offered for sale by the Selling Securityholders. Consequently, the Company will not receive any of the proceeds from the sales of the JW Charles Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares or the Mandarino Shares. The Company will receive the proceeds, if any, from the exercise of the JW Charles Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants and the Mandarino Warrants, but will not receive any of the proceeds from the resale of the Commonwealth Warrants, the E&M Warrants or the Mandarino Warrants or the sale by the holders of the JW Charles Shares, the Commonwealth Shares, the Cook Shares, the E&M Shares or the Mandarino Shares by Selling Securityholders. Proceeds, if any, from the exercise of the JW Charles Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants and/or the Mandarino Warrants will be used for working capital purposes.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996.


                                              September 30,  1996
                                              -------------------
Stockholders' Equity:
Class B Preferred Stock, $10.00 par value;
22,500 shares authorized; and
   7,500 shares outstanding/(1)/................           75,000
Class C Preferred Stock, $10.00 par value;
   240,000 shares authorized; and 240,000
   shares outstanding/(1)/......................        2,400,000
Common Stock, $.007 par value;
   20,000,000 shares authorized; and
   11,466,312 shares outstanding................           73,264
Additional Paid-In Capital......................       28,557,766
Accumulated Deficit.............................      (10,733,011)
                                                      -----------
  Total Capitalization..........................      $20,373,019
                                                      ===========
---------------------------

(1) As of September 30, 1996, the liquidation value per share of Class B Preferred Stock was $12.15 and the liquidation value per share of Class C Preferred Stock was $60.00.


                                DIVIDEND POLICY

     Other than as set forth herein, the Company does not currently anticipate paying any dividends on its securities in the foreseeable future. As of September 30, 1996, accrued and unpaid dividends on all shares of Preferred Stock totaled $17,452. The Company currently intends to retain all working capital and earnings, if any, to finance the operations of its businesses and to expand its businesses.

     Dividends on the Class C Preferred Stock may be paid in shares of Common Stock (the "Dividend Shares") at the option of the Company provided that the Dividend Shares are the subject of a registration statement which has been declared effective under the Securities Act. See "Description of Securities--Class C Preferred Stock."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Certain statements contained herein are not based on historical facts, but are forward-looking statements that are based upon numerous assumptions about future conditions that could prove not to be accurate. Actual events, transactions and results may materially differ from the anticipated events, transactions or results described in such statements. The Company's ability to consummate such transactions and achieve such events or results is subject to certain risks and uncertainties. Such risks and uncertainties include, but are not limited to, the existence of demand for and acceptance of the Company's products and services, regulatory approvals and developments, economic conditions, the impact of competition and pricing results of financing efforts and other factors affecting the Company's business that are beyond the Company's control. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the result of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

Results of Operations

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994.

     The following table represents the net operating revenue and operating profit of the Company for each category of service offered. The net operating revenue and operating profits shown are net of intercompany transactions that were eliminated in consolidation.


                                               Year Ended December 31,
                                               -----------------------
                                                  1995         1994
                                               ---------     ---------
Net Operating Revenue:
    Diagnostic Imaging.......................  $2,486,708   $2,761,458
    Sales and Services of Medical Equipment..     337,889      504,015
    Management and Other.....................     298,356      507,452
                                               ----------   ----------
                                               $3,122,953   $3,772,925
                                               ==========   ==========

Operating Profit (Loss):
    Diagnostic Imaging.......................  $  322,314   $  531,581
    Sales and Services of Medical Equipment..    (171,083)    (581,856)
    Management and Other.....................    (644,986)    (610,464)
                                               ----------   ----------
                                               $ (493,755)  $ (531,581)
                                               ==========   ==========

     Diagnostic Imaging. Net operating revenue from diagnostic imaging services decreased 10% in 1995 as compared to 1994. MRI revenue of Tampa MRI accounted for $116,575 of the decrease. This decrease is mainly related to an 8.7% decrease in the average revenue per procedure. Tampa MRI has been successful in obtaining several managed care contracts. Managed care contracts provide for fixed charges per patient, generally lower than the charges obtainable for other patients, which should be offset by an increase in the number of procedures performed. MRI revenue of Medcross Imaging, Ltd. decreased $367,101 in 1995 as compared to 1994. This decrease was caused by a decrease in the number of MRI procedures performed of 17% and a decrease in the average revenue per procedure of 8%. The decrease in the average revenue per procedure of Medcross Imaging, Ltd. is mainly due to the decrease of the per procedure charges to the hospital clients pursuant to service contracts placed into effect on October 1, 1995. These contracts extended the service period to the hospitals from February 29, 1996 to February 28, 1997. While the charge per procedure is reduced, each hospital must meet specific monthly minimum quotas. The decrease in the number of patients treated by Medcross Imaging, Ltd. was caused by increased competition in the area. A mobile MRI company began providing service to a local hospital in the first quarter of 1995. The hospital closed in June 1995 and the mobile company opened an MRI center in St. Petersburg, Florida which creates direct competition for Medcross Imaging, Ltd. The two client hospitals to which Medcross Imaging, Ltd. provides service have recently obtained a large managed care contract. Management believes that this contract will increase the number of patients treated in 1996. The decreases of Tampa MRI and Medcross Imaging, Ltd. were offset by the inclusion of Urological Ultrasound Services of Tampa Bay, Inc. ("UR") which was acquired and included in the consolidated financial statements of the Company effective October 1, 1994. On May 1, 1995 the Company transferred its ultrasound operations to Tampa MRI. The inclusion of the ultrasound operations resulted in an increase in diagnostic imaging revenue of $208,926 in 1995 as compared to 1994. The revenue from these operations, as a wholly owned subsidiary and a joint venture combined, declined 12% in 1995 as compared to 1994. This decline was due to a decrease in the average revenue per patient of 24%. This decrease was due to the direct billing by the physicians, to whom services are provided, of the professional portion of the procedures performed. In addition, guidelines issued by the American Medical Association have bundled two of the procedures, whereby in the event procedures are performed at the same time, reimbursement for only one of those procedures is made. Management believes that this will not have a material adverse effect on the operations of the ultrasound services.

     Net operating revenue from diagnostic imaging services increased 8% in the fourth quarter of 1995 as compared to the third quarter of 1995. MRI revenue of Tampa MRI and the ultrasound operations increased 29% and 27%, respectively, while MRI revenue of Medcross Imaging, Ltd. decreased 16%. The increase in the revenue of Tampa MRI and ultrasound operations is due to an increase of the number of procedures performed of 31% and 20%, respectively. The decrease in net operating revenue of Medcross Imaging, Ltd. is due to a 26% decrease in average revenue per procedure, offset by a 14% increase in the number of procedures performed. This decrease in average revenue per procedure is due to the renegotiated contract prices to the hospitals that are serviced by Medcross Imaging, Ltd.

     The operating profits from diagnostic imaging services decreased 51% in 1995 as compared to 1994. This decrease included a decline in operating profit from MRI services of $376,759, slightly offset by the operating profit from ultrasound services of $38,334. Total operating expenses for diagnostic imaging services increased $63,675 in 1995 as compared to 1994. Operating expenses from ultrasound services increased $170,592 in 1995 as a result of only having three months of operations in 1994. This was offset by a decrease of $106,917 in total operating expenses for MRI services. The provision for doubtful accounts for diagnostic imaging services increased $61,202 in 1995 as compared to 1994. $16,211 of this increase was due to the inclusion of ultrasound services in 1995.

     The operating profits from diagnostic imaging services increased from $21,339 in the third quarter of 1995 to $63,845 in the fourth quarter of 1995. Tampa MRI and the ultrasound operations showed increased operating profits of $25,132 and $13,954, respectively, while Medcross Imaging, Ltd. showed decreased operating profit of $23,238. The net increase in operating profit for diagnostic imaging services was due to an increase in number of procedures performed in the fourth quarter of 1995, offset by a decrease in the average revenue per procedure.

     During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Legislation passed in the State of Florida, where all of the Company's diagnostic imaging services operate, placed a fee cap on diagnostic imaging services. An injunction has been obtained preventing the State of Florida from enforcing the fee cap. See "Legal Proceedings." In addition, approximately 80% of the patients treated by the Company's ultrasound operations are Medicare beneficiaries. Medicare has issued final regulations eliminating reimbursement to independent physiological laboratories for the procedures the Company performs. This will have a significant effect on the Company's ultrasound operations. See "Business of Medcross--Regulatory and Legislative Developments."

     Foreign Sales and Service of Medical Equipment. The Company sells and services used and refurbished computerized tomography ("CT") scanners in the People's Republic of China through its own office in Beijing and a joint venture company, Shenyang Medcross Huamei Medical Equipment Company, Ltd. ("SMHME"), of which it owns 51%. During the last four months of 1994, the Beijing office completed the installation of two CT scanners, and SMHME completed the installation of one CT scanner. In the first quarter of 1995, the Company's Beijing office completed the installation of two additional CT scanners. On May 31, 1995, the Beijing office was closed and the responsibilities for the parts depot and the remaining inventory have been transferred to SMHME. Various issues have been raised by the purchasers in China regarding maintenance of scanners, parts depot, etc. The Company has received $125,000 in payments through December 31, 1995. However, the Company has elected to fully reserve for all amounts due to the Beijing office for the four scanners installed. This resulted in an expense of $126,910 in 1995 and $188,842 in 1994 and an allowance for doubtful accounts of $315,753 as of December 31, 1995. In June 1995, the Company wrote down one of the CT scanners in inventory to what management believes is fair market value. This resulted in $49,122 of additional cost of goods sold. The Company has decided to sell its Beijing operations, and has held discussions regarding the sale of the China operations. No assurance can be given regarding the outcome of such negotiations.

     Management and Other. Net operating revenue from management and other activities decreased by $209,096 in 1995 as compared to 1994. A significant portion of the decrease, $106,406 was related to the management contract with Bay Area Renal Stone Center ("BARSC"). This contract accounted for $133,881 in management fees in 1994 and $27,475 in management fees in 1995. In 1992 BARSC sold a 65% ownership interest in its operations to CORAM, a publicly-held corporation. In August 1994, upon renewal of the Company's management contract, its responsibilities were reduced to providing financial services. In 1995, BARSC sold the remaining 35% ownership interest in its operations to CORAM. In August 1995, the Company's management contract with BARSC was terminated.
UUSTB, the unconsolidated subsidiary, accounted for $81,222 of the decrease in 1995. These management fees were included in the consolidation because this partnership was recorded on an equity basis. In 1995, any management fees collected from UR were eliminated in consolidation. The management contract with International Prostate Partners accounted for $32,100 of the decrease. The patient case load of International Prostate Partners and its wholly owned foreign subsidiary was insufficient to support its operating expenditures. Therefore, in 1994, the operation was closed down and the equipment stored pending FDA approval of the technology. This resulted in the reduction of the Company's management fee revenue. In August 1994, upon the sale of the Company's interest in International Prostate Partners, the management contract was terminated. The annual management fee revenue based upon contracts currently in effect is $245,160. The net operating loss for management and other activities increased $34,522 in 1995 to $644,986. This increased loss is related to the reduced revenue described above offset by a decrease in corporate overhead expenses of $174,574. Salaries and benefits decreased $141,417 and other operating expenses decreased $28,156 in 1995 as compared to 1994.

     The operating loss from management and other activities decreased $138,519 in the fourth quarter of 1995 as compared to the third quarter of 1995. This fourth quarter decrease is due to a decrease in salaries and benefits of $22,389, a decrease in other operating expenses of $129,359, offset by a decrease in net operating revenue of $11,675. Total operating expenses for the fourth quarter of 1995 included consulting expenses that are not expected to recur in 1996.

     Consolidated Operating Results. Net operating revenue of the Company decreased 17% in 1995 as compared to 1994. This was a result of decreased revenue of diagnostic imaging services, foreign operations, and management fee revenue. Cost of goods sold was entirely related to the sale and service of CT equipment in China. Salaries and benefits decreased by $130,459 in 1995 as compared to 1994. This decrease was in the area of management and other ($141,417) offset by an increase in salaries and benefits for diagnostic imaging services of $10,492. The decrease in repairs and maintenance expenses and depreciation and amortization was mainly related to diagnostic imaging services. The provision for doubtful accounts increased $61,202 for diagnostic imaging services, offset by a decrease in the provision for doubtful accounts for foreign operations of $61,932. Other operating expenses decreased $132,379, of which $126,173 was due to the reduction in expenses of the foreign operations.

     Net operating profit of the Company in the fourth quarter of 1995 was $111. This is an increase of $162,251 over the operating loss of $162,140 in the third quarter of 1995. This increase is due to increase in the operating profit of diagnostic imaging and management and other activities. Overall, net operating revenue increased 5% and total operating expenses decreased 17% in the fourth quarter of 1995 as compared to the third quarter of 1995. Management expects the increase in net operating revenue and the decrease in operating expenses to continue in the first quarter of 1996.

     The decrease in interest expense in 1995 as compared to 1994 was due to the reduction of the long-term debt. The decline in interest income was related to reduced cash balances. The difference between the decrease from unconsolidated subsidiaries in 1995 and the loss from unconsolidated subsidiaries in 1994 is primarily attributable to a $71,250 write down in 1994 of the Company's cost basis investment in International Prostate Partners, which ceased operations in 1994, and to the recognition of a gain in 1995 from the sale of the Company's ownership interest in the same partnership.

Three and Nine Months Ended September 30, 1996 Compared to Three and Nine Months Ended September 30, 1995

     The following table represents the net operating revenue and operating profit (loss) of the Company for each category of service offered. The historical results of operations for the Company include the acquired operations of ILINK from February 13, 1996 through September 30, 1996. The net operating revenue and operating profit (loss) shown are net of intercompany transactions that were eliminated in consolidation.

                                                    Three Months                     Nine Months
                                                 Ended September 30,              Ended September 30,
                                              -------------------------       -------------------------
                                                  1996          1995             1996           1995
                                              -----------    ----------       -----------    ----------
Net Operating Revenue:
  Diagnostic Imaging........................  $   444,809    $  534,049       $ 1,496,899    $1,907,911
  Sales and Services of Medical Equipment...           --            --                --       337,889
  Network Services..........................       64,297            --           136,661            --
  Management and Other......................       61,290        72,965           183,870       237,066
                                              -----------    ----------       -----------    ----------
                                              $   570,396    $  607,014       $ 1,817,430    $2,482,866
                                              ===========    ==========       ===========    ==========

Operating Profit (Loss):
  Diagnostic Imaging........................ $(    31,653)   $   21,339       $    61,280    $  258,469
  Sales and Services of Medical Equipment...  (     4,484)       44,921           (22,582)     (197,230)
  Network Services..........................   (2,245,133)           --        (6,174,533)           --
  Management and Other......................   (  152,993)     (228,400)         (365,399)     (555,105)
                                              -----------    ----------       -----------    ----------

                                              $(2,434,263)  $(  162,140)      $(6,501,234)   $ (493,866)
                                              ===========    ==========       ===========    ==========

     Diagnostic Imaging. Net operating revenue from diagnostic imaging services decreased by 16.7% and 21.5% for the three and nine months ended September 30, 1996, respectively, as compared to the same periods in 1995. Medcross Imaging, Ltd. accounted for $63,901 and $324,684 of the decrease for the three and nine months ended September 30, 1996, as compared to the same periods in 1995. This decrease in revenue is primarily due to the decrease in the average revenue per patient, which was caused by a decrease in the per patient charge to the hospital clients pursuant to service contracts placed into effect on October 1, 1995. These contracts extended the service period to the hospitals from February 29, 1996 to February 28, 1997. While the charge per procedure is reduced, each hospital must meet specific monthly minimum quotas. The decrease in average revenue per patient was offset by an increase of 15% in the number of procedures performed for the three months ended September 30, 1996, compared to the same quarter in 1995. The number of procedures performed decreased 2% for the nine months ending September 30, 1996, compared to the same period in 1995. MRI revenue of Tampa MRI decreased $39,813 and $60,285 for the three and nine months ending September 30, 1996, respectively, as compared to the same periods in 1995. This decrease is due to a decrease in the average revenue per patient of approximately 25%, offset by increases in the number of procedures performed of 11.2% for the three-month period ending September 30, 1996 and 21.3% for the nine-month period ended September 30, 1996, compared to the same periods in the prior year. Tampa MRI has obtained and will continue its efforts to obtain managed care contracts.
The participation in the managed care environment has caused a decrease in the charges per procedure, however, these decreases have been partially offset by increases in the number of procedures performed. The revenue of the ultrasound operations increased 29% for the three-month period ended September 30, 1996 and decreased 10.8% for the nine-month period ended September 30, 1996, as compared to the same periods in 1995. This is mainly due to an increase in the number of procedures performed of 8.7% for the third quarter of 1996 and a decrease in the number of procedures performed of 7.1% for the nine months ending September 30, 1996, respectively, as compared to the same periods in 1995. Overall, revenue from diagnostic imaging services has decreased due to a decrease in average revenue per procedure of 25% and 20.7% for the three and nine months ending September 30, 1996 as compared to the corresponding periods of 1995. This decrease has been partially offset by an increase in the number of procedures performed of 11.1% for the three months and 1% for the nine months ending September 30, 1996, as compared to the same periods of 1995.

     The operating profit from diagnostic imaging services decreased by $52,992 for the three-month period ending September 30, 1996, compared to the same period in 1995. The decrease was caused by a decline in operating profit from Medcross Imaging, Ltd. of $53,046, a decrease in operating profit from Tampa MRI's MRI operations of $19,472, offset by an increase in the operating profit of the ultrasound operations of $19,526, compared to the corresponding periods of the prior year. The operating profit from diagnostic imaging services decreased $197,189 for the nine-month period ending September 30, 1996, compared to the same period in 1995. The decrease was caused by a decline in operating profit from Medcross Imaging, Ltd. of $236,011, offset by increases in operating profit from Tampa MRI's MRI operations of $34,364, and an increase in the operating profit of the Tampa MRI's ultrasound operations of $2,458, compared to the corresponding period of the prior year. The decline in the diagnostic imaging operating profit for the three-month and nine-month periods ending September 30, 1996 was a result of the decrease in diagnostic imaging revenue, offset by a decrease in total operating expenses for diagnostic imaging of $36,248 for the three months ended September 30, 1996 and $213,823 for the nine months ended September 30, 1996 as compared to the same period in 1995.

     The Company is considering the sale of its diagnostic imaging business in light of the Company's focus on the business of ILINK; however, no final decision has been made with respect to any such sale and there can be no assurance that such business will be sold.

     During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Legislation passed in the State of Florida, where all of the Company's diagnostic imaging services operate, placed a fee cap on diagnostic imaging services. An injunction has been obtained preventing the State of Florida from enforcing the fee cap. See "Legal Proceedings."

     Sales and Service of Medical Equipment. The Company sells and services used and refurbished computerized tomography (CT) scanners in the People's Republic of China through a joint venture company, Shenyang Medcross Huamei Medical Equipment Company, Ltd. (SMHME), of which it owns 51%. In the first quarter 1995, the Company's Beijing office, which was closed on May 31, 1995, completed the installation of two CT scanners. The responsibilities for the parts depot and the inventory of the Company's Beijing office were transferred to SMHME. The Company has elected to fully reserve for all amounts due from the sale of the CT scanners sold by its Beijing office. This resulted in an expense of $281,438 in the first quarter of 1995 and an allowance for doubtful accounts of $315,753 as of September 30, 1996. The Company has held discussions regarding the sale of its Beijing operations. No assurance can be given regarding the outcome of such discussions.

     Management and Other. Net operating revenue from management and other activities decreased by $11,675 in the third quarter of 1996 as compared to the same period in 1995 and by $53,196 for the nine months ended September 30, 1996 as compared to the same period in 1995. The decrease was primarily related to the management contracts with Bay Area Renal Stone Center ("BARSC"). The BARSC contract accounted for $11,775 and $27,475 in management fees for the three and nine month periods in 1995, respectively, and no management fees in 1996. The net operating loss from management and other activities decreased 33% and 34% in the three-month and nine-month periods ended September 30, 1996, respectively, as compared to the same periods in 1995. Corporate overhead expenses decreased $87,082 and $242,902 for the three-month and nine-month periods ended September 30, 1996, respectively, as compared to the same periods in the prior year.

     Telecommunications Network and Related Services - ILINK. The operating revenue of network and related services from ILINK was $64,297 for the third quarter of 1996 and $136,661 for the nine months ended September 30, 1996. The net operating loss from network and related services was $2,245,133 and $6,174,533 for the three and nine months ending September 30, 1996. The expenses incurred by ILINK during the third quarter were primarily attributable to the build-out of the ILINK network. This network is utilized in delivering ILINK's products and services. The loss was primarily due to the write-off of research and development costs purchased of $2,034,103 in the first quarter of 1996 and the additional amortization of intangibles of $1,070,257 and $1,594,666 for the three and nine months ending September 30, 1996, respectively. These intangible assets were recorded pursuant to the purchase of the common stock of ILINK by the Company. Excluding the purchased research and development costs written-off and the additional amortization, the operating loss of network and related services was $1,174,876 and $2,545,764 for the three and nine months ending September 30, 1996, respectively. ILINK expenditures to date have been primarily related to the development of its communication product, Fax4Less, which is to be released in the near future. These expenditures include software research and development, network equipment, network buildout, operational facilities and infrastructure. Expenditures also include the formation of a sales and marketing team, personnel and plan.

     Consolidated Operating Results. Net operating revenue of the Company decreased 6% in the third quarter of 1996 compared to the same quarter of 1995 and 26.8% for the nine months ended September 30, 1996 compared to the same period in the prior year. This decrease was mainly due to the sale of CT scanners in China during the first quarter of 1995 and none in 1996 and the decrease in the net operating revenue of diagnostic imaging services in 1996 as compared to 1995. Salaries and benefits increased $407,737 and $562,402 for the three and nine months ending September 30, 1996, respectively, compared to the same periods in 1995. This increase was due to the inclusion of salaries and benefits of $410,432 and $783,346 from network and related services during the third quarter 1996 and the nine months ended September 30, 1996, respectively, which was offset by a decrease in salaries and benefits for diagnostic imaging, sales and service of medical equipment and management and other of $2,695 and

$220,944 during such periods. Depreciation and amortization increased $1,144,519 in the third quarter of 1996 compared to the third quarter of 1995 and increased $1,707,452 for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 due to the inclusion of ILINK, which consists mostly of the amortization of goodwill, offset by a decrease from diagnostic imaging. The provision for doubtful accounts increased $48,224 in the third quarter of 1996 compared to third quarter of 1995 and decreased $184,558 for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. This change is due to the collection, in the second quarter of 1995 of amounts previously written-off, and the write-off of the receivables due from the foreign operations in the first quarter of 1995, none of which occurred in 1996. Other operating expenses increased $117,883 in the third quarter of 1996 compared to the third quarter of 1995. This increase is due to the inclusion of $269,475 from network and related services, offset by a decrease of operating expenses of $134,893 from diagnostic imaging, sales and service of medical equipment, and management and other activities. In the nine months ended September 30, 1996, other operating expenses increased $633,235 compared to nine months ended September 30, 1995. This increase is due to the inclusion of operating expenses from network and related services of $953,793 offset by a decrease in operating expenses of $303,559 from diagnostic imaging, sales and service of medical equipment, and management and other activities.

Liquidity and Capital Resources

     As a consequence of the ILINK Acquisition and concurrent and subsequent financings, most of the Company's balance sheet items at September 30, 1996 have significantly increased from their respective levels at September 30, 1995. Concurrent with the Company's acquisition of the securities of ILINK in February 1996, the Company issued an aggregate of $1 million in 10% Notes and received net proceeds of $845,000. The proceeds of such offering were used to pay operating expenses and certain other indebtedness of ILINK. In the second quarter of 1996, three loans evidenced by promissory notes, totalling $500,000, were made to the Company. The proceeds of these notes were used to pay operating expenses and certain outstanding indebtedness of ILINK. Warrants to purchase up to 150,000 shares of the Common Stock of the Company were issued in conjunction with these promissory notes.

     In September 1996, the Company closed an offering of 240,000 shares of its Class C Preferred Stock, the gross proceeds of which were $14.4 million. The net proceeds were earmarked for furthering operations of ILINK and will be used to repay short-term debt, to pay for software licensing fees and current payables, to fund network operations, to pay for marketing and advertising programs, to expand ILINK's network infrastructure and marketing, and for general working capital purposes. Simultaneous with the closing of the private placement of the Class C Preferred Stock, the Company issued $717,000 in the aggregate of 8% Convertible Promissory Notes, the proceeds of which will be used to further the operations of ILINK and which are due April 1, 1997.

     During the first quarter of 1995, the Company received advances totaling $218,000 from Mortgage Network International, payable on demand. One of the Company's directors has management control over Mortgage Network International. The advances were subsequently formalized by the Company issuing a Promissory Note bearing interest at 1% over prime rate of Southwest Bank of Texas, N.A. with a maturity of October 1, 1995. Subsequent to October 1, 1995, the Company and Mortgage Network International modified the note such that: (i) a principal payment in the amount of $88,000 is due and payable on December 31, 1996; (ii) interest thereon is payable monthly at a rate of 10.5%; and (iii) the remaining principal amount of $130,000 with interest thereon at the rate of 10.5% will be paid in 36 equal monthly payments of $4,225.32 beginning December 10, 1995.

     Working capital used by operations was $1,170,855 for the third quarter of 1996 as compared to working capital used by operations of $99,141 in the third quarter of 1995. The working capital used by operations for the nine months ended September 30, 1996 was $2,428,489, compared to working capital provided by operations of $74,071 for the nine months ended September 30, 1995. The working capital position of the Company was $4,325,256 at September 30, 1996 and a deficit of $315,573 at December 31, 1995. Cash flow used by operating activities was $2,149,923 and $3,016,238 for the three and nine months ended September 30, 1996 compared to cash flow provided by operations of $543 and $156,525 for the same periods in 1995. Cash flow used by operating activities includes $1,958,255 and $2,765,408 attributable to the inclusion of ILINK in 1996. Investing activities during the nine-months ending September 30, 1996 related to the purchase of additional computer equipment for ILINK.

     During the three and nine months ended September 30, 1996, the Company reduced a portion of its long term debt and capital lease obligations by $70,836 and $408,941, respectively. The Company increased its capital lease obligations by $84,936 and $744,824 for the three and nine month periods ended September 30, 1996 due to the purchase of computer equipment for ILINK. Notes payable to related parties were reduced by $625,500 and $693,333, for the three and nine months ended September 30, 1996, respectively. Notes payable to others were reduced by $703,000 and were increased by $557,425, for the three and nine months ended September 30, 1996, respectively. These reductions include indebtedness of ILINK. The inclusion of ILINK in the first quarter of 1996 increased capital lease obligations by $99,001, notes payable to related parties by $693,333, and notes payable to others of $104,575. As of September 30, 1996, the balance outstanding under the FUNB line of credit was $310,000. The Company was in violation of loan covenants regarding cash flow coverage ratios and past days sales in accounts receivable under the line of credit at September 30, 1996. However, FUNB has waived such non-compliance through December 31, 1996. The Company and FUNB reached an agreement pursuant to which the Company has agreed to secure alternative financing to repay amounts outstanding under the Line of Credit by June 30, 1996; however, the Company was unable to secure such financing, so that the Company is obligated to repay amounts outstanding under the Line of Credit in increments of $10,000 per month which commenced July 1, 1996, pursuant to the Company's agreement with FUNB, subject to negotiation of the terms of a balloon payment thereafter.

     During the remainder of 1996 and 1997, the Company plans to utilize its cash to fund the cash flow deficit related to the business of ILINK and to market Fax4Less and subsequent product offerings. The Company anticipates that cash requirements in these areas will be at increasingly higher levels than those experienced in the first three quarters of 1996 in preparation for initial market penetration of Fax4Less. To a large extent, the Company's ability to develop and market Fax4Less and other products and the timing thereof is dependent on the working capital and financing alternatives available to the Company. The Company expects to fund a significant portion of its equipment purchases through its arrangement with IBM Credit Corporation or financing arrangements with other institutions. The Company's working capital may be derived from several sources, such as cash from operating activities, public or private financings and asset sales. The Company may sell certain operating or other assets which are underutilized or deemed not to be a part of its ongoing operations. There are, however, no definitive arrangements for any such asset sales. The Company has outstanding warrants to purchase an aggregate of 331,126 shares of Common Stock at $1.51 per share (see "Legal Proceedings"), 750,000 shares of Common Stock at $2.50 per share, 80,000 shares of Common Stock at $4.00 per share and 40,000 shares of Common Stock at $4.00 per share, subject to adjustment. In addition, the Company has outstanding options to purchase 100,000 shares of Common Stock at $1.00 per share. The closing sale price of the Company's Common Stock was $5.50 on December 10, 1996. There can be no assurance, however, that any of such warrants or options will be exercised.


     The Company believes that its anticipated short-term needs for working capital will be adequately met by the utilization of existing cash balances and available credit from its arrangement with IBM Credit Corporation or other institutions. However, the Company anticipates that additional funds will be necessary from public or private financing markets to successfully integrate and expand the business of ILINK and to discharge outstanding indebtedness, including the 8% Notes, the Mortgage Network International advances and the outstanding balance of the FUNB line of credit. The availability of such capital sources will depend on prevailing market conditions, interest rates, and financial position and results of operations of the Company. Therefore, there can be no assurance that such financing will be available, that the Company will receive any proceeds from the exercise of outstanding warrants or that the Company will not be required to issue significant debt or equity securities in order to obtain additional financing.


                               BUSINESS OF ILINK

Overview

     ILINK is in the business of delivering business communications services via the emerging worldwide data communication networks (which includes the Internet). ILINK seeks to provide business communications solutions and enhanced capabilities to existing users of traditional telecommunications services, at substantial cost savings to its customers through utilization of the Internet and other existing data communications networks. ILINK's first business communications product will be marketed under the name "Fax4Less/TM/."

Fax4Less

     The Core Product. Fax4Less is ILINK's core business communications product. It enables the user to utilize its existing fax machine to send a fax long distance to its ultimate destination, with a significant savings on long distance telephone charges. Transmission of the data takes place primarily via flat rate-based data lines such as those found on the Internet. No special fax equipment is required for the user, the person who receives the fax does not need to be a subscriber to Fax4Less and does not need any equipment other than a conventional fax machine to receive the fax. The fax arrives in the same form and in the same amount of time as a conventional fax transmission.

     The Company believes there are approximately 3.5 million fax machines in use in the United States today, the users of which incur long-distance charges of an average of $500 or more per machine, per month, 3.5 million fax machines that average $200 per month in long distance charges and 11 million fax machines that average $100 or less per month. Those users represent ILINK's initial target market. The service is expected to be available at or about the end of 1996. The Company believes Fax4Less significantly reduces costs immediately, while in many cases, providing better fax service.

     ILINK will pursue a multi-tiered infrastructure strategy. In some cases, ILINK will establish its own POP. In others, ILINK will partner with national and recognized telephone service resellers and Internet Service Providers ("ISPs"), incenting those organizations to provide the needed POPs consistent with ILINK service requirements. ILINK will establish its own POPs incrementally as business needs dictate. Installation of the POPs is a simple process involving pre-configured Fax Engines and communications lines.

     ILINK will use NOCs to monitor and maintain the ILINK network. Successful management of the network is critical to providing the highest level of support.

     The Fax Engine/TM/ represents ILINK's method-patent pending technology. This technology enables a conventional fax machine to communicate with another conventional fax machine via a data communication network such as the Internet, that utilizes the TCP/IP communications protocol. TCP/IP is the communications protocol that allows a computer to access and communicate over data communication networks such as the Internet. Fax Engines are located at ILINK POPs which cover strategic local dialing areas and provide the service infrastructure. Thus, cost for the transmission is the cost of a local call plus access to the worldwide inter-network similar to current computer access to the Internet.

     By way of illustration, a subscriber in New York wishing to send a fax from New York to Houston dials a local Fax Engine located at ILINK's New York POP, enters a personal identification number and a destination number, and sends the fax just as he or she normally would via facsimile. The New York Fax Engine receives the fax, then routes it for delivery by area code and local exchange prefix to the appropriate Fax Engine in Houston via the ILINK network. A local phone call to the recipient fax machine is placed by the Houston Fax Engine, and the fax is delivered. A report of the transaction, including notification of receipt and/or any error handling, is sent to the New York subscriber.

     The Fax4Less Methodology. ILINK services are founded on method-patent pending technology that allows conventional fax machines to communicate via TCP/IP driven networks. This means that devices such as fax machines can be used as they currently are used, but users will no longer need to access communications lines that charge distance-based rates. A subscriber can transmit faxes via ILINK outside local dialing areas for the cost of a local call. This technology is housed in an ILINK "fax engine" (consisting of computer and networking hardware and proprietary software) at an ILINK POP. In addition to connecting devices, the engine provides self-diagnostic software designed to prevent service failure. And, it stores data and statistics on account information and system usage, allowing ILINK to immediately monitor capacity and enhance functionality.

     Technological Advantages. ILINK's fax transmission method provides several technological advantages over traditional point-to-point transmission. Some of these advantages are discussed below.

          It maximizes fax machine capabilities. In point-to-point fax
          -------------------------------------
          methodology, fax transmission speed is limited by the sometimes weak long-distance connection as well as the slower of the baud rates between the two fax machines. The Fax Engine allows the transmitting fax machine to operate at its maximum transmission speed irrespective of the capabilities of the fax machine receiving the transmission.

          It allows for reporting and archiving. Not all fax machines have
          -------------------------------------
          reporting capabilities. Since the Fax Engine handles the transmission, it creates and sends reports. Also, it can archive electronic copies of faxes. If desired, faxes can be retrieved to provide a history of a fax communication.

          It provides a base for other services. Once stored, the electronic
          -------------------------------------
          data can be sent to a variety of types of (and number of) recipients. These services are described below.

Market Opportunities

     The Company believes there are an estimated 3.5 million fax machines in use in the United States today, the users of which incur long-distance charges of an average of $500 or more per machine per month, 3.5 million fax machines that average $200 per month in long distance charges and 11 million fax machines that average $100 or less per month. Those users represent ILINK's initial target market. The long distance fax market has been estimated to be a $30 billion market in the United States alone.

     Opportunity to Provide Substantial Savings to Fax User. Utilization of Fax4Less will afford the opportunity to substantially reduce the long distance data transmission charges presently borne by the current user of traditional fax machines. Charges for the use of land-line networks traditionally utilized by fax machines are generally based on time and distance, often resulting in substantial long distance charges. In contrast, the charges associated with the new data communications networks (such as the Internet) are generally fixed.

     Integration of Distinct Networks. There are currently a number of distinct information-carrying networks. Telephone, cable, wireless, and private and public networks are primary examples. Technologies supporting these networks will continue to integrate and evolve, allowing for previously unavailable opportunities for information distribution and access. The current business infrastructure presents impediments to the easy use of those networks. For example, in the fax industry there is a proliferation of fax or fax-like communication technologies, including fax machines, fax servers, fax software and e-mail. But these technologies are not well integrated; a party wishing to send information to others may have to format and send the data several different ways depending on the messaging equipment and systems available to the recipients.

     Opportunity to Deliver Enhanced Capabilities. The TCP/IP networking protocol and new transmission media such as are often associated with the Internet offer the possibility of substantially improved data communication. However, as highlighted above, telephones and fax machines are not TCP/IP-enabled. In order to take full advantage of the TCP/IP protocol and the Internet, users first must own or have access to a computer, and then need access to the Internet. Therefore, telephones and fax machines utilize traditional land-line telecommunications networks to transmit their voice and data. Charges for the use of those traditional networks are generally based on time and distance, often resulting in high long distance charges. In contrast, the charges associated with the new data communications networks (such as the Internet) are generally fixed.

     Market Response. Many of the responses seen in the marketplace to the opportunities discussed above are problematic in that they are often computer-oriented. Solutions typically require that a user (i) own a personal computer;
(ii) have access to the Internet or an intranet, and (iii) have software compatible with software other users own. This significantly limits the market for the solution. Moreover, the responses often follow a product approach rather than a service approach. The product approach, usually modeled after the same approach followed by computer software vendors, imposes further requirements on the user. The approach requires version management, with users required to ensure that their software is current; it requires training, and re-training as procedures change; and gives a customer an interface-driven product that often has more capacity than a user needs.

Target Markets

     Management of ILINK categorizes its domestic and international target facsimile user markets as follows: (i) small and medium sized businesses (less than 500 employees); (ii) large businesses (500 or more employees); and (iii) vertical markets. ILINK's primary target market consists of small and medium sized businesses.

     Small and Medium-Sized Businesses. Small and medium-sized businesses often have a difficult time obtaining and using technology. Typically, they lack the resources and/or expertise needed to obtain strategic advantage from state-of-the-art technology. Although ILINK defines small and medium-sized businesses as businesses with less than 500 employees, it is also important to note that departments or offices within larger businesses may also be placed in this category. Larger businesses can dedicate resources and/or funds to technology customization or even technology development. Smaller businesses often must accept off-the-shelf solutions designed for general use. Ultimately, per-fax costs are typically higher for smaller businesses. ILINK believes that its services are of significant strategic advantage to small businesses. Without having to adopt new technology or procedures, small and medium-sized businesses can immediately save money crucial to their bottom line.

     Large Businesses and High-End National Accounts. Large businesses and high-end national accounts (Fortune 2000) have significant fax traffic. These businesses may utilize equipment and technologies that counter long-distance costs. However, ILINK expects to profit from targeting such businesses. For example, the Company believes many of these businesses presently incur monthly land-line long distance telephone charges of $800 to $1,200 per fax machine. Management believes those businesses could realize substantial savings from ILINK's services.

Distribution Plan

     ILINK will target the following distribution methods: (i) direct sales utilizing independent sales agents; (ii) reselling through independent telephone company, or "Telco", resellers; (iii) reselling through Internet service providers ("ISPs"); (iv) reselling through cable/broadcasting companies; (v) reselling through direct sales organizations; (vi) direct sales to top national accounts and vertical market resellers ("VMRs"); (vii) COMDEX channels; (viii) leveraging OEM channels; and (ix) telemarketing/telesales.

     Direct Sales. The Company intends to utilize independent sales agents for direct sales of the Company's products on a commission basis.

     Reselling. It is ILINK's intention to offer telephone service resellers, cable and broadcast companies, ISPs and direct sales organizations significant partnering opportunities, but as of the date hereof no formal relationships have been established. By adding ILINK services to their current list of services, these potential partners enhance their competitive position in highly competitive and increasingly fragmented markets. With ILINK incentives, they also stand to increase their revenue and profit margin by positioning Fax4Less as a value-added competitive service.

     COMDEX Channels. Suppliers of telecommunications equipment, such as office equipment stores, computer dealers, and office supply superstores represent a direct interface to many targeted ILINK customers. For example, over 20% of fax machines are purchased from office equipment dealers or supply superstores.
This represents a significant, well-established channel for ILINK. ILINK can also create a fax driver that allows a customer to both subscribe to ILINK's service and interface with existing fax software. This gives ILINK a "fax service in a box" capability and a shelf presence.

     OEM Channel. Market building with OEMs also represents significant opportunity to ILINK. Sales incentives will motivate OEMs to provide a highly targeted marketing channel for ILINK campaigns.

     Telemarketing. ILINK will utilize the telemarketing and telesales channel employed by many service providers. As in the example of current business communications providers, ILINK will directly contact customers in strategic markets, stressing the significant cost benefits associated with ILINK services while fielding sales inquiries derived from advertising.

Technology Issues

     ILINK intends to establish POPs at strategic locations in the United States and, eventually, worldwide, to allow subscribers to access ILINK's network locally. ILINK's fax network will be a high-speed interconnected network of POPs. ILINK will create its network by leasing high-speed data lines and/or partnering with existing communications and Internet service entities that currently provide access to such lines.

     Capacity. Capacity, or lack thereof, is a frequently discussed topic with regard to data transmission via the Internet or worldwide data communications networks. "Slow service" resulting from inadequate capacity is one of the common complaints among Internet users. Capacity is a function of "bandwidth" on the network or the ability of the infrastructure to carry potentially large amounts of data to and from large numbers of users. Bandwidth is a perceived threat to communication via non-traditional transportation modes. ILINK's network is owned and managed by ILINK. In some cases, parts of the network may be contractually provided by other entities in the future. However, management believes ILINK has the ability to monitor and manage all of its network capacity. ILINK Fax Engines monitor and store statistical capacity-related data. Transmission locations, transmission size, and transmission times are easily stored and accessed by the ILINK system. An ILINK Network Operations Center ("NOC") monitors data and can immediately detect when utilization levels are high. ILINK can then add capacity as needed. Because ILINK data is associated with a specific service (e.g., faxes) and is transmitted between (and encoded and decoded by) ILINK Fax Engines, the type and purpose of the data is well understood and "overhead" bandwidth needs are better addressed. Data segmentation gives the Fax Engines additional ability to maximize capacity. As a result ILINK uses bandwidth up to four times as efficiently as traditional fax systems do over the same medium.

     Security. Security is a major concern associated with Internet data transmission. ILINK controls the routing of data from one POP to another. Management believes that ILINK's system provides a measure of security that actually makes fax transmission more secure than using traditional facsimile methods.

Competition

     The market for business communications services is extremely competitive. The Company believes that its ability to compete in ILINK's business successfully will depend upon a number of factors, including the pricing policies of competitors and suppliers; the capacity, reliability, availability and security of ILINK's network infrastructure; market presence and channel development; the timing of introductions of new products and services into the industry; ease of access to and navigation of the Internet or other such networks; the Company's ability in the future to support existing and emerging industry standards; the Company's ability to balance network demand with the fixed expenses associated with network capacity; and industry and general economic trends.

     While the Company believes there is currently no competitor in the North American market providing the same type of services in the same manner as the Company, there are many companies that offer business communications services, and therefore compete with the Company at some level. These range from large telecommunications companies and carriers such as AT&T, MCI, Sprint and LDDS, to smaller, regional resellers of telephone line access. These companies, as well as others, including manufacturers of hardware and software utilized in the business communications industry could in the future develop products and services that could compete with those of the Company on a more direct basis. These entities are far better capitalized than the Company and control significant market share in their respective industry segments. In addition, there may be other businesses that are attempting to introduce products similar to the Company's for the transmission of business information over the Internet. There is no assurance that the Company will be able to successfully compete with these market participants.

ILINK's Material Contractual Arrangements

     RSA. ILINK is a party to a master license agreement dated January 9, 1995 with RSA pursuant to which ILINK received a non-exclusive right to develop and distribute software products that incorporate RSA's data encryption security software. The agreement requires ILINK to pay $150,000 for the right to incorporate RSA's software in software products developed and distributed by ILINK and licensed to up to 150,000 persons. ILINK is also required to pay an annual maintenance fee of $5,000. The RSA agreement is important to ILINK's business because RSA's technology allows ILINK to provide substantial security protection to the users of Fax4Less. However, management believes that data encryption software is available from other vendors. The loss of RSA as a vendor would have a material adverse effect on the Company.

     AT&T. ILINK leases such number of data network communication lines from AT&T as ILINK's business demands. Those telephone lines represent part of the infrastructure over which ILINK conducts its business. Generally, the Company is billed a fixed amount per circuit, the connection between two geographic locations. ILINK is committed to make minimum monthly payments of $75,000 for such lines over a 5-year period commencing March 1995. The arrangements with AT&T are presently being renegotiated, and it is not clear what the outcome of those negotiations will be. As of September 30, 1996, ILINK owes AT&T $370,000. Data network communication lines are available from other vendors. The loss of AT&T as a vendor could have a material adverse effect on the Company.

     IBM Credit Corporation. Prior to June 30, 1996 ILINK financed approximately $672,285 of equipment through IBM Credit Corporation. Under the terms of those credit arrangements, ILINK is obligated to pay approximately $60,000 every quarter. As of September 30, 1996, the amount due and payable to IBM Credit Corporation was $652,012. The Company is current under this Agreement.

     In September 1996, ILINK entered into a 24-month operating lease with IBM Credit Corporation relating to the financing of an aggregate of $3.5 million worth of equipment purchases. As a condition of that lease financing arrangement, ILINK obtained from Zions First National Bank a letter of credit totaling $1.575 million. These monies are held in an escrow account at Zions Bank, bear interest which is payable to the Company, and will be released when the lease expires. At the end of the lease, at ILINK's option, the equipment secured by the lease can be purchased at its fair market value.

     MFS Telecom, Inc. On June 21, 1996, ILINK entered into an Agreement for Terminal Facility Collocation Space with MFS Telecom, Inc. ("MFS"). Under the agreement, ILINK has the right, but is not obligated, to elect to occupy certain office and storage space and utilize MFS co-location services within commercial buildings at one or more leasehold sites held by MFS for the placement and operation of ILINK's telecommunications equipment and cabling. The agreement provides that MFS will make facilities in 21 major cities throughout the U.S. available to ILINK and expects to have an additional 30 sites in the U.S. and 7 international sites available to ILINK by year end. ILINK may elect to occupy any of such sites on a location-by-location basis. Although minimum occupancy terms, rentals and service charges vary somewhat from site to site and will be set forth in schedules to the agreement, rentals presently range from $500 to $1,000 per month and an $800 one-time initial charge per site and certain other additional charges for power, cross-connection fees and the like to be agreed upon at the time of election to occupy an MFS site. Management of ILINK believes that the MFS agreement provides ILINK with the opportunity to avail itself of strategic locations for POPs at competitive rates together with co-location and administrative services provided by MFS without the burden of long-term leases.

                              BUSINESS OF MEDCROSS

Radiological Diagnostic Services

     The majority of the Company's revenue in 1995 and 1994 was derived from owning and operating outpatient diagnostic imaging facilities in Florida. This revenue was primarily generated from two subsidiaries operating magnetic resonance imaging ("MRI") facilities. The Company is considering the sale of such business in light of the Company's focus on the business of ILINK; however, no final decision has been made with respect to any such sale and there can be no assurance that such business will be sold.

     On November 30, 1990, the Company closed on its limited partnership offering of Medcross Imaging, Ltd. ("Partnership"). The Partnership was formed for the purpose of purchasing a Philips T-5 MRI mounted in a mobile van to provide services to health care facilities on the southwest coast of Florida. The Partnership commenced operations in February 1991. During May and
June 1992, in a series of individual transactions, the Company acquired an additional 26.75% ownership interest in Medcross Imaging, Ltd. Prior to the acquisitions, the Company had a 41.5% ownership interest. The Company increased its ownership of Medcross Imaging, Ltd. to 80.75% on October 1, 1993 and 81.75% on October 1, 1994. The Partnership significantly upgraded the MRI to state-of-the-art performance in

August 1993 at a cost of over $250,000. The upgraded machine can now produce better images in less time, thereby increasing the profit potential of the mobile unit.

     In June 1993, the Company purchased Waters Edge Scanning Associates, Ltd., renamed "Tampa MRI" after the acquisition. Serving the Tampa, Florida market, the acquisition of this facility was consistent with Medcross's "cluster approach of operating multiple MRIs in a single market or adjacent markets. After the acquisition was complete, this MRI was upgraded for higher efficiency and better images and the facility was remodeled.

     In October 1994, the Company closed on the acquisition of a 75% ownership interest in Urological Ultrasound Services of Tampa Bay ("UUSTB") from Urology Ultrasound, Inc. Prior to the acquisition, the Company owned the other 25% ownership interest in UUSTB. The total consideration given for the 75% partnership interest was $168,162. The purchase price was determined by arms length negotiation and was paid in cash at the closing. The acquisition was accounted for under the purchase method of accounting. UUSTB was organized on September 9, 1987 and is in the business of providing mobile ultrasound services to urologic patients in west central Florida. When the Company acquired the 75% partnership interest in UUSTB from Urology Ultrasound, Inc., the partnership cased to exist. The Company immediately transferred all assets and liabilities of the partnership, except cash of $115,603, to Urological Ultrasound Services of Tampa Bay, Inc., a wholly owned subsidiary of the Company, formed for the purpose of this acquisition. Prior to the acquisition, the Company recorded its share of income and loss on its 25% ownership interest in UUSTB using the equity method. On May 1, 1995, the Company transferred all of the assets and certain liabilities of Urological Ultrasound Services of Tampa Bay, Inc. to Tampa MRI.

     Regulatory and Legislative Developments. The Company's medical diagnostic businesses are subject to federal law and various federal and state regulations. While the Company believes that its operations comply with applicable regulations, the Company has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretation of laws will not adversely affect the Company's operations.

     During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Many prominent physicians, legislators, medical ethicists, and others feel that ownership of imaging facilities can impair a physician's judgment about the need for a diagnostic test. Studies have shown that physicians who have an ownership interest in imaging facilities tend to refer more patients for diagnostic testing than physicians who have no ownership interest.

     On the federal level, a physician self-referral bill, introduced by Representative Fortney "Pete" Stark, passed Congress and was signed by President Clinton in 1993. The bill bans physicians from referring Medicare patients to imaging and almost any other type of diagnostic or therapeutic outpatient medical facility in which they have an ownership or financial interest, effective January 1, 1995. Many states, including Florida, Illinois, Minnesota, New York, and New Jersey, have passed laws regarding physician self-referral. Some simply require disclosure of ownership, while others restrict physicians from referring to facilities in which they have an ownership interest.

     The Florida legislature enacted the Patient Self-Referral Act of 1992, effective April 8, 1992. This Act prohibits physician self-referral to health care entities in which such physicians have a financial interest, effective October 1, 1994. Management believes these legislative and regulatory actions should have no material adverse effect upon the Company's existing operations. However, the Self-Referral Act also imposed a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement.

     Several lawsuits have been filed by various providers against the State of Florida in both federal and state court alleging, among other things, that the fee cap provision violates the Equal Protection Clause of the U.S. Constitution and seeking to enjoin the state from enforcing the fee cap provision. In July 1992, the United States District Court for the Northern District of Florida granted a permanent injunction in a case entitled Panama City Medical Center, Ltd., et al. vs. Robert B. Williams, et al. (File No. 92-40198-WS). State of Florida appealed the decision granting the federal court injunction and, on February 15, 1994, the U.S. Court of Appeals for the Eleventh Circuit reversed the decision of the lower court, finding that the fee cap provision did not violate the Equal Protection Clause and ruling that the entry of the injunction was in error. A motion for rehearing filed in the action has been denied and a petition has been filed seeking appeal to the U.S. Supreme Court. On June 30, 1992, the Florida Circuit Court, Second Judicial Circuit, enjoined the State of Florida from enforcing the fee cap provision. The Company intervened as a party plaintiff in the state court action. An injunction has been obtained preventing the State of Florida from enforcing the fee cap. The State of Florida appealed the issuance of that injunction. However, the Florida Supreme Court has dismissed the appeal and the Circuit Court action has been dismissed.

     The ultrasound services provided by the Company are related specifically to urology. Approximately 80% of the Company's patients are covered by Medicare. Therefore, changes in Medicare reimbursement rules and regulations may have a significant impact on the profitability of the Company's ultrasound operations. Reimbursement rates for procedures are set annually. The 1996 reimbursement rates for the procedures primarily performed by the Company were increased from between 1.7% to 2.1% over 1995's reimbursement rates.

     On March 20, 1995, the Florida Medicare Part B carrier issued a Final Local Medical Review Policy regarding procedures that can be billed by independent physiological laboratories ("IPL"), the classification of the Company's ultrasound operations. These changes do not allow the IPL's to receive reimbursement from Medicare for the procedures performed by the Company after April 30, 1995. On May 1, 1995, the Company transferred its ultrasound operations to Tampa MRI.

     Health Care Industry Competition. It is common for hospitals, physicians, physician groups, and others in the health care field to form ventures to own and operate medical equipment. The Company is in competition with such groups. There are many companies offering general business consulting services. The companies that may compete with the Company in the future and that currently offer consulting services may be larger and have far greater financial resources than the Company. Also, if the cost of a particular medical device is reduced and the utilization by physicians increases, more hospitals will be able to afford to acquire their own equipment rather than receive service on a shared basis.

     Magnetic Resonance Imaging. MRI is a multi-billion dollar industry that has rapidly gained acceptance by physicians throughout the nation. MRI is the imaging modality of choice for soft tissue in the head, neck and spine. Over 3,000 MRI units have been installed in hospitals, outpatient diagnostic imaging centers, physicians' offices, and in mobile vehicles. Over 7 million MRI procedures were performed in the U.S. in 1991. At an estimated average of $900 per procedure, the MRI market in the United States generates over $6 billion annually. New uses for MRI are continually being developed. MRI is being used to a greater degree than ever before to scan shoulders, knees, ankles, elbows, breasts, and even the cardiac system. Technological improvements should soon enable MRI to be used effectively in imaging the chest and abdominal areas.

     The revenue from MRI services accounted for 70% and 71% of total revenue of the Company in 1995 and 1994, respectively. Contracts with two hospitals that accounted for 40% and 46% of the revenue from MRI services in 1995 and 1994, respectively, were due to expire on February 28, 1996. On December 5, 1995, the Company renewed the contracts with the two hospitals effective October 1, 1995. The agreements are substantially similar to the prior arrangements except with respect to a change in the minimum arrangement and a reduction in per patient charges. These contracts expire on February 28, 1997.

     Many of the MRI systems placed into operation in the market area of the Company's existing MRI centers were purchased and operated by physicians. For some physicians, it was the only way to gain access to this expensive technology. For others, it was an opportunity to invest in a technology that they use to help diagnose their patients' medical problems. The Company competes for patient referrals from physicians with the other MRI centers located in its immediate market area. Because physicians can no longer refer to entities in which they have an ownership interest, the physicians have no financial predisposition to refer to a given center. The Company's ability to obtain referrals will be based upon the quality of its service and its ability to obtain contracts to treat managed care patients. Three new MRI centers have recently begun operations in the market area of Medcross Imaging, Ltd., which has reduced the number of procedures performed by Medcross Imaging, Ltd. and has had a negative impact on revenue. In January 1996, the two hospitals to which Medcross Imaging, Ltd. provides service recently obtained a major managed care contract which management believes will significantly increase the number of patients treated at those two facilities. Tampa MRI has obtained over 40 managed care contracts during 1995. While this has reduced the average per-patient charges, it has increased the number of patients treated.

     Ultrasound. The Company's consolidated revenue did not reflect revenue from ultrasound services until the fourth quarter of 1994. Prior to that time, the Company's ultrasound operations were performed by a joint venture in which the Company had a 25% ownership interest. Income from the joint venture was reported on the equity method. Effective October 1, 1994, the Company purchased the other 75% ownership interest in the joint venture, which was primarily owned by the physicians receiving services from the joint venture. On May 1, 1995, the Company transferred all of its ultrasound operations to Tampa MRI. The ultrasound services are provided at each physician's office under the physician's direction. The Company is not looking to expand its operations outside of the current market area. There are two main competitors in the Company's market area. Management believes that it will maintain its referrals with the physicians offices and may even gain additional physician referrals through its marketing efforts.

Therapeutic Services

     In the late 1980s, the Company was one of the industry leaders, providing mobile kidney lithotripsy service throughout the southeastern United States. The Company put the world's first mobile kidney lithotripter into operation in 1986. During the next two years, the Company developed four additional mobile kidney lithotripsy networks. In 1986, the Company coordinated the development of one of the leading outpatient lithotripsy centers in the nation which the Company managed under a management agreement. In 1992, 65% of the ownership in the facility was sold to CORAM, a publicly held corporation. In 1994, the Company's responsibilities under the management agreement were reduced to providing financial services. The annual revenue from this management contract was also reduced from an average of approximately $180,000 to $47,100 per year. In 1995, the remaining 35% of the ownership in the facility was sold to CORAM. In August 1995, the management agreement was terminated. The Company has management agreements with three other owners of mobile kidney lithotripters that operate in seven different states. The Company provides turn-key operations, management, and financial services under its agreements with the owning entities. The Company also provides the trained technicians who operate the lithotripters and, when requested, the drivers who transport the equipment between the using facilities. The Company does not expect any expansion or new development efforts in the lithotripsy area.

     The Company had a 7 1/2% ownership interest in International Prostate Partners, formed in 1992. International Prostate Center - Cayman, Ltd., a wholly owned Cayman Island subsidiary of International Prostate Partners, provided transurethral microwave therapy ("TUMT") services in Georgetown, Grand Cayman, for patients with benign prostate hyperplasia ("BPH"). The Company contracted to provide a full range of management services, beginning in 1993, to International Prostate Partners and International Prostate Center - Cayman, Ltd. Operations began in January 1994. The patient case load was insufficient to support operating expenditures. Therefore, the operations were closed down and the equipment put in storage pending FDA approval. In August 1, 1995, the Company sold its interest in the partnership and its Management Agreement was terminated. In May 1996, the manufacturer received FDA approval. The Company has proposed this technology to its existing lithotripsy clients; however, any decisions to be made are pending Medicare reimbursement approval. No assurance can be given by the Company as to when, or if Medicare reimbursement approval will be received.

Foreign Sales and Service of Diagnostic Imaging Equipment

     In January 1993, the Company formed Medcross Asia, Ltd., a wholly owned subsidiary headquartered in Hong Kong. This subsidiary was formed to identify opportunities for the Company to enter the medical field in the Far East.

     China is a rapidly expanding market just beginning to be tapped by western companies, especially in the area of medical equipment. Medcross, Inc. is one of the few companies, and by far the smallest company, seeking to export computerized tomography ("CT") equipment to the area. The Company's competitors include the original equipment manufacturers such as Picker International, General Electric, Siemens, Toshiba, Hitachi, Elscint, and Shimadzu. In addition, several companies specializing in the sale and refurbishment of used CT equipment have entered the China market. These companies include Link Equipment Services International, Ltd., Medical Science and Technology International, Inc., Access International, Inc., AJK, Inc., Makers International, Inc., and U.S. Pacific International Medical Equipment Company, Ltd. China's hospitals and clinics are in need of virtually every type of medical imaging equipment, and even outdated American technology is in high demand.

     On January 7, 1994, the Company entered into a joint venture agreement with China National Medical Equipment and Supplies Import & Export Shenyang Corporation ("CNMC"). The joint venture company, Shenyang Medcross Huamei Medical Equipment Company, Ltd. ("SMHME") is located in the People's Republic of China. SMHME is 51% owned by the Company and 49% owned by CNMC. SMHME imports used and refurbished CT scanners for resale to hospitals in the province of Shenyang. SMHME also provides warranty service, including parts and labor, for the machines it sells and intends to provide warranty service for other machines already existing in the province. The Company's responsibilities include locating, purchasing, refurbishing, and shipping used medical equipment to SMHME. CNMC was required to contribute $380,000 in cash to SMHME of which $260,417 has been contributed. Medcross contributed CT scanner equipment and parts with an agreed upon value of $390,000 and a cost basis of $251,972 to SMHME. The Company opened an office in Beijing to sell and service used CT scanning equipment in the People's Republic of China outside the province of Shenyang. In May 1995, the Company closed its Beijing office and is actively pursuing the sale of such operations.

                            DESCRIPTION OF PROPERTY

     The Company currently occupies approximately 3,400 square feet for its corporate offices located at 3227 Bennet Street North, St. Petersburg, Florida on a month-to-month basis. The Company leases approximately 3,600 square feet for its outpatient MRI center located in Tampa, Florida under two leases. The lease for the business office expired July 31, 1996 and the Company occupies the space on a month-to-month basis. The lease for the medical facility expires
May 31, 1998. The Company has the option to extend the medical facility lease an additional two years.

        ILINK has entered into a ten-month lease for 5,000 square feet of space in Austin, Texas, which lease expires February 1, 1997. Pursuant to such lease, ILINK pays rent of $5,000 per month. ILINK also leases several other spaces to house its POPs throughout the United States. Such spaces vary in size and are rented on a month-to-month basis.

     ILINK currently leases and occupies approximately 6,500 square feet of office space in Draper, Utah, pursuant to a commercial lease dated May 21, 1996, with an unrelated third party. The initial lease term is five years commencing July 8, 1996 at a base rent of $5,451 per month. In addition, ILINK will be responsible for certain improvements to such facilities above $97,120. In September 1996, ILINK entered into a second lease for 14,000 square feet of space from the landlord in an adjacent building pursuant to a commercial lease dated September 11, 1996. The term of the lease is seven years commencing November 5, 1996, subject to the right to extend for an additional five years. The initial base rent is approximately $11,650 per month. ILINK has delivered $215,000 in certificates of deposit to the landlord as a security deposit under the lease.

                               LEGAL PROCEEDINGS

     The Florida legislature enacted the Patient Self-Referral Act of 1992, effective April 8, 1992. The Self-Referral Act imposed a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement.

     On June 30, 1992 in an action brought in the Florida Circuit, Second Judicial Circuit, in and for Leon County, entitled Physical Therapy Rehabilitation Center of Coral Springs, Inc. et al. vs. State of Florida, et al. (File Nos. 92-2736, 92-2751, 92-2785, and 92-2879) the Circuit Court enjoined the State of Florida from enforcing such fee cap provision. On June 24, 1994, the Company intervened as a party plaintiff in such state court action in accordance with an order entered on June 16, 1994. On July 7, 1994, the Circuit Court granted a motion for Summary Judgment filed by the plaintiffs (including the Company), ruling that the fee cap provision was unconstitutional insofar as it related to the business of the Company, due to a defect in the title of the bill that contains the fee cap provision. The Attorney General of the State of Florida filed an appeal to the June 16 and July 7 Circuit Court rulings. On November 1, 1994 the appeal court, namely, the District Court of Appeals, First District, on its own motion, quashed the July 7 order for lack of jurisdiction because the appeal of the June 16 order was still pending. An injunction has been obtained preventing the State of Florida from enforcing the fee cap. The State of Florida's appeal relating to the injunction has been dismissed by the Florida Supreme Court. The Circuit Court action has also been dismissed.

     A Complaint was filed on April 12, 1996, by JW Charles Financial Services, Inc. ("JW Charles") against the Company in Palm Beach County Florida Circuit Court, JW Charles Financial Services, Inc. v. Medcross, Inc., Case No: CL96-3218. JW Charles was issued a Common Stock Purchase Warrant ("JW Charles Warrant") on or about November 3, 1994 by the Company. The alleged terms of the JW Charles Warrant granted JW Charles the right to purchase from the Company 250,000 shares of the Company's Common Stock (the "JW Charles Shares") subject to adjustment. On or about February 12, 1996, JW Charles made written demand to the Company to invoke its rights to have the JW Charles Shares registered pursuant to the terms of the JW Charles Warrant. The Complaint alleges that the Company breached the terms of the JW Charles Warrant by failing to prepare and file with the Commission, a registration statement covering such shares. JW Charles alleges a breach of contract and requests specific performance, i.e., registering the shares with the Commission, against the Company. JW Charles also demands damages in the amount of $2,728,478 plus interest, reasonable attorneys fees, and forum costs. The Company believes that it has a meritorious defense to the Complaint. On May 6, 1996, the Company filed an Answer, Affirmative Defenses and Counterclaim to the Complaint filed by JWC. The Company's Counterclaim seeks damages, cancellation of the JW Charles Warrant, interest and costs. The matter has been on the five-week trial calendar commencing November 18, 1996; however, the Company has been advised that the trial date will be rescheduled by the court. No trial date has been set as of the date hereof.


                                 1996 OFFERINGS

10% Notes Offering

     Simultaneous with the closing of the ILINK Acquisition in February 1996, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). The 10% Notes were payable upon the earlier of August 31, 1996 (subject to extension) or the Company's receipt of proceeds of at least $4,000,000 from subsequent debt or equity offerings. The 10% Notes bore interest payable semi-annually at the rate of 10%. Up to $1,250 of each $50,000 in principal amount of the 10% Note was convertible at any time at the option of the holder, into an aggregate of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain anti-dilution adjustments; and such principal amount was converted in August 1996.

     The proceeds of the 10% Notes Offering were used to pay outstanding accounts payable and other debts of ILINK. Commonwealth served as placement agent for the 10% Notes Offering and received a placement agent fee equal to 10% of the purchase price of the 10% Notes sold ($100,000) and a $20,000 expense reimbursement to cover legal fees.

Class C Offering

     On September 6, 1996, the Company closed a private placement of 240,000 shares of Class C Preferred Stock, $10 par value per share, at $60 per share. Each share of Class C Preferred Stock entitles the holder to receive a quarterly dividend of $1.20 (8% per annum) payable in cash or, at the option of the Company, in shares of Common Stock of the Company. Unless previously redeemed, the Class C Preferred Stock is convertible into shares of the Company's Common Stock (the "Conversion Shares"), at the option of the holder, commencing November 21, 1996, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50 or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending eighteen months thereafter (the "Conversion Price"). Unless previously redeemed, the shares of the Class C Preferred Stock are automatically converted into the Conversion Shares on September 6, 2002 at a Conversion Price equal to the lower of the then current Conversion Price or 50% of the average closing bid price of the Company's Common Stock for the 10 trading days immediately preceding September 6, 2002.

     In addition, the Company issued $717,000 of principal amount of Convertible Promissory Notes payable on April 1, 1997 (the "Maturity Date") and bearing interest at 8% per annum (previously defined as the "Convertible Notes"). The Convertible Notes provide for the accrual of interest at the simple annual rate of 8%, payable quarterly (18% following the Event of Default which remains uncured). The unpaid principal balance of the Convertible Notes may be prepaid by the Company without penalty upon 30 days' notice to the holder; provided, however, that certain conditions be met. The unpaid principal amount of a Convertible Note will be automatically converted into shares of Class C Preferred Stock at any time prior to the close of business on the Maturity Date at the rate of $60 per share of Class C Preferred Stock upon certain conditions being met. See "Description of Securities--Convertible Promissory Notes."

     The Company received net proceeds of approximately $12.8 million from the Class C Offering, after commissions and other expenses related to the offering.

     As a result of the closing of the private placement, 1.6 million shares of the Company's restricted Common Stock held in escrow for the benefit of the former shareholders of ILINK have been released from escrow, in accordance with the terms of the Stock Purchase Agreement between ILINK and the Company. Upon such release, the Company recorded additional intangible assets of $9.8 million, which is being expensed over the remaining life of the intangible assets. In addition, the Company recorded a $9.8 million increase in shareholders' equity.

     Commonwealth Associates (previously defined and hereinafter referred to as "Commonwealth"), acted as the placement agent for the Class C Offering. Commonwealth received a commission equal to seven percent (7%) of the aggregate purchase price of the shares of Class C Preferred Stock and Convertible Notes sold, a non-accountable expense allowance equal to three percent (3%) of the gross proceeds from the sale of the Class C Preferred Stock and Convertible Notes and certain other specified offering-related costs.

     In addition, the Company granted Commonwealth a right of first refusal to underwrite or place any future public or private sale of debt or equity securities or any such sale by certain principal shareholders of the Company, its subsidiaries and successors, for a period of five years after the closing of the Class C Offering.

     The Company issued to Commonwealth Warrants to purchase up to 250,000 shares of the Company's Common Stock and Consultant's Warrants to purchase up to 500,000 shares of Common Stock (together previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants will be exercisable for five (5) years commencing March 1997 at an exercise price of $2.50 per share, subject to adjustment. See "Description of Securities--Commonwealth Warrants."

     The Company also entered into an Consulting Agreement with Commonwealth, pursuant to which: (i) the Company shall employ Commonwealth as its investment banker and financial consultant for a period of twelve (12) months; (ii) the Company paid Commonwealth a fee of $200,000, plus 2% of the gross proceeds of the Class C Offering in excess of $10,000,000, for such twelve (12) month period; and (iii) the Company agreed to pay Commonwealth a fee of five percent (5%) of the first $5,000,000 and two and one-half percent (2-1/2%) of the amount over $5,000,000 of the consideration paid or received by the Company (or by any affiliated entity of the Company) in any transaction (including mergers, acquisitions, joint ventures and other business transactions) consummated by the Company or any subsidiary or affiliate of the Company introduced to the Company by Commonwealth.

     Certain officers, directors and affiliated persons, including holders of the 10% Notes, the Four M Options, the Kanter Option Shares and the Babcock Option, have agreed with Commonwealth not to sell any shares of Common Stock or options to purchase Common Stock for a period of 12 months from September 6, 1996 without the prior written consent of Commonwealth. In addition, holders of the 10% Notes who converted a portion of such Notes to Common Stock and who acquired Class C Preferred Stock in the Class C Offering have agreed with Commonwealth not to sell any shares of Common Stock or the Conversion Shares for a period of twelve (12) months from September 6, 1996, without the prior written consent of Commonwealth; provided, however, Commonwealth has agreed that such persons will be permitted to sell a sufficient amount of the shares of Common Stock or Conversion Shares as will equal the principal amount of the 10% Note previously held by such shareholder. In addition, certain officers, directors and affiliated persons of the Company have agreed not to exercise any options owned by them (and to waive reservation of the shares of Common Stock underlying such options) until shareholders authorize such number of additional shares of Common Stock necessary to accommodate the lowest Conversion Price of the Class C Preferred Stock and, finally, all such persons have agreed to vote their shares of Common Stock for such increase in authorized capital.

     Commonwealth designated Joseph Cohen for election to the Board of Directors of the Company, and designated Michael Falk as a non-voting advisor to the Board of Directors. In addition, Commonwealth was granted the right to approve the Company's selection of a second outside director to be nominated for election at the next annual or special meeting of stockholders. See "Management."

     Commonwealth also arranged bridge financings for the Company in the amount of $375,000 and was paid $37,500 in commissions from the proceeds of the Class C Offering.

     See "Certain Transactions," "Description of Securities" and "Selling Securityholders" for a description of the acquisition of certain securities by Commonwealth and associates and affiliates of Commonwealth.

                                   MANAGEMENT

     The directors and executive officers of the Company are:

        Name                       Age                              Title
--------------------------         ---            ---------------------------------------------
John W. Edwards...........         41             President, Chief Executive Officer, Director
                                                  and Acting Chief Financial Officer of the
                                                  Company and Chief Executive Officer of
                                                  ILINK

Clay Wilkes..............          36             Chairman of the Board of the Company and
                                                  Chief Technology Officer of ILINK

Karl S. Ryser, Jr........          41             Treasurer of the Company and Chief Financial
                                                  Officer of ILINK

Alex Radulovic............         27             Vice President, Technology of ILINK

Dorothy L. Michon.........         41             Vice President, Operations of the Company

William H. Flury..........         42             Vice President, Sales and Marketing of ILINK

Henry Y.L. Toh............         39             Director of the Company

R. Huston Babcock, M.D....         67             Director of the Company

Joseph A. Cohen...........         49             Director of the Company

     The Company's Articles of Incorporation provide that the number of directors of the Company shall not be less than five or more than nine. Currently, the Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes. Messrs. Joel S. Kanter (who resigned in July 1996 for personal reasons) and Henry Y.L. Toh, Class II Directors, stood for re-election at the annual meeting of shareholders in 1995. The terms of office of Mr. Toh and Joseph A. Cohen, who was appointed a Class II Director in September 1996 as the designee of Commonwealth, will expire at the third succeeding annual meeting of shareholders. The terms of office of Dr. R. Huston Babcock and John W. Edwards, Class III Directors, expire at the next annual meeting of shareholders. The term of office of Clay Wilkes, a Class I Director, expires at the next succeeding annual meeting of shareholders. Commonwealth has also designated Michael Falk, President of Commonwealth, to be a non-voting advisor to the Board. In addition, Commonwealth has the right to approve the Company's selection of a second outside director to be nominated for election at the next annual or special meeting of shareholders. See "1996 Offerings."

     Biographical information with respect to the present executive officers, directors, and key employees of the Company are set forth below. There are no family relationships between any present executive officers and directors.

     John W. Edwards, President, Chief Executive Officer and Director of the Company. Mr. Edwards was selected to fill a vacancy on the Board of Directors as a Class III director in June 1996. Pursuant to the terms of his employment agreement with ILINK, Mr. Edwards serves as the Chief Executive Officer of ILINK and, as of September 30, 1996, serves as the President, Chief Executive Officer and Acting Chief Financial Officer of the Company. Mr. Edwards served as President and a director of Coresoft, Inc., a software company developing object-oriented computer solutions for small business from September 1995 to April 1996. During the period August 1988 through July 1995, Mr. Edwards served in a number of executive positions with Novell, Inc., a software company providing networking software, including Executive Vice President of Strategic Marketing, Executive Vice President of the Appware and Desktop Systems Groups and Vice President of Marketing of the NetWare Systems Group. Mr. Edwards was involved in the development of the NetWare 386 product line. Until May 1996, he was a visiting faculty member at the Marriott School of Management at Brigham Young University. Mr. Edwards received a B.S. degree in Computer Science from Brigham Young University and has taken graduate courses in Computer Science at Brigham Young University.

     Clay Wilkes, Chairman of the Board of the Company and Chief Technology Officer of ILINK. Mr. Wilkes was elected by the Board of Directors of the Company as a Class I Director in April 1996. Mr. Wilkes has served as President of ILINK, Ltd. since its inception. From February 1993 through June 1994, Mr. Wilkes served as a consultant to IBM in Austin, Texas on the PowerPC project. From August 1990 through September 1992, he was responsible for UNIX product development at Novell, Inc. in Provo, Utah, where he managed the networking server and client development groups. Mr. Wilkes has spent many years in the management and development of computer communications software. Mr. Wilkes attended the University of Oregon and Brigham Young University and has done graduate work in Computer Science at Utah State University.

     Karl S. Ryser, Jr., Treasurer of the Company and Chief Financial Officer of ILINK. Pursuant to the terms of his employment agreement, Mr. Ryser serves as Chief Financial Officer of ILINK. Mr. Ryser was self-employed as a corporate financial consultant from May 1995 until September 1996, when he joined the Company as its Treasurer. From July 1993 through April 1995, Mr. Ryser served as Vice President of Finance and Treasurer of Megahertz Corporation, a publicly-held manufacturer of data communication products, in which position he served until Megahertz was acquired by U.S. Robotics Corporation. After earning his MBA, Mr. Ryser's work experience was concentrated in the investment banking field, working first with the Capital Markets Division of First Security Corporation and later with Dain Bosworth, Inc. Mr. Ryser holds a B.S. degree in Finance from the University of Utah in 1979, and an MBA from the University of San Diego in 1982.

     Alex Radulovic, Vice President, Technology of ILINK. Mr. Radulovic served as Director of Technology of ILINK from inception until May 1996 and has served as Vice President, Technology of ILINK since July 1996. Mr. Radulovic served as a software consultant to IBM Corporation in Austin, Texas, from December 1992 through June 1994, where his responsibilities included the development and support of NetWare for AIX and a wide range of AIX communications projects.
From October 1991 through November 1992, Mr. Radulovic served as a software engineer for development of NetWare 4.0 at Novell, Inc. in Provo, Utah. Mr. Radulovic also served as a software engineer for development of the RAID Development at Computer System Architects in Provo, Utah. Mr. Radulovic studied Computer Science at Brigham Young University, Mechanical Engineering at Belgrade University (Yugoslavia), and Physics at Beogradski, Skojevici (Belgrade, Yugoslavia).

     William H. Flury, Vice President, Sales and Marketing of ILINK. Mr. Flury has over 17 years of sales and marketing management experience. From November 1994 to March 1996, Mr. Flury held the Vice President of Worldwide Sales position at Zebra Technologies, VTI. From June 1988 to September 1989, Mr. Flury was employed by Novell, Inc., where he was the Senior Director of National Accounts and Industry Markets. From November 1989 to July 1992, he worked for Adobe Systems as Director of Market Development. From August 1992 to October 1994, he was employed by NetLabs as Vice President of Worldwide Sales and Customer Support. From October 1994 to March 1996, he was employed by Vertical Technologies. Mr. Flury has established domestic and international programs in direct sales, multi-tiered channel sales, and OEM sales. Mr. Flury holds Business and Sociology degrees from the University of Utah, and is a graduate of the Stanford Executive Program.

     Dorothy L. Michon, Vice President, Operations of the Company. Ms. Michon joined the Company in August 1983 as C.T. Technologist, was promoted to Technical Director in 1983, and then Associate Director of Operations in 1985. She was elected as the Company's Vice President - Operations in March 1990. She holds an Associate Degree in Radiology Technology and a Bachelor of Science Degree in Professional Management from Nova University.

     Stephanie E. Giallourakis, Controller/Secretary of the Company. Ms. Giallourakis joined the Company as a staff accountant in 1987, was promoted to Controller of the Company in July 1993 and has been Secretary of the Company since September 1995. Ms. Giallourakis holds a Bachelor of Arts Degree in Business Administration and Accounting from the University of South Florida.

     Henry Y.L. Toh, Director. Mr. Toh was elected by the Board of Directors as a Class II Director and as Vice Chairman of the Board of Directors in March 1992. Mr. Toh was elected President of the Company in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. Mr. Toh is a director of Four M. Mr. Toh served as a senior tax manager in international taxation and mergers and acquisitions with KPMG Peat Marwick from March 1980 to February 17, 1992. He is a graduate of Rice University.

     Joseph A. Cohen, President of investment firm and Director of the Company. Mr. Cohen was appointed a Class II Director of the Company in September 1996 as the designee of Commonwealth. He has been the Chairman, Chief Executive Officer and director of New Frontier Entertainment, Inc. ("New Frontier") since its formation in May 1995 and held the same positions since January 1993 in New Frontier's predecessor company, The Frondelle Company, Inc. He is also President of Leslie Group, Inc., a diversified company with holdings primarily in the music, film, home video and other entertainment-oriented businesses. The Leslie Group is a limited partner of Commonwealth Associates Management Corp., a limited partnership which is the parent of Commonwealth. He is also a Founder and President of Leslie/Linton Entertainment Inc., a merchant banking company that provides investment funds and assists in raising capital and debt for companies. Mr. Cohen also serves as President of Pickwick Communications, Inc., an independent music publishing company. From 1977 to 1986, Mr. Cohen served as Executive Vice President of the National Association of Recording Merchandisers, Inc., and Founder and Executive Vice President of Video Software Dealers Association, Inc., trade associations representing all segments of the recorded music and home video industries, respectively.

     R. Huston Babcock, M.D., Neurosurgeon and Director of the Company. Dr. Babcock, a Director of the Company, served as Chairman of the Board of Directors of the Company from its inception in April 1983 until March 1992. He was President of the Company from inception until November 1987. He was Medical Director of the Company from November 1987 to February 1993. Dr. Babcock is a neurosurgeon and has been engaged in the full-time private practice of medicine on the West Coast of Florida since 1960.

     Each officer of the Company is chosen by the Board of Directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the By-Laws.

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

     The Company did not have any executive officers who served as such at the end of the last fiscal year that earned more than $100,000 in salary and bonus. The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer.

                                                                                            Long Term Compensation
                                                                        ---------------------------------------------------------
                                    Annual Compensation                          Awards              Payouts          Other
                     ------------------------------------------------   ------------------------   -----------   ----------------
                                                                                      Securities
                                                          Other         Restricted    Underlying
     Name and                                             Annual          Stock        Options/       LTIP           All Other
Principal Position   Year   Salary ($)   Bonus ($)   Compensation ($)   Awards ($)     SARs (#)    Payouts ($)   Compensation ($)
------------------   ----   ----------   ---------   ----------------   ----------    ----------   -----------   ----------------
Henry Y.L. Toh/(1)/  1995     $58,051        0           225/(2)/         0/(3)/        11,167          0               N/A
President and CEO    1994     $54,362        0           815/(2)/            0           1,167          0               N/A
                     1993     $54,000        0           810/(2)/            0          81,900          0               N/A

------------------------
(1) Mr. Toh began his employment with the Company in April 1992 and was appointed President and CEO in May 1993.
(2)  Represents Company contributions to 401(k) plan on behalf of Mr. Toh.
(3) Mr. Toh had no restricted stock holdings at the end of the last fiscal year.

     Option/SAR Grants in Last Fiscal Year (1995). The following table sets forth certain information with respect to the options granted during the last fiscal year to the Company's Chief Executive Officer.

                       Number of Securities
                        Underlying Options/   Options/SARs Granted to       Exercise or
          Name           SARS Granted (#)     Employees in Fiscal Year   Base Price ($/Sh)   Expiration Date
--------------------   --------------------   ------------------------   -----------------   ---------------
Henry Y.L. Toh...            1,167/(1)/                 100%                   $0.875            6/29/2005
                            10,000/(1)/                 100%                   $ 1.25           10/16/2005

------------------------
(1) Does not reflect options to purchase 160,000 shares of Common Stock granted subsequent to the end of the 1995 fiscal year.

     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table sets forth certain information with respect to options exercised during fiscal 1995 by the Company's Chief Executive Officer.


                     Shares                      Number of Securities     Value of Unexercised in the
                  Acquired on      Value        Underlying Unexercised         Money Options/SARs
      Name        Exercise (#)  Realized ($)  Options/SARs at FY-End (#)       at FY-End ($)/(1)/
----------------  ------------  ------------  --------------------------  ---------------------------
                                              Exercisable  Unexercisable  Exercisable   Unexercisable
                                              -----------  -------------  -----------   -------------
Henry Y.L. Toh...     --             --       36,904/(2)/      58,497          --             146

-----------------------
(1) The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq of the Common Stock on December 31, 1995, and the exercise price of each option, multiplied by the number of shares covered by the option.
(2) Subsequent to the 1995 fiscal year end, 24,570 and 57,330 of the Exercisable and Unexercisable Options, respectively, were relinquished, and 150,000 options exercisable at $1.125 through February 7, 2006 were issued to Mr. Toh.


No awards were made under any long-term incentive plans during 1995 or 1994.

Director Compensation

     Directors are compensated $100 for each meeting of the Board of Directors attended. In addition, directors have been automatically granted options under the Company's 1992 Director Plan to purchase 1,167 shares of Common Stock on the last Friday in June each year until adoption of the 1995 Director Stock Option Plan. Pursuant to the 1995 Director Stock Option Plan which was approved at the annual meeting of stockholders held in October 1995, directors receive options in accordance with the following formula: (i) on October 17, 1995; (ii) on the first business day of January 1996; and (iii) on the first business day of each January thereafter, each member of the Board of Directors then serving will receive options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant.
The Company's compensation committee may also grant options at its discretion to reward directors for extraordinary service to the Company.

Employment Agreements

     In February 1996, the Company entered into two-year employment agreements with Henry Toh, then President and Chief Executive Officer; Dorothy Michon, Vice President, Operations; and Stephanie Giallourakis, Controller and Secretary.
The Employment Agreements are each for an initial period ending on December 31, 1997 and are automatically renewable for successive one-year periods unless written notice to the contrary is given by the Company not less than 120 days prior to expiration of the term. Pursuant to the terms of the employment agreements, each such officer is required to devote such of his or her time to the business and affairs of the Company as is required to fulfill the duties and responsibilities of his or her office. Mr. Toh is entitled under his employment agreement to receive compensation at the rate of $54,000 per year. Ms. Michon is entitled to compensation at the rate of $63,000, and Ms. Giallourakis is entitled to compensation at the rate of $53,000 per year. Each such officer is entitled to an annual bonus at the discretion of the Board of Directors and may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In the event of termination of his employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Toh upon "good reason" (as defined in the agreement), the Company is required to pay
Mr. Toh, as liquidated damages or severance pay, monthly termination payments equal to the base salary in effect for a period of six months after such termination and, with respect to Ms. Michon and Ms. Giallourakis, each such officer is entitled to monthly termination payments equal to the base salary for periods of three months after any such termination. Each of the employment agreements contains confidentiality and non-solicitation provisions.

     ILINK entered into three-year employment agreements on February 21, 1996 with each of Clay Wilkes, Chief Technology Officer of ILINK, and Alex Radulovic, Vice President, Technology of ILINK. Under his employment agreement, Mr. Wilkes is employed as Chairman of the Board and Chief Technology Officer of ILINK at a salary of $95,000 per annum, subject to adjustment upon satisfaction of performance criteria. Under his employment agreement, Mr. Radulovic is employed as Executive Vice President of ILINK at a salary of $90,000 per annum, subject to adjustment upon satisfaction of performance criteria. In the event of termination by the Company not involving "Just Cause" (as defined in the agreement), or upon a material breach by the Company which is unremedied for 30 days after written notice, each of Mr. Wilkes and Mr. Radulovic is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the Agreement and, in addition, all options shall vest and all Common Stock of Medcross held in escrow shall be released. Each of the agreements contain non-competition and confidentiality provisions. On July 1, 1996, the Company approved the grant of options to purchase 1,500,000 and 500,000 shares of Common Stock at $7.00 per share for five years, to Messrs. Wilkes and Radulovic, respectively. To the extent vested, the options may be exercised commencing June 30, 1997. The options vest on June 30, 2001; provided however, that vesting will accelerate in 25% increments at such time as the average closing bid price of a share of Common Stock equals or exceeds $10, $15, $20 and $25, respectively.

     On April 8, 1996, subject to the approval of the ILINK Board of Directors, ILINK entered into a three-year employment agreement with John Edwards, President, Chief Executive Officer and Director of the Company. Pursuant to the terms of the employment agreement, Mr. Edwards is employed as the Chief Executive Officer and a Director of ILINK, and is required to devote substantially all of his working time to the business and affairs of ILINK. Mr. Edwards is entitled under his employment agreement to receive compensation at the rate of $175,000 per year and is entitled to a profitability bonus in the discretion of the ILINK Board of Directors and to participate in fringe benefits of the Company as are generally provided to executive officers. In addition, Mr. Edwards is entitled to receive an option to purchase one million shares of Common Stock of Medcross, Inc. at an exercise price of $7.00. Of such options, 83,333 vested immediately and 83,333 vest and become exercisable on the first calendar day of each quarter after April 8, 1996. In the event of termination by ILINK or in the event of a violation of a material provision of the agreement by ILINK which is unremedied for thirty (30) days and after written notice or in the event of a "Change in Control" (as defined in the agreement), Mr. Edwards is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement. The agreement contains non-competition and confidentiality provisions. Mr. Edwards agreed to amend his contract, effective August 21, 1996, to reduce his annual salary from $175,000 to $96,000; and in consideration of the salary reduction, the Company has agreed to grant him options to purchase 250,000 shares of Common Stock at an exercise price of $4.875 per share.

     In October 1996, ILINK entered into three-year employment agreements with Karl S. Ryser, Jr., Treasurer of the Company and ILINK's Chief Financial Officer, and with William Flury, ILINK's Vice President, Sales and Marketing, subject to approval of the Board of Directors of the Company. Pursuant to the terms of the employment agreements, each such officer is required to devote all of his time to the business and affairs of the Company except for vacations, illness or incapacity. Mr. Ryser is entitled under his employment agreement to receive compensation at the rate of $125,000 per year and a bonus in the sole discretion of the Chief Executive Officer and Mr. Flury is entitled to compensation at the rate of $137,500 per year and a bonus commensurate with his performance and that of ILINK. Each such employee may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In addition, each of Mr. Ryser and Mr. Flury is entitled to options to purchase 250,000 shares of Common Stock exercisable at an exercise price equal to the closing bid price on the date of the employment agreement. Options issuable to Mr. Ryser to purchase 25,000 shares vest immediately and the remaining options will vest in quarterly increments of 20,455 commencing January 1, 1997. Options issuable to Mr. Flury to purchase 41,666 shares vest six months from the date of the employment agreement and the remaining options will vest in quarterly increments of 20,833. In the event of a change of control or upon termination of the employment agreement by the Company without cause all options shall thereupon be fully vested and immediately exercisable. In the event of termination by the Company other than for "cause" (as defined in the agreement), the Company is required to pay
Mr. Ryser or Mr. Flury, as the case may be, a lump sum severance payment equal to one year's then current salary. Each of the employment agreements contains confidentiality and non-competition provisions.

Consulting Agreements

     The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel Kanter, a director of the Company until July 30, 1996, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of $6,250 per calendar quarter.

     ILINK was a party to a 12-month consulting agreement with Benchmark dated August 10, 1995 pursuant to which ILINK was obligated to pay $6,000 per month to Benchmark for consulting services rendered. Those payments accrued and were deferred pending the Company's attaining stockholder's equity of at least $2.5 million. The sums due were paid and the agreement has not been renewed.

     ILINK entered into a consulting agreement with T6-G Limited Partnership for two years commencing upon the successful completion of at least $4 million in funding. The agreement required the payment of a total of $70,000 payable monthly over 24 months. ILINK discharged the entirety of the sums due in September 1996 and T6-G Limited Partnership designated such sums to be allocated to its purchase of Class C Preferred Stock. See "Selling Securityholders."

     The Company entered into a consulting agreement for the three-month period ended October 23, 1995 with Bijan Taghavi, formerly an officer and director of the Company. Pursuant to such agreement, Mr. Taghavi was engaged to provide such consulting services as requested by the Company in exchange for compensation at the rate of $5,208 per month. Mr. Taghavi's consulting agreement contains certain mutual release, non-competition and confidentiality provisions.

     The Company entered into a consulting agreement with Timothy R. Barnes, formerly an officer of the Company (the "Barnes Agreement"), which agreement expired February 6, 1996. The Barnes Agreement provided for the issuance to Mr. Barnes of warrants to purchase 36,858 shares of Common Stock exercisable at a purchase price equal to the fair market value of the Common Stock at the date of grant. The Barnes Agreement also contained standard non-competition and confidentiality provisions.

     The Company also entered into two consulting agreements with Jason H. Pollak, the initial term of one of which expired on January 31, 1996 and the second of such agreements commenced thereafter. The term of the second agreement was for a period of three years, subject to earlier termination by the Company. Pursuant to the terms of the first of such agreements (collectively, the "Pollak Agreements"), Mr. Pollak received 50,000 shares of Common Stock. The second of the Pollak Agreements provided Mr. Pollak with an option to purchase up to 50,000 shares of Common Stock each year at prices of $1.50, $2.50 and $3.50, respectively. The second of the Pollak Agreements was terminated by the Company on March 5, 1996 (upon thirty days' advance notice which renders such termination effective April 4, 1996). The shares of Common Stock subject to the Barnes Agreement and Pollak Agreement have been included in registration statements on Form S-8 recently filed by the Company with the Commission (Registration Nos. 33-63751, 33-63749 and 33-01525, respectively).

Committees of the Board of Directors

     Audit Committee. The Company's audit committee (the "Audit Committee") is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent certified public accountants and for reviewing the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Dr. Babcock, Chairman of the Audit Committee, Clay Wilkes and Joseph A. Cohen are members of the Audit Committee.

     Compensation Committee. The Company's compensation committee (the "Compensation Committee") approves the compensation for executive employees of the Company. Dr. Babcock, John Edwards, and Joseph A. Cohen are members of the Compensation Committee.

     Executive Committee. The Company's executive committee (the "Executive Committee") is vested with all the powers of the Board of Directors, subject to the limitations set forth in the Florida Business Corporation Act. Mr. Toh is a member of such committee and there are two vacancies.

Director Stock Option Plan

     The Company's Director Stock Option Plan (the "DSOP") authorizes the grant of stock options to directors of the Company. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of Common Stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six (6) months nor more than ten
(10) years after the date of grant.

     As of September 30, 1996, options for the purchase of 10,503 shares of Common Stock at prices ranging from $.875 to $3.875 per share were outstanding. As of September 30, 1996, options to purchase 8,169 shares of Common Stock have been exercised. In connection with adoption of the 1995 Director Plans (as hereinafter defined) the Board of Directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

Stock Purchase Plan

     In accordance with the Employee Qualified Stock Purchase Plan (the "Purchase Plan"), employees may contribute up to ten percent of their base wages toward the purchase of Common Stock. The exercise price of options granted under the Purchase Plan is the lesser of 85% of the market value on the first business day of the payment period (September 1) or the last business day of the payment period (August 31). As of September 30, 1996, the Company had 35,146 shares of Common Stock reserved for issuance on exercise of the purchase rights granted under the Purchase Plan.

1995 Director Stock Option Plan

     In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

     The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

     The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of Common Stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

     The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the Board of Directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of Common Stock as of October 17, 1995, options to purchase 10,000 shares of Common Stock on January 2, 1996, and will receive options to purchase 10,000 shares of Common Stock on the first business day of each January. Each option is immediately exercisable for a period of ten years from the date of grant. The Company has 250,000 shares of Common Stock reserved for issuance under the 1995 Director Plan. As of September 30, 1996, options exercisable to purchase 230,000 shares of Common Stock at prices ranging from $1.00 to $1.25 per share have been granted under the 1995 Director Plan. As of September 30, 1996, options to purchase 40,000 shares have been exercised under the 1995 Director Plan.

1995 Employee Stock Option Plan

     In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

     Directors of the Company are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

     The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the event that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of Common Stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Company has 400,000 shares of Common Stock reserved for issuance under the 1995 Employee Plan. As of September 30, 1996, options to purchase 75,000 shares of Common Stock with exercise prices of $1.125 per share have been granted under the 1995 Employee Plan. To date, no options have been exercised under the 1995 Employee Plan.

Other Options

     The Company has committed to issue an aggregate of 3,250,000 shares to certain officers and directors. Management intends to propose the adoption of a Stock Option and Appreciation Rights Plan providing for the issuance of Incentive Options, Non-Qualified Options and SARs, subject to approval of stockholders and an increase in the number of authorized shares of Common Stock, in order to make a plan available and provide for such further options as the Board of Directors may determine to issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the first quarter of fiscal 1995, the Company received advances totaling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a Director of the Company, has management control over MNI. Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the note such that: (i) a principal payment in the amount of $88,000 is due and payable on December 31, 1996; (ii) interest thereon is payable monthly at the rate of 10.5%; and (iii) the remaining principal amount of $130,000 with interest thereon at the rate of 10.5% will be paid in 36 equal monthly payments of $4,225.32.

     ILINK was indebted to T6-G Limited Partnership ("T6-G") in the amount of $300,000, which sums were repaid in full from the proceeds of the Class C Offering. T6-G owns a 9.5% interest in ILINK, Ltd. See "1996 Offerings" and "Selling Securityholders."

     In January 1996, certain associates and affiliates of Commonwealth purchased an aggregate of 878,891 shares of Common Stock upon conversion of Class A Preferred Stock held by Walnut Capital Corp. ("WCC"), Windy City, Inc. ("WCI") and Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited at a cost per share of approximately $0.49. Joel Kanter, a director of the Company at the time of the transaction, is affiliated with WCC and WCI. See "Description of Securities--Kanter Shares."

     On February 21, 1996, Four M International, Ltd. ("Four M"), a principal shareholder of the Company, granted certain options exercisable commencing
July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. Henry Toh, a director of the Company, is one of the two directors of Four M. The exercise price of $1.79 per share represents the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain members of management of ILINK, namely, Clay Wilkes, Floyd Wilkes and Alex Radulovic, have the right to purchase an aggregate of 825,000 shares of Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997. Scott Cook received the right to purchase 100,000 shares prior to December 31, 1996. On February 21, 1996, ILINK agreed to pay an aggregate of $1,275 to Four M by Mr. Cook on or before July 1, 1996. On April 24, 1996, the Four M Options issued to Mr. Cook were cancelled and options were issued as of that date by Four M to Mr. Cook (50,000 Options), R.C. Culbreth (25,000 Options) and John Beardmore (25,000 Options).

     In August 1996, the Four M Options were amended to provide that in the event that $200,000 in principal amount (i.e., exercise proceeds) of the Four M Options have been exercised prior to December 31, 1996, the exercise period of the remaining Four M Options exercisable during 1996 (the "1996 Four M Options") will be extended to September 6, 1997 and the exercise price would be increased by four percent (4%) of the then current exercise price for each 30 day period or portion thereof commencing January 1, 1997 in which the remainder of the 1996 Four M Options are not exercised. See "Description of Securities--Four M Options."

     The shares of Common Stock owned by Four M are subject of a lockup agreement with Commonwealth from and after the termination of the option agreements and until 12 months from September 6, 1996; provided, however, that to the extent Commonwealth releases more than 300,000 shares in the aggregate on behalf of any affiliate or associated person of Commonwealth, any officer or director of the Company or its subsidiaries or Benchmark, Commonwealth shall release a number of Four M Shares equal to the same percentage as the number of shares owned by such person. In addition, the Company has been informed that the holders of the Four M Options have executed lockup agreements with Commonwealth for 12 months after September 6, 1996.

     On February 21, 1996, R. Huston Babcock, M.D., a director of the Company, granted certain options to Benchmark exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 183,542 shares of Common Stock issuable upon conversion of outstanding Class B Convertible Preferred Stock. The exercise price is equal to the lesser of 200% at the average of the closing bid and ask price per share of Common Stock for the ten
(10) business days preceding July 1, 19996 or $1.79 per share. Benchmark received the right to purchase 91,771 shares of Common Stock prior to December 31, 1996 and 91,771 shares prior to December 1997. See "Description of Securities--Babcock Options."

     Certain shares of Common Stock owned by Dr. Babcock are subject to a lock-up agreement with Commonwealth for a period of twelve (12) months from September 6, 1996.

     In August 1996, William Flury, Vice President, Sales & Marketing of
ILINK, loaned ILINK the sum of $100,000, with $105,000 (including a loan origination fee of $5,000) due and payable the earlier of September 6, 1996 or upon the closing of a debt or equity offering by the Company. In connection with such loan, the Company agreed to issue Mr. Flury a warrant to purchase 5,000 shares of Common Stock for two years at $2.50 per share. The Company recorded additional interest expense of $11,875 in connection with the transaction. The funds from the loan were used for general working capital purposes of ILINK. The loan was repaid in September 1996 and the sums directed by Mr. Flury to purchase 1,666 shares of Class C Preferred Stock.

     In August 1996, John Edwards, President and Chief Executive Officer of ILINK, loaned ILINK the sum of $131,250 (including a $6,250 original issue discount) due and payable the earlier of September 6, 1996, or upon the receipt of proceeds from a debt or equity financing of the Company. In connection with such loan, the Company agreed to issue Mr. Edwards a warrant to purchase 25,000 shares of Common Stock for two years at $4.87 per share. Funds from the loan were used to pay a $100,000 payment due to AT&T and for general working capital purposes. The loan was repaid in September 1996.

     In September 1996, the Company advanced the sum of $685,000 to Family Telecommunications, Inc. ("FTI") to be utilized by FTI to acquire from Harris Corporation certain items of telecommunications switches known as "Harris switches." FTI is an authorized Harris reseller and was able to obtain favorable pricing for these switches. These Harris switches are included in the equipment covered by the IBM operating lease, and IBM will pay FTI for the switches as a vendor, and lease them to ILINK. FTI WILL then return the funds to ILINK. The majority owner of FTI is Robert W. Edwards, a brother of John Edwards, the Company's President and Chief Executive Officer.

     Clay Wilkes, the sole shareholder of G Net Enterprises, Inc. ("G Net"), the general partner of ILINK, Ltd. pledged all of the issued and outstanding shares of G Net to secure the Company's guarantee of $100,000 of the principal amount of a loan on October 19, 1995 from Scott Cook to ILINK. The loan was repaid in September 1996 from the proceeds of the Class C Offering.

     Certain officers and directors of the Company and/or ILINK have agreed to vote shares over which they exercise voting power in an aggregate amount of 6,828,914 shares of Common Stock in favor of a proposal to increase the authorized shares of Common Stock and Preferred Stock of the Company. In addition, pending the solicitation of the necessary stockholder approval and as a condition to the first closing of the Class C Offering, securityholders, including officers and directors of the Company and/or ILINK, have agreed not to exercise any options owned by them unless and until the shareholders of the Company approve an increase in authorized capital stock.

     See "Executive Compensation--Employment Agreements" and "Executive Compensation --Consulting Agreements" for descriptions of the terms of employment and consulting agreements between the Company or ILINK and certain officers, directors and other related parties.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Common Stock constitutes the only voting securities of the Company. Each share of Class B Preferred Stock is convertible, at the option of the holder thereof, into approximately 24.47 shares of Common Stock, subject to adjustment upon the occurrence of certain events. Each share of Class C Preferred Stock is convertible, at the option of the holder thereof, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50 or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998. The table below sets forth information, to the best of the Company's knowledge, with respect to the total number of shares of the Company's Common Stock, Class B Preferred Stock and Class C Preferred Stock beneficially owned by each director, the Company's Chief Executive Officer, each beneficial owner of more than five percent of the Common Stock, and all directors and executive officers as a group, as reported by each such person, as of September 30, 1996. On that date, there were 11,466,312 shares of the Company's Common Stock issued and outstanding, no shares of the Company's Class A Preferred Stock issued and outstanding, 7,500 shares of the Company's Class B Preferred Stock issued and outstanding, and 240,000 shares of the Company's Class C Preferred Stock issued and outstanding.

                                                               % of Outstanding
                                                                  Shares of
                                            Number of Shares     Common Stock
   Name and Address            Title of    Beneficially Owned    Beneficially
of Beneficial Owner /(1)/       Class      Prior to Offering      Owned/(2)/
--------------------------   ----------   -------------------  ---------------

Four M International,        Common Stock      3,915,570/(4)/       34.1%
 Inc./(3)/
Casa Fortuna, S.A./(3)/
Linkcost, Ltd./(3)/
1980 Post Oak Boulevard
Houston, TX  77056

ILINK, Ltd./(5)/             Common Stock      2,913,344            25.4%
c/o Clay Wilkes
65 East Wadsworth Park
 Drive
Draper, UT  84020

Clay Wilkes/(6)/             Common Stock      2,426,263/(7)/       21.2%
65 East Wadsworth Park
 Drive
Draper, UT  84020

Benchmark Equity Group Inc.  Common Stock     2,190,945/(10)/       18.8%
700 Gemini                     Class C                  752
Houston, TX  77058         Preferred Stock


                                                               % of Outstanding
                                                                  Shares of
                                            Number of Shares     Common Stock
   Name and Address           Title of     Beneficially Owned    Beneficially
of Beneficial Owner /(1)/       Class      Prior to Offering      Owned/(2)/
--------------------------   ----------   -------------------  ---------------

R. Huston Babcock, M.D.      Common Stock       667,173/(11)/       5.8%
741 12th Street North          Class B            7,500
St. Petersburg, FL  33705     Preferred
                                Stock

Henry Y.L. Toh/(3)/          Common Stock       173,501/(12)/       1.5%
3227 Bennet Street North
St. Petersburg, FL  33713

John W. Wards              Common Stock         608,332/(13)/       5.0%
65 East Wadsworth Park
 Drive
Provo, UT  84020

T6-G Limited Partnership     Common Stock     720,083/(8)(9)/       6.2%
185 South State Street
Salt Lake City, UT

William A. Baquet            Common Stock       785,284/(14)/       6.8%
c/o Commonwealth Associates
733 Third Avenue
New York, NY  10017

Commonwealth Associates      Common Stock     1,911,392/(15)/      15.5%
733 Third Avenue               Class C            3,750
Suite 700                     Preferred
New York, NY  10017             Stock

Alex Radulovic/(16)/         Common Stock       769,824/(17)/       6.7%
65 East Wadsworth Park
 Drive
Provo, UT  84020

Joseph A. Cohen              Common Stock        96,000/(18)/        *
1370 Avenue of the Americas    Class C            3,000/(18)/
New York, NY  10019           Preferred
                                Stock

All Executive Officers and   Common Stock     4,879,390/(20)/      35.4%
Directors as a Group           Class C            4,666
 (9 Persons)                  Preferred
                                Stock


---------------------------------
*    Represents less than 1%.
(1) Unless noted, all of such shares are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them.
(2) As to each person or entity named as beneficial owners, such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be. Does not give effect to the agreement of certain holders of outstanding options not to exercise such options pending shareholder approval of an increase in the authorized capital of the Company.

(3) Mr. Toh, a director of the Company and one of two directors of Four M, has disclaimed beneficial ownership of the shares of the Common Stock owned by Four M.

(4) Represents the number of shares of Common Stock subject to options granted by the noted shareholders. As set forth hereinbelow, Four M has granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. The exercise price is equal to the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark Equity Group, Inc. received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain members of management of ILINK have the right to purchase 825,000 shares of Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997.
(5) G Net Enterprises, Inc. ("G Net") is the General Partner of ILINK, Ltd. and Clay Wilkes, an officer and director of the Company, is the sole shareholder of G Net.
(6)  ILINK, Ltd., a limited partnership, owns an aggregate 2,913,344 shares.
     Mr. Wilkes, an officer and director of ILINK, owns a 61.6424% interest in ILINK, Ltd.; pursuant to Rule 13d-1 under the Exchange Act, he may be deemed to indirectly beneficially own 1,646,263 of the shares owned by ILINK, Ltd.
(7)  Includes 1,646,263 shares of Common Stock held of record by ILINK, Ltd.
     See previous footnote. Also includes 780,000 shares of Common Stock purchasable upon exercise of an option exercisable commencing on July 1, 1996 granted by Four M. Excludes an option granted by the Company on July 1, 1996 to purchase 1,500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option becomes exercisable (to the extent vested) on June 30, 1997, vests in its entirety on June 30, 2001 and lapses on June 30, 2002.
(8) ILINK, Ltd., a limited partnership, owns an aggregate 2,913,344 shares. T6-G Limited Partnership owns a 9.5% interest in ILINK, Ltd.; pursuant to Rule 13d-1 under the Exchange Act, it may be deemed to indirectly beneficially own 548,891 of the shares owned by ILINK, Ltd.
(9) Includes 171,192 shares of Common Stock which are issuable upon conversion of 7,133 shares of Class C Preferred Stock.
(10) Includes 183,542 shares of Common Stock issuable upon conversion of Class B Preferred Stock subject of an option exercisable commencing July 1, 1996 granted by R. Huston Babcock to the noted shareholder and 1,082,785 shares of Common Stock which may be purchased upon exercise of an option exercisable commencing July 1, 1996 granted by Four M to the noted shareholder. Also includes (a) 18,048 shares of Common Stock issuable upon conversion of 752 shares of Class C Preferred Stock, and (b) 145,000 shares of Common Stock, all of which 163,048 shares are beneficially owned by Trident I, LLC, of which the noted shareholder is the manager with the power to exercise investment, dispositive and voting control.
(11) Includes: (a) 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock owned by the noted stockholder are convertible; and
     (b) 23,501 shares of Common Stock issuable pursuant to options exercisable within 60 days of the date hereof. The shares of Common Stock issuable upon conversion of such shares of Class B Preferred Stock are subject to an option granted by the noted stockholder to Benchmark Equity Group, Inc.
(12) Represents shares of Common Stock issuable pursuant to options exercisable within 60 days of the date hereof.









































(13) Includes 333,332 shares of Common Stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of Common Stock. Also includes 250,000 shares of Common Stock subject to another option held by Mr. Edwards, and 25,000 shares of Common Stock subject to a warrant held by Mr. Edwards. See "Executive Compensation--Employment Agreements," "Use of Proceeds" and "Certain Relationships and Related Transactions."
(14) Includes 541,393 shares of Common Stock issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M and 243,891 Kanter Shares. Does not include shares issued or issuable to Commonwealth, of which Mr. Baquet is an associated person, or to certain affiliates or control persons of Commonwealth. See next footnote.
(15) Includes 541,392 shares of Common Stock issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M to Commonwealth and 530,000 shares of Common Stock owned by certain affiliates and control persons of the named shareholder. Also includes 750,000 shares of Common Stock subject to a warrant held by the named stockholder and 90,000 shares of Common Stock issuable upon conversion of 3,750 shares of Class C Preferred Stock which are held by certain affiliates of the named stockholder. Does not include shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.
(16) ILINK, Ltd., a limited partnership, owns 2,913,344 shares. Mr. Radulovic owns 4.67% interest in ILINK, Ltd.; pursuant to Rule 13d-1 under the Exchange Act, he may be deemed to indirectly beneficially own 269,824 of the shares owned by ILINK, Ltd.
(17) Includes 269,824 shares of Common Stock held of record by ILINK, Ltd. See previous footnote. Also includes 500,000 shares of Common Stock issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M but excludes an option granted by the Company on July 1, 1996, to purchase 500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option becomes exercisable (to the extent vested) on June 30, 1997, vests in its entirety on June 30, 2001 and lapses June 30, 2002.

(18) The Company has agreed to issue options to purchase 64,000 shares of Common Stock to Mr. Cohen, to be exercisable at the fair market value thereof on September 30, 1996. Of such options, 24,000 shall vest and become exercisable immediately upon grant, 20,000 shall vest and become exercisable on the first anniversary of the grant, and 20,000 shall vest and become exercisable on the second anniversary of the grant. Represents shares to become immediately issuable upon exercise of such options. Includes 72,000 Conversion Shares, subject to adjustment, issuable to the Leslie Group upon conversion of Class C Preferred Stock. Mr. Cohen is President of the Leslie Group, Inc., which is a limited partner of the parent of Commonwealth, and which holds 3,000 shares of Class C Preferred Stock.
(19) Represents 1,350,000 shares of Common Stock issuable upon conversion of 56,250 shares of Class C Preferred Stock.

(20) Includes 924,789 shares of Common Stock issuable pursuant to options exercisable within 60 days of the date hereof, 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock are convertible and 111,984 shares of Common Stock, into which 4,666 shares of Class C Preferred Stock are convertible. Also includes 1,280,000 shares of Common Stock subject of an option exercisable commencing on July 1, 1996 granted by Four M, and excludes certain unvested options granted by the Company.


                            SELLING SECURITYHOLDERS

     The following table assumes that each Selling Stockholder is offering for sale securities previously issued or issuable by the Company and/or shares of Common Stock issuable in the event of conversion or exercise of outstanding securities. The Company has agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel). None of the Selling Securityholders has ever held any position with the Company or had any other material relationship with the Company except that Clay Wilkes, the owner of G Net, the general partner of ILINK, Ltd., is an officer and director of the Company; certain other beneficial owners of ILINK, Ltd. are presently officers of ILINK, namely, Alex Radulovik and Floyd Wilkes. See "The Company," "1996 Offerings," and "Certain Transactions."

     The following table sets forth the beneficial ownership of the Securities by each person who is a Selling Stockholder. The Company will not receive any proceeds from the sale of such securities by the Selling Stockholders.


                                                                                        Percent of
                                                Securities Being Offered            Common Stock Owned
                                            ------------------------------  ----------------------------------
Name and                                                         Common         Prior to            After
Address of Beneficial Owner                    Other             Stock         Offering(1)       Offering(2)
-----------------------------------         ----------     ---------------  ---------------     --------------

J. W. Charles Financial Services, Inc.          --            331,126 (3)           2.8%            0%
980 North Federal Highway
Boca Raton, FL  33432

Joseph Mandarino                             40,000(4)        165,988 (5)           1.4%            0%
280 Watchogue Road
Staten Island, NY  10314

Joseph P. Ingarra                               --             36,988 (6)             *             0%
120 Kensington Road
Garden City, NY  11530

Robert M. Fuller                                --             45,992 (7)             *             0%
2302 Kenley
Fort Worth, TX  76107

Leonard M. Schiller                             --             36,988 (6)             *             0%
17323 Bridleway Trail
Boca Raton, FL  33496

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Maurice J. Gallagher                              --          110,988 (8)           1.0%            0%
c/o Gallagher Investment Corp.
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

Gallagher Investment Corp.                        --           84,000 (9)             *             0%
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

Robert L. Priddy                                  --         182,988 (10)           1.6%            0%
1800 Phoenix Boulevard
Suite 126
Atlanta, GA  30349

Richard G. David                                  --          74,000 (11)             *             0%
David & Hagner
1120 19th Street, N.W.
Washington, DC  20036

Phillip J. Schiller                               --           36,988 (6)             *             0%
17323 Bridleway Trail
Boca Raton, FL  33496

Montague Securities International, Ltd.           --          70,000 (12)             *             0%
Saffrey Square
P.O. Box N.7474
Nassau, Bahamas

Watts Texas Limited Partnership                   --          50,000 (13)             *             0%
525 17th Street
Rock Island, IL  61201

S.C. Culbreth                                     --          75,000 (14)             *             0%
10 Tidewater Drive
Ormond Beach, FL  32174

John R. Beardmore                                 --          75,000 (14)             *             0%
P.O. Box 457
Alexandria, MN  56308

ILINK, Ltd.                                       --           2,913,344(15)       25.4%            0%
c/o GNET Enterprises, Inc.
c/o Clay Wilkes
65 East Wadsworth Park Drive
Draper, UT  84020

Clay Wilkes                                       --            2,426,263 (16)     21.2%            0%
65 East Wadsworth Park Drive
Draper, UT  84020

Alex Radulovic                                    --         769,823 (17)           6.7%            0%
65 East Wadsworth Park Drive
Draper, UT  84020

Floyd C. Wilkes                                   --         403,511 (18)           3.5%            0%
65 East Wadsworth Park Drive
Draper, UT  84020

                                                                                       Percent of
                                                 Securities Being Offered          Common Stock Owned
                                           ----------------------------------  ---------------------------
Name and                                                         Common            Prior to       After
Address of Beneficial Owner                   Other               Stock          Offering (1)   Offering (2)
-------------------------------------      ------------    ------------------  -------------   -------------
Benchmark Equity Group, Inc.                   --           2,120,945 (19)          18.8%           0%
700 Gemini
Houston, TX  77058

Scott A. Mednick                               --             100,000 (20)             *            0%
7972 Mulholland Drive
Los Angeles, CA  90046

Scott Cook                                     --             230,078 (21)           2.0%           0%
1700 Pacific Avenue
Suite 500
Dallas, TX  75201

Trident I, LLC                                 --             163,048 (22)           1.4%           0%
c/o Benchmark Equity Group, Inc.
700 Gemini
Houston, TX  77058

Joseph Wong                                    --              88,096 (23)             *            0%
c/o Grand Fur Trading Company, Ltd.
10 A Humphreys Avenue
1/F Kowloon, Hong Kong

Republic New York Securities                   --               36,000 (9)             *            0%
American Equities Overseas
1 Hanson Place
Brooklyn, NY  11243

Fred and Ann Margolin                          --               36,000 (9)             *            0%
10515 Lennox Lane
Dallas, TX  75229

George W. Smith                                --               18,000 (9)             *            0%
4049 Darby Lane
Seaford, NY  11783

The British Life Office Limited                --              180,000 (9)           1.5%           0%
Reliance House
Tunbridge Wells
Kent TN4 8B1
England

Orbis Pension Trustees Limited                 --              540,000 (9)           4.5%           0%
1 Connaught Place
London W2 2DY England

Bondstreet Partners Limited                    --               72,000 (9)             *            0%
64 West 12th Street
New York, NY  10011

Robert C. Donaldson &                          --               18,000 (9)             *            0%
Kathleen T. Donaldson
7780 Boot Hill Drive
Park City, UT  84098

Phillip C. Lockwood                            --               18,000 (9)             *            0%
11 Kendall Drive
Northborough, MA  01532

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
S. Marcus Finkle                                  --           54,000 (9)             *            0%
117 AABC
Aspen, CO  81611

Paul D. Goldenheim                                --            9,000 (9)             *            0%
4 Bald Hill Pl.
Wilton, CT  06897

James A. Cardwell, Jr.                            --           18,000 (9)             *            0%
1105 Los Jardines
El Paso, TX  79912

Monroe H. Schenker and                            --           18,000 (9)             *            0%
Barbara P. Schenker
22604 Caravelle Circle
Boca Raton, FL  33433-6309

Mario Marsillo, Jr.                               --           18,000 (9)             *            0%
23 Ebey Lane
Staten Island, NY  10312

Ned Gilleland, Sr.                                --           36,000 (9)             *            0%
232 S. Sea Pines Dr.
Hilton Head, SC  29928

Ronald Piasecki                                   --          180,000 (9)           1.5%           0%
17854 W. Spring Lake Rd.
Spring Lake, MI  49456

H. Eugene Graves                                  --           72,000 (9)             *            0%
313 West Moreno Street
Pensacola, FL  32502

Richard G. Dahlen &                               --           54,000 (9)             *            0%
Pricilla A. Dahlen
16467 Horseshoe Ridge Rd.
Chesterfield, MO  63005

Joyce N. Westmoreland                             --           36,000 (9)             *            0%
6946 Moniteau Ct.
Baton Rouge, LA  70809

Lawrence Genin                                    --           18,000 (9)             *            0%
61 English Turn
New Orleans, LA  70131

Daniel R. Lee                                     --           36,000 (9)             *            0%
500 Skokie Blvd.
Suite 200
Northbrook, IL  60062

Alvin Siegel                                      --           18,000 (9)             *            0%
1530 Palisade Avenue
Fort Lee, NJ  07024

Keyvan Novinkakht                                 --           36,000 (9)             *            0%
433 N. Palm Dr., #403
Beverly Hills, CA  90210

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Edward Dallin Bagley                              --           36,000 (9)             *            0%
8 Shadow Wood Lane
Sandy, UT  84092

Mansour Khayyam                                   --           36,000 (9)             *            0%
27 Harbour Road
Kings Point, NY  11024

J. Michael Wolfe                                  --           36,000 (9)             *            0%
403 Greenwood Avenue
Clarksville, TN  37040

David L. Yeager                                   --           72,000 (9)             *            0%
2881 S. 98th Street
West Allis, WI  53227

Douglas Levine                                    --           36,000 (9)             *            0%
88 University Place
New York, NY

Frederick J. Oswald                               --            9,000 (9)             *            0%
3312 Bic Horn Trail
Plano, TX  75075

Rush Family Revocable Trust                       --            9,000 (9)             *            0%
TR DTD 4-13-93
335 N. Maple Drive
Beverly Hills, CA  90210

Lawrence Seftel and                               --           12,000 (9)             *            0%
Sandra Bernstein
7620 Dorchester Rd.
Boynton Beach, FL  33437

Sandra Bernstein                                  --           24,000 (9)             *            0%
10 Carriage Drive
Old Westbury, NY  11568

Joel A. Stone                                     --           54,000 (9)             *            0%
2839 Woodmere Dr.
Northbrook, IL  60062

Maxwell Lang Elliott                              --           36,000 (9)             *            0%
27271 Ridge Lake Court
Bonita Springs, FL  34134

Zachary Gomes                                     --           36,000 (9)             *            0%
155 Perry Street
New York, NY  10014

William Joe Jackson and                           --           54,000 (9)             *            0%
Ann Street Jackson
2919 West Autumn Run Circle
Sugar Land, TX  77479

Theodore Stern &                                  --           72,000 (9)             *            0%
Elizabeth Stern
1943 Wightman Street
Pittsburgh, PA  15217

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Herbert Meislich                                  --           36,000 (9)             *            0%
338 Lacey Drive
New Milford, NJ  07646

Thomas C. Smith                                   --           36,000 (9)             *            0%
1817 Sacramento Terrace
Plano, TX  75075

Chatri Jhynjhnuwala                               --           36,000 (9)             *            0%
Lourdes Jhynjhnuwala
25 Harbor Drive
Corona Del Mar, CA  92635

Schneider Fuel Oil Inc. Pension Plan              --           36,000 (9)             *            0%
Edward T. Schneider, Trustee
275 E. 7th Street
Mt. Vernon, NY  10550

Entermedia Growth Partners LP                     --          120,000 (9)           1.0%           0%
1900 Wazee Street
Suite 106
Denver, CO  80202

Peggy Jordan                                      --           36,000 (9)             *            0%
610 Wingspread
Peachtree City, GA  30369

Ronald B. Booth                                   --           18,000 (9)             *            0%
Marew L. Booth
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

A.T. Jagman, Trustee                              --           36,000 (9)             *            0%
Anthony T. Jagman
1415 Renson Street
Lansing, MI  48910

Arnold R. Meyer, Trustee                          --           36,000 (9)             *            0%
Arnold R. Meyer Estate Trust
19707 Turnberry Way
Aventura, FL  33180

Flynn Investment Corporation                      --           90,000 (9)             *            0%
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

Fiducie Desjardins                                --           36,000 (9)             *            0%
A/C 744766-7-59
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

Fiducie Desjardins                                --           36,000 (9)             *            0%
A/C 900595-0-59
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------

Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Savings and Investment Trust                      --           36,000 (9)             *            0%
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

Cantrade Privatbank A.G.                          --          396,000 (9)           3.3%           0%
Postfach
8039 Zurich
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

Robert L. Burr &                                  --           18,000 (9)             *            0%
Catherine W. Burr
5168 Renaissance Avenue
San Diego, CA  92122

George L. Smith                                   --           18,000 (9)             *            0%
403 Dater Hill Road
Troy, NY  12186

J.A. Cardwell                                     --           18,000 (9)             *            0%
5467 Upper Valley Road
El Paso, TX  79932

Paul R. Alter                                     --           18,000 (9)             *            0%
1111 Park Avenue
New York, NY  10128

Steve M. Barnett                                  --           36,000 (9)             *            0%
666 Dundee Road
Suite 1704
Northbrook, IL  60062

John Luck                                         --           18,000 (9)             *            0%
1 Marsh Bird Lane
Savannah, GA  31411

John A. Catsimatidis                              --           36,000 (9)             *            0%
817 Fifth Avenue
14th Floor
New York, NY  10021

William R. Schoen                                 --            9,000 (9)             *            0%
5 Kenilworth Court
Novato, CA  94945

Alfred Yau                                        --           18,000 (9)             *            0%
13111 Brooks Drive #A
Baldwin Park, CA  91706

J-Mark Computer Corp.                             --           36,000 (9)             *            0%
13111 Brooks Drive #A
Baldwin Park, CA  91706

Mel Harris                                        --           36,000 (9)             *            0%
10800 Biscayne Blvd.
Penthouse
Miami, FL  33161

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Angelo Vivolo                                     --           18,000 (9)             *            0%
140 East 74th Street
New York, NY

Christiana Bank Luxembourg, S.A.                  --           36,000 (9)             *            0%
16 Avenue Pasteur
1-2015 Luxembourg

Harold S. Blue                                    --           36,000 (9)             *            0%
2501 David Road, #230
Ft. Lauderdale, FL  33317

Dr. Philip Freedman                               --           18,000 (9)             *            0%
1365 York Avenue
Apt. 28A
New York, NY  10021

Michael S. Falk                                   --         253,000 (24)           2.2%           0%
One Beekman Place
Apt. 15A
New York, NY  10022

Edith G. Gampel TTEE                              --           36,000 (9)             *            0%
Edith G. Gampel Irrevocable Tr.
  Dtd. 9/1/92
19495 Biscayne Blvd.
Suite 906
Aventura, FL  33180

Intergalactic Growth Fund, Inc.                   --           36,000 (9)             *            0%
Post Office Box N-341
Nassau, Bahamas

Robert B. Kimball III                             --           36,000 (9)             *            0%
107 Wood Street
Groveland, MA

George Hodor                                      --           36,000 (9)             *            0%
15 Pleasantville Road
Ossining, NY  10562

Drew Carmi                                        --           18,000 (9)             *            0%
8216 Skyline Drive
Los Angeles, CA  90046

Hercules Systems, Inc.                            --           18,000 (9)             *            0%
2900 Hearne
Shreveport, LA  71103

Manny Fink IRA Rollover                           --           36,000 (9)             *            0%
c/o Oppenheimer & Co., Custodian
ATTN:  Jeremy Deleski
Oppenheimer Tower
1 World Financial Center
New York, NY  10281

Sidney Deutsch                                    --           36,000 (9)             *            0%
17214 Ryton Lane
Boca Raton, FL  33496

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Cramer Taos Partners                              --           36,000 (9)             *             0%
707 Westchester Avenue
White Plains, NY  10604

Gerald B. Cramer                                  --           36,000 (9)             *             0%
707 Westchester Avenue
White Plains, NY  10604

Jonathan R. Cohen                                 --            9,000 (9)             *             0%
50 East 42nd Street
Suite 200
New York, NY  10017

Milton A. Teplin                                  --           18,000 (9)             *             0%
31 Rogers Drive
New Rochelle, NY  10504

James Crandall & Claudia                          --           18,000 (9)             *             0%
Crandell JTTEN
6045 Serene Drive
Las Vegas, NV  89130

Maerki, Baumann & Co.                             --         336,000 (25)           2.8%            0%
A.G.
8002 Zurich, Switzerland

Bernard Kirsner TTEE                              --           24,000 (9)             *             0%
Bernard Kirsner Trust-DTD
6196 Vista Linda Lane
Boca Raton, FL  33433

Jack Ehrenhaus - IRA                              --           14,400 (9)             *             0%
Rollover
c/o Smith Barney Shearson, Inc.
2 World Trade Center
New York, NY  10048

Robert A. Bryson                                  --           18,000 (9)             *             0%
2982 Castro Lane
Holladay, UT  84117

Fredrik Grunewald                                 --           36,000 (9)             *             0%
Herrviksvagen 21
13940 Varindo, Sweden

David L. Cohen                                    --           36,000 (9)             *             0%
923 Harvard Ct.
Woodmere, NY  11598

Zane R. and Debbie J. Doyle                       --           18,000 (9)             *             0%
2966 Acorn Lane
Sandy, UT  84093

Gary R. Perrine &                                 --           18,000 (9)             *             0%
Rebecca C. Perrine JTWRS
2470 Tarpon Road
Naples, FL  34112

                                                                                         Percent of
                                                   Securities Being Offered          Common Stock Owned
                                               -------------------------------   ---------------------------
Name and                                                         Common             Prior to      After
Address of Beneficial Owner                       Other          Stock             Offering(1)  Offering(2)
-------------------------------------          ----------  -------------------   ------------- -------------
Anasazi Partners, Limited Partners                 --          36,000 (9)             *            0%
108 Charles Street
Boston, MA  02114

John J. Giuffrida IRA                              --          18,000 (9)             *            0%
Bear Stearns Securities Co.
Custodian
245 Park Avenue
New York, NY  10167

Andrew B. Hart                                     --           9,000 (9)             *            0%
12570 Skyline Boulevard
Oakland, CA  94619

The Yorkin Trust                                   --          36,000 (9)             *            0%
345 N. Maples Drive, #206
Beverly Hills, CA  90210

David L. Stellway                                  --           9,000 (9)             *            0%
10400 SW Riverside Drive
Portland, OR  97219

John Becker                                        --          18,000 (9)             *            0%
2709 Monte Creston Drive
Belmont, CA  94002

Gerald S. Royal                                    --          18,000 (9)             *            0%
Mary E. Royal
8111 84th Street, NE
Marysville, WA  98270

Peter M. Scotto                                    --          18,000 (9)             *            0%
33 Tharp Lane
Marlboro, NJ  07746

Richard Corbin                                     --           9,000 (9)             *            0%
2000 Broadway, #21A
New York, NY  10023

Charles L. Wisseman                                --           9,000 (9)             *            0%
805 La Salle Drive
Champaign, IL  61820

Edward L. Wilson, Jr.                              --          18,000 (9)             *            0%
1900 McFarland
Baytown, TX  77520

Lawrence J. Rodler                                 --          18,000 (9)             *            0%
1 Victoria Street
Cumberland House
Fifth Floor
Hamilton Bermuda  HM11

Leslie Group, Inc.                                 --          72,000 (9)             *            0%
1370 Avenue of the Americas
26th Floor
New York, NY  10019

                                                                                       Percent of
                                                 Securities Being Offered          Common Stock Owned
                                           ----------------------------------  ---------------------------
Name and                                                         Common            Prior to       After
Address of Beneficial Owner                   Other               Stock          Offering(1)   Offering(2)
-------------------------------------      ------------    ------------------  -------------   -----------
David Morley                                   --               9,000 (9)             *             0%
2 Longbeach
Grey Grouville
Jersey CI, UK

Richard L. Bazelon &                           --              36,000 (9)             *             0%
Eileen A. Bazelon, JT TEN
3009 Foxx Lane
Philadelphia, PA  19144

DLJSC IRA                                      --              12,000 (9)             *             0%
F/B/O Sandy Flury
Pershing Division of DLJSC
Post Office Box 2060
Jersey City, NJ  07303-9917

DLJSC IRA                                      --              12,000 (9)             *             0%
F/B/O William H. Flury
Pershing Division of DLJSC
Post Office Box 2060
Jersey City, NJ  07303-9917

William H. Flury                               --          39,984 (9)(35)             *             0%
2824 Lucky John Road
Park City, UT  84060

E & M RP Trust                              80,000 (26)      251,984 (27)           2.2%            0%
655 Brea Canyon Road
Walnut, CA  91789

Kenneth R. Falchuk                             --              36,000 (9)             *             0%
126 Cottage Street
Brookline, MA  02146

Patrick H. Miller, Jr. &                       --              54,000 (9)             *             0%
Lee Miller JTWROS
1266 W. Paces Ferry Road, N.W.
Atlanta, GA  30327

Kenneth J. Zises                               --              36,000 (9)             *             0%
c/o Zises Associates
20 William Street
Wellesley, MA  02181

Robert H. Cole                                 --               9,000 (9)             *             0%
5102 Los Alamitos Ct.
Midland, TX  79705

David H. Zises                                 --              36,000 (9)             *             0%
20 Patten Circle
Newton Centre, MA  02159

Jens Duborg                                    --              18,000 (9)             *             0%
19 Sterling Road
N. Billenco, MA  01862

Michael P. Curtis                              --              18,000 (9)             *             0%
14 Stonehedge Drive
Wilmington, MA  01887

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                --------------------------------   ---------------------------
Name and                                                         Common               Prior to     After
Address of Beneficial Owner                      Other            Stock             Offering (1) Offering (2)
-------------------------------------           -------      -------------------   ------------- -------------
William A. Rosser &                               --                  36,000 (9)           *           0%
Karen S. Westrell
Tenants in Common
2946 Robinson Hill Road
Golden, CO  80403

Michael J. George                                 --                  18,000 (9)           *           0%
19 Hale Street
Haverhill, MA  01830

Faisal Finance (Switzerland), S.A.                --                 100,800 (9)           *           0%
84 Au Louis-Casai
Post Office Box 42
CH-1216 Cointrin, Geneva
Switzerland

Daniel M. Libby                                   --                   9,000 (9)           *           0%
333 East 68th Street
New York, NY  10021

Bartlesville Wesleyan College                     --                  13,584 (9)           *           0%
2201 Silver Lake Road
Bartlesville, OK  74006

Vikki K. Schorlenner                              --                   9,000 (9)           *           0%
Post Office Box 57
Beeville, TX  78104

David J. Dercher                                  --                   9,000 (9)           *           0%
6801 Ludlow Street
Upper Darby, PA  19082

SJG Management Inc.                               --                   9,000 (9)           *           0%
4934 Sable Pine Circle, #920C
West Palm Beach, FL  33417

Carl Shaifer                                      --                  18,000 (9)           *           0%
8515 Seminole Street
Philadelphia, PA  19118

Jeffries International                            --                 22,800 (28)           *           0%
46 New Broad Street
London EC2M 1JD England

Commonwealth Associates                         750,000 (29)      1,911,392 (30)         15.5%         0%
733 Third Avenue
New York, NY  10017

T6-G Limited Partnership                          --                720,083 (31)          6.2%         0%
185 South State Street
Salt Lake City, UT

William Baquet                                    --                785,284 (32)          6.8%         0%
33 Libby Avenue
Hicksville, NY  11801

Marc Siegel                                       --             100,000(33)(34)           *           0%
2 Bridle Way
Fort Lee, NJ  07024

                                                                                           Percent of
                                                    Securities Being Offered          Common Stock Owned
                                                ------------------------------   ---------------------------
Name and                                                       Common               Prior to     After
Address of Beneficial Owner                      Other          Stock             Offering (1) Offering (2)
-------------------------------------           -------    -------------------   ------------- -------------
Michael Stranahan                                 --             100,000(33)          *            0%
21 Hedgerow W.
Swedesboro, NJ  08085

Alvin Mirman                                      --          55,000(33)(34)          *            0%
4183 Shell Road
Sarasota, FL  34242

Vincent Labarbara                                 --          40,000(33)(34)          *            0%
1266 Ocean Boulevard
Sea Bright, NJ  07760

Basil Asciutto                                    --          40,000(33)(34)          *            0%
82 Haywood Street
Staten Island, NY  10307

Eric Rand                                         --          30,000(33)(34)          *            0%
345 Rumson Road
Little Silver, NJ  07391

Sheldon Kraft                                     --             20,000 (33)          *            0%
H2 Downing Street #1
New York, NY  10014

Murray Segal                                      --          20,000(33)(34)          *            0%
300 East 56th Street
New York, NY  10022

Oded Berkowitz                                    --             15,000 (33)          *            0%
200 East 58th Street #15H
New York, NY  10021

Rich Galtierri                                    --             15,000 (33)          *            0%
400 Carriage Lane
Wyckoff, NJ  07481

Richard Rosenbloom                                --             15,000 (33)          *            0%
42 Chicopee Drive
Wayne, NJ  07470

Richard Campanella                                --             10,000 (33)          *            0%
5 Lower Overlook Road
Gillette, NJ  07933

Joseph Wynne                                      --          10,000(33)(34)          *            0%
10 Crest Road East
North Merrick, NY  11566

Evan Gartenberg                                   --             10,000 (33)          *            0%
143-03 Cronston Avenue
Neponsh, NY  11694

Ronald Moschetta                                  --             10,000 (33)          *            0%
122 Genessee Boulevard
Atlantic Beach, NY  11509

Zachary Carmi                                     --             10,000 (33)          *            0%
1365 York Avenue
New York, NY  10021

-------------------------
*  Less than one percent.
(1) As to each person or entity named as beneficial owners, such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(2) Assumes the conversion and/or sale of the entirety of the securities being offered by the noted shareholder. Does not give effect to the agreement of certain holders of outstanding options not to exercise such options pending shareholder approval of an increase in the authorized capital.
(3) Represents the shares of Common Stock issuable upon exercise of the JW Charles Warrant, as adjusted.
(4)  Represents the Mandarino Warrant to purchase Common Stock.
(5) Includes 52,500 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note, 73,488 shares of Common Stock (previously defined as the "Conversion Shares") issuable upon conversion of Class C Preferred Stock, and 40,000 shares of Common Stock issuable upon exercise of the Mandarino Warrant. The conversion price of the Class C Preferred Stock assumes that the closing bid price of the Common Stock is not lower than $2.50 during any five consecutive trading days during the period commencing August 21, 1996 and ending 18 months thereafter. To the extent that the closing bid price of the Common Stock is lower than $2.50 for such period, the holder of the Class C Preferred Stock would be entitled to a lower conversion rate and the number of Conversion Shares issuable would be proportionately higher.
(6) Includes 17,500 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note and 19,488 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(7) Includes 35,000 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note and 10,992 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(8) Includes 52,500 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note and 58,488 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(9) Represents Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(10) Includes 52,500 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note and 130,488 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(11) Includes 35,000 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note and 39,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).
(12) Represents shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note.
(13) Includes 25,000 shares of Common Stock issued in connection with the ILINK Acquisition and 25,000 shares of Common Stock issuable upon exercise of the Cook Option.
(14) Includes 25,000 shares of Common Stock issued in connection with the ILINK Acquisition, 25,000 Kanter Shares held by the named shareholder and 25,000 shares of Common Stock issuable upon exercise of the Cook Option.
(15) Represents shares of Common Stock issued in connection with the ILINK Acquisition. Of such amount, 925,000 shares of Common Stock are held in escrow until certain conditions to the release thereof are met. See "The Company."









































(16) Includes 780,000 shares of Common Stock which may be purchased upon exercise of Four M Options and 1,646,263 shares of Common Stock which represent the named shareholder's beneficial interest in shares of Common Stock issued by the Company to ILINK, Ltd. in connection with the ILINK Acquisition.
(17) Includes 500,000 shares of Common Stock which may be purchased upon exercise of Four M Options and 269,823 shares of Common Stock which represent the named shareholder's beneficial interest in shares of Common Stock issued by the Company to ILINK, Ltd. in connection with the ILINK Acquisition
(18) Includes 370,000 shares of Common Stock which may be purchased upon exercise of Four M Options and 33,511 shares of Common Stock which represent the named shareholder's beneficial interest in shares of Common Stock issued by the Company to ILINK, Ltd. in connection with the ILINK Acquisition
(19) Includes 761,570 shares of Common Stock issued in connection with the ILINK Acquisition and 183,542 shares of Common Stock issuable upon conversion of Class B Preferred Stock subject of an option exercisable commencing July 1, 1996 granted by R. Huston Babcock to the noted shareholder and 1,082,785 shares of Common Stock which may be purchased upon exercise of Four M options. Also includes (a) 18,048 shares of Common Stock issuable upon conversion of 752 shares of Class C Preferred Stock, and (b) 145,000 shares of Common Stock beneficially owned by Trident I, LLC, of which the noted shareholder is the manager with the power to exercise investment, dispositive and voting control.
(20) Represents shares of Common Stock issued in connection with the ILINK Acquisition. Of such amount, 75,000 shares of Common Stock are held in escrow until certain conditions to the release thereof are met. See "The Company."
(21) Includes 75,086 shares of Common Stock issued in connection with the Ilink Acquisition, 79,992 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5), 25,000 shares of Common Stock issuable upon exercise of the Cook Option and 50,000 shares of Common Stock which may be purchased upon exercise of Four M Options.

(22) Includes 75,000 shares of Common Stock issued in connection with the Ilink Acquisition, 18,048 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 70,000 shares of Common Stock issued upon conversion of a promissory note in February 1996.
(23) Includes 18,096 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 70,000 shares of Common Stock issued upon conversion of a promissory note in February 1996.
(24) Includes 18,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 235,000 Kanter Shares held by the named shareholder. The Company has been advised that the named shareholder is an affiliate or associated person of Commonwealth. Does not include shares of Common Stock held by Commonwealth or other affiliates or associates of Commonwealth or shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.
(25) Includes 72,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 264,000 shares of Common Stock issuable upon conversion of Class C Preferred Stock issuable in accordance with and upon conversion of the Convertible Notes in the event of the amendment of the Company's Articles of Incorporation to increase its authorized capital stock and designation of Class C Preferred Stock. See "Description of Securities-Convertible Promissory Notes."
(26) Represents the E&M Warrant to purchase Common Stock.
(27) Includes 171,984 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 80,000 shares of Common Stock issuable upon exercise of the E&M Warrant.
(28) Represents shares of Common Stock issuable upon conversion of Class C Preferred Stock issuable in accordance with and upon conversion of the Convertible Notes in the event of the amendment of the Company's Articles of Incorporation to increase its authorized capital stock and designation of Class C Preferred Stock. See "Description of Securities-Convertible Promissory Notes."
(29) Represents the Commonwealth Warrant to purchase Common Stock.
(30) Includes 541,392 shares of Common Stock which may be purchased upon exercise of Four M options and 530,000 shares of Common Stock owned by certain affiliates and control persons of the named shareholder. Also includes 750,000 shares of Common Stock issuable upon exercise of the Commonwealth Warrant and 90,000 shares of Common Stock issuable upon conversion of 3,750 shares of Class C Preferred Stock, which are held by certain affiliates of the name stockholder. Does not include shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.
(31) Includes 171,192 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 548,891 shares of Common Stock which represent the named shareholder's beneficial interest in shares of Common Stock issued by the Company to ILINK, Ltd. in connection with the ILINK Acquisition
(32) Includes 243,891 Kanter Shares held by the named shareholder and 541,393 shares of Common Stock which may be purchased upon exercise of Four M Options.
(33) Represents Kanter Shares held by the named shareholder.
(34) The Company has been advised that the named shareholder is an affiliate or associated person of Commonwealth. Does not include shares of Common Stock held by Commonwealth or other affiliates or associates of Commonwealth or shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.
(35) Does not include 12,000 Conversion Shares issued in the name of the IRA accounts for the benefit of each of the named shareholder and his wife.

                          MARKET FOR THE COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

          The Common Stock commenced quotation on Nasdaq on July 7, 1989, was subsequently delisted and resumed listing on March 23, 1993 under the symbol "MDCR." The "MDCR" symbol was changed to "ILNK" effective March 8, 1996. Although the Common Stock is currently listed for quotation on Nasdaq, there can be no assurance given that the Company will be able to continue to satisfy the requirements for maintaining quotation of such securities on Nasdaq or that such quotation will otherwise continue. The Company has no current plans to apply for listing of any of the shares of Class B Preferred Stock, Class C Preferred Stock, the Commonwealth Warrants or any of its other securities for quotation on Nasdaq. See "Risk Factors--Continued Nasdaq Listing."

          The range of high and low bid information for the Common Stock for each full quarterly period during 1996 and within the two prior fiscal years is as follows:


                   Quarter Ended           High Bid            Low Bid
                 ------------------        --------            -------
                 March 31, 1994              $5.00              $3.75
                 June 30, 1994                4.00               3.00
                 September 30, 1994           3.13               2.75
                 December  31, 1994           3.13               2.00

                 March 31, 1995              $2.13              $1.13
                 June 30, 1995                1.13               0.63
                 September 30, 1995           1.13               0.88
                 December 31, 1995            1.25               1.00

                 March 31, 1996              $7.63              $1.00
                 June 30, 1996                9.75               6.13
                 September 30, 1996           7.50               4.06

          These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

          As of November 1, 1996, there were approximately 234 stockholders of record and approximately 1200 beneficial owners. In addition, as of the same date, there were approximately 68 individual participants in security position listings furnished by Cede & Co., New York, New York, registered clearing agency and depository.

          On December 10, 1996, the closing bid price for a share of Common Stock was $5.50.

                           DESCRIPTION OF SECURITIES

Common Stock

     The Company is currently authorized to issue 20,000,000 shares of Common Stock, having a par value of $.007 per share. The Company proposes to increase the number of authorized shares of Common Stock to at least 50,000,000; and the Company expects to solicit shareholder approval for the same in the near future. As of September 30, 1996, there are 11,466,312 shares of Common Stock issued and outstanding and there are approximately 234 holders of record of the Common Stock, and approximately 1,200 beneficial owners. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders of the Company for a vote thereon. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Prior to any payment of dividends to the holders of Common Stock, all accrued and unpaid dividends on any outstanding shares of Preferred Stock must be paid. Other than as set forth herein, the Company anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the operations of its businesses. The payment of dividends in the future will depend upon, among other things, the capital requirements and the operating and financial conditions of the Company.

Preferred Stock

     The Articles of Incorporation authorize the issuance of up to 500,000 shares of preferred stock, $10.00 par value per share (previously defined as the "Preferred Stock"). The Company proposes to increase the number of authorized shares of Preferred Stock to at least 2,000,000 and to solicit shareholder approval for the same in the near future. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Articles of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. New issuances of shares of Preferred Stock with voting rights can affect the voting rights of the holders of outstanding shares of Preferred Stock and Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. Furthermore, additional issuances of shares of Preferred Stock with conversion rights can have the effect of increasing the number of shares of Common Stock outstanding up to the amount of Common Stock authorized by the Articles of Incorporation and can also, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and/or otherwise adversely affect the rights of holders of outstanding shares of Preferred Stock and Common Stock. To the extent permitted by the Articles of Incorporation, such shares of Preferred Stock may have preferences over the Common Stock (and other series of Preferred Stock) with respect to dividends and liquidation rights. As of September 30, 1996, 22,500 shares of Preferred Stock had been designated Class B Preferred Stock (of which 7,500 shares are issued and outstanding), 240,000 shares of Preferred Stock had been designated Class C Preferred Stock (of which 240,000 are issued and outstanding), and 7,500 shares of Preferred Stock had been designated 12% Cumulative Convertible Preferred Stock (no shares of which are issued and outstanding).

Class B Preferred Stock

     There are 22,500 shares of Class B Preferred Stock authorized to be issued, 7,500 of which are issued and outstanding. Each share of Class B Preferred Stock entitles the holder thereof to receive cumulative dividends.
The initial dividend rate for the Class B Preferred Stock was 5.5%. Effective April 1, 1992, the rate has been adjusted monthly, to be equal to the published rate paid by Texas Commerce Bank, N.A., Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month, plus 2%. As of December 1, 1995, the Class B Preferred Stock dividend rate was 5.0%. Dividends are payable in cash quarterly on the first day of July, October, January and April of each year that any shares of Class B Preferred Stock are outstanding. Dividends accrue on each share of Class B Preferred Stock whether or not earned or declared and whether or not there are funds of the Company legally available for payment thereof. Each share of Class B Preferred Stock is convertible at the option of the holder thereof into shares of Common Stock. The number of shares of Common Stock into which shares of Class B Preferred Stock are convertible is derived by multiplying the number of shares of Class B Preferred Stock to be converted by a fraction, the numerator of which is $10.00 and the denominator of which is the conversion price ("Conversion Price"), which is adjustable. The initial Conversion Price was $0.058375. As of September 30, 1996, the Conversion Price was $0.408625; therefore the number of shares of Common Stock issuable if all 7,500 outstanding shares of Class B Preferred Stock were converted as of such date would be 183,542. Except as otherwise provided by law, shares of Class B Preferred Stock have no voting rights.

     The Class B Preferred Stock is subject to redemption by the Company at any time. If called for redemption, the right to convert Class B Preferred Stock to Common Stock shall terminate on the close of business on the day before the date fixed for actual payment of the redemption price. No shares of Class B Preferred Stock designated for redemption pursuant to any notice of redemption shall be entitled to any dividends after the applicable redemption date. On the redemption date, all rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease, except the right to receive the redemption price of such shares upon presentation and surrender of the certificate representing such shares. No Class B Preferred Stock designated for redemption shall be deemed to be outstanding after the redemption date. The redemption price is $10.00 per share of Class B Preferred Stock, plus the amount of any accrued and unpaid dividends on such share on the date payment of such redemption price is paid.

     In the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holders of the Class B Preferred Stock shall be entitled to liquidation rights identical to the holders of the Class A Preferred Stock; however, such liquidation rights are subordinate to the Class A Preferred Stock, but superior to any other series of Preferred Stock and to the Common Stock.

Class C Preferred Stock

     There are 240,000 shares of Class C Preferred Stock designated and issued and outstanding. The holders of the Class C Preferred Stock are entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors, on a quarterly basis on November 15, February 15, May 15 and August 15 each year in an amount equal to 8% per annum of the liquidation preference per share of $60.00. Dividends will be paid, to the extent permissible under the Florida Business Corporation Act, to the holders of the Class C Preferred Stock in cash or, at the option of the Company, as determined by the Board of Directors, in shares of Common Stock (the "Dividend Shares") (based upon the last sale price of a share of Common Stock for the five trading days preceding the record date for a particular dividend), provided that such Dividend Shares are covered by an effective registration statement. Except as otherwise provided by law, shares of Class C Preferred Stock have no voting rights.

     Conversion Rights.  Unless previously redeemed, the Class C Preferred
Stock is convertible into shares of the Company's Common Stock, at any time commencing November 21, 1996, at the option of the holder, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of
(i) $2.50, or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998 (previously defined as the "Conversion Price"), subject to certain anti-dilution adjustments including adjustments for (a) the sale or issuance of Common Stock by the Company at a price less than the Conversion Price (except for shares issuable upon exercise or conversion of securities outstanding or issuable by the Company as of the date hereof), (b) the failure of the Company to register the Conversion Shares, as defined below, within twelve months from the date of the final closing of the Offering contemplated hereby and a readjustment in the Conversion Price in the event the closing bid price is less than $2.50 at any time during the period commencing on the Final Closing and ending eighteen (18) months thereafter (the "Adjustment Period") or (c) in the event the closing bid price is less than $2.50 for five consecutive trading days during the Adjustment Period, the Conversion Price shall be reduced to the lower of the then current Conversion Price or the lowest of the average closing bid price for five consecutive trading days during the Adjustment Period. In no event shall the Conversion Price be adjusted below $1.25 on account of the adjustments described in (a), (b) or (c); however, the Conversion Price is subject to adjustment under certain other circumstances. As of the date hereof, none of the shares of Class C Preferred Stock has been converted. Although the Company contemplates obtaining shareholder approval for the amendment of the Company's Articles of Incorporation to accommodate such adjustment provision, in the event that all 240,000 Shares are sold, the Company is without sufficient shares of Common Stock to accommodate an adjustment of the Conversion Price below $2.06. Therefore, no adjustment will be effected unless and until the Company's authorized shares is increased. See "Risk Factors--Authorization of Preferred Stock."

     Automatic Conversion.  Unless previously redeemed, the Class C
Preferred Stock shall be automatically converted into the Conversion Shares on September 6, 2001 at a Conversion Price equal to the lower of the then current Conversion Price or 50% of the average closing bid price of the Company's Common Stock for the ten (10) trading days immediately preceding the fifth anniversary of the Final Closing.

     Redemption. The Class C Preferred Stock is redeemable at any time prior to September 6, 2000, at the option of the Company, as determined by the Board of Directors, on not less than thirty (30) nor more than sixty (60) days written notice to registered holders at a redemption price equal to $60 per share plus accrued and unpaid dividends, provided (i) the Conversion Shares are covered by an effective registration statement; and (ii) during the immediately preceding thirty (30) consecutive trading days ending within fifteen (15) days of the date of the notice of redemption, the closing bid price of the Company's Common Stock is not less than $8.00 per share.

     The Class C Preferred Stock is redeemable at any time after September
6, 2000, at the option of the Company, on not less than thirty (30) nor more than sixty (60) days written notice to registered holders at a redemption price equal to $90 plus accrued and unpaid dividends, provided the Conversion Shares are covered by an effective registration statement or the Conversion Shares are otherwise exempt from registration.

     Registration Rights.  Within 12 months of September 6, 1996, the
Company shall file a registration statement under the Securities Act covering the Common Stock underlying the Class C

Preferred Stock (previously defined as the "Conversion Shares"). If the registration statement is not declared effective within such 12 month period, the Conversion Price shall be subject to an additional reduction of 10% for each 90 day delay in the effective date of the Registration Statement and the dividend rate shall be increased to 12%; provided, however, that in the event the Company files any registration statement prior to the expiration of 12 months from September 6, 1996, the Conversion Shares shall be likewise registered at such time; and further provided that the Conversion Price shall not be reduced below $1.25 per share.

     Lockup. The holders of the Conversion Shares and Dividend Shares may not publicly sell their Conversion Shares or Dividend Shares, if any, for a period of 12 months from September 6, 1996, without the prior written consent of Commonwealth.

The 10% Notes

     The Company issued $1,000,000 in principal amount of 10% Notes on February 23, 1996. Commonwealth acted as the placement agent of the 10% Notes. Each 10% Note has a minimum face amount of $50,000 and provides for the accrual of interest at the simple annual rate of 10%, payable at maturity. The 10% Notes were due upon the earlier of August 31, 1996 (the "Maturity Date") or the Company's receipt of proceeds of at least $4 million from an equity or debt financing (the "Accelerated Maturity Date"). The Company had the right to extend the Maturity Date of some or all of the 10% Notes until February 28, 1997 upon payment to the holder(s) of the 10% Note(s) of a cash payment equal to two and one-half percent (2.5%) of the then outstanding principal amount of such 10% Note(s). In the event of extension by the Company, the interest rate with respect to the unpaid principal balance would have increased to the simple annual rate of thirteen percent (13%). The unpaid principal balance of the 10% Notes was prepayable by the Company without penalty upon 30 days notice to the holder.

     Up to $1,250 of each $50,000 (i.e., 2.5%) of unpaid principal amount of a 10% Note was convertible at the option of the holder into 17,500 shares of Common Stock (or $.0714 per share) (subject to adjustment) at any time after March 31, 1996 but prior to the Maturity Date or Accelerated Maturity Date.
Upon the occurrence of an Event of Default (as defined in the 10% Note), the conversion right in the 10% Note shall be amended such that the remaining unpaid principal balance shall be convertible into shares of Common Stock at 40% of the fair market value (the average of the closing bid and ask prices on the last ten trading days of the prior calendar month) per share of Common Stock. Effective as of August 21, 1996, holders of an aggregate of $1,000,000 in principal of the 10% Notes elected to convert $25,000 in principal to 350,000 shares of Common Stock.

     The non-convertible portion of the principal of the 10% Notes was repaid from the proceeds of the Class C Offering. Simultaneous with the Company's repayment, holders of the 10% Notes instructed the Company to allocate an aggregate of $709,900 in the principal amount of the 10% Notes to purchase an aggregate of 11,018 shares of Class C Preferred Stock.

     The holders of the 10% Notes who converted a portion of such notes to purchase Common Stock and/or purchased Class C Preferred Stock have agreed with Commonwealth not to publicly sell their shares of Common Stock or Conversion Shares for a period of 12 months from September 6, 1996; however, Commonwealth has agreed with such stockholders who used a portion of the repayment of the 10% Notes to purchase Class C Preferred Stock in the Class C Offering to permit such person to sell a sufficient amount of Conversion Shares following registration thereof as will equal in value the principal amount of the note repayment used to purchase Class C Preferred Stock.

     The 10% Notes provide for demand registration rights for the shares of Common Stock issued or issuable upon conversion of the 10% Note on one occasion at any time after March 1, 1996 but prior to February 28, 1999, upon the written request from the holders of at least fifty percent (50%) of the shares of Common Stock issued or issuable upon conversion of the 10% Notes. In addition the shares of Common Stock issued or issuable upon conversion of the 10% Notes shall have piggy-back registration rights in the event that the Company proposes to register any of its securities under the Act in connection with the public offering thereof solely for cash. (other than any registration statement on the Forms S-4, S-8 or a similar form); provided however, that the Company shall have no such obligation after three (3) years from the date of issuance of the 10% Notes or if the managing underwriter of the subject proposed offering expresses its objection thereto. Holders of an aggregate of $1,000,000 in the principal amount of the 10% Notes demanded registration of the shares of Common Stock on September 9, 1996.

Convertible Promissory Notes

     The Company issued an aggregate of $717,000 in principal amount of Convertible Promissory Notes (previously defined as the "Convertible Notes") on September 6, 1996 in connection with the Class C Offering. Commonwealth acted as the placement agent for such notes. Each Convertible Note is due on April 1, 1997 with interest at the rate of eight percent (8%) per annum. The Convertible Notes are prepayable by the Company without penalty upon 30 days notice provided that the Company has effected an amendment to its Articles of Incorporation to increase its authorized capital stock and designated sufficient Class C Preferred Stock to accommodate conversion of the Convertible Notes.

     The entirety of the unpaid principal amount of the Convertible Notes will be automatically converted into shares of Class C Preferred Stock at the rate of $60 per share of Class C Preferred Stock upon the amendment of the Company's Articles of Incorporation to increase the number of shares of Preferred Stock to at least 2,000,000 and the authorized number of shares of Common Stock to at least 50,000,000 shares (the "Articles Amendment") and the designation of sufficient shares to accommodate conversion. The Convertible Notes are convertible into an aggregate of 11,950 shares of Class C Preferred Stock.

     Each of the following shall constitute an event of default (an "Event of Default") under the Convertible Notes: (i) the failure to pay when due any principal or interest thereunder; (ii) the failure of the Company to effect the Articles Amendment within seven (7) months of issuance of the Convertible Note;
(iii) the violation by the Company of any covenant or agreement contained in the Convertible Note and the continuance of such violation for a period of thirty
(30) days after written notice to the Company of such failure; (iv) any change in control of the Company which the Board of Directors of the Company deems to be hostile or unfriendly; (v) the assignment for the benefit of creditors by the Company; (vi) the application for the appointment of a receiver or liquidator for the Company or for property of the Company; (vii) the filing of a petition in bankruptcy by or against the Company; (viii) the issuance of an attachment or the entry of a judgment against the Company in excess of $500,000; (ix) a default by the Company with respect to any other material indebtedness or obligation; (x) the making or sending of a notice of an intended bulk sale by the Company; or (xi) the termination of existence, dissolution or insolvency of the Company. There is no sinking fund or other security for the payment of the Convertible Notes.

JW Charles Common Stock Purchase Warrant

     As of November 3, 1994, the Company issued a Common Stock Purchase Warrant (previously defined as the "JW Charles Warrant") to J.W. Charles Financial Services, Inc. (previously defined as

"JW Charles") pursuant to the terms of a Financial Consulting Agreement dated as of November 1, 1994 between the Company and Corporate Management Group, Inc.
The JW Charles Warrant entitled the holder to purchase an aggregate of 250,000 shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment, at any time through November 3, 1999. Pursuant to the adjustment provisions, the JW Charles Warrant presently entitles the holder to purchase an aggregate of 331,126 shares of Common Stock at an exercise price of $1.51 per share. The JW Charles Warrant contains demand registration rights during the exercise period and piggyback registration rights for a period of five years.

     For a description of pending litigation commenced against the Company by JW Charles, see "Legal Proceedings."

Commonwealth Warrants

     On August 21, 1996, in connection with the Company's Class C Offering, the Company entered into the Placement Agent's Common Stock Warrant Agreement and the Consultant's Common Stock Warrant Agreement with Commonwealth Associates (previously defined as "Commonwealth"). (Together, the Placement Agent's Common Stock Warrant Agreement and the Consultant's Common Stock Warrant Agreement are collectively referred to as the "Commonwealth Warrant Agreements"). The Commonwealth Warrant Agreements are substantially identical except that the Commonwealth Placement Agent's Common Stock Warrant Agreement and related Warrant Certificate entitle Commonwealth to purchase 250,000 shares of Common Stock and the Consultant's Warrant Agreement and related Warrant Certificate entitle Commonwealth to purchase 500,000 shares of Common Stock (previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants entitle Commonwealth to purchase up to an aggregate of 750,000 shares of Common Stock at any time from March 1, 1997 until August 20, 2001 at any exercise price per share of $2.50, subject to adjustment. At its option, Commonwealth may effect a "cashless exercise" during the warrant exercise period by exchanging the Commonwealth Warrants for a specified number of shares of Common Stock (the "Total Share Number") less a number of shares of Common Stock equal to the quotient obtained by dividing (i) the produce of the Total Share Number and the then-applicable exercise price by (ii) the market price (as defined) of a share of Common Stock. The holders of the Commonwealth Warrants and/or shares issuable upon exercise of the Commonwealth Warrants (the "Commonwealth Shares") have piggyback registration rights through August 20, 2003 and demand registration rights from August 20, 1997 through August 1, 2003; provided, however, that in the event the Company does not file a registration statement covering the shares of Common Stock issued upon conversion of the 10% Notes within ninety-five (95) days of a request of a majority of the 10% Noteholders, the demand registration rights accelerate from August 20, 1997 to the 96th day following such demand. In the event the Company has not used its best efforts to file a registration statement within ninety-five (95) days of receipt of demand therefor by the 10% Noteholders or within thirty (30) days after demand by Commonwealth upon acceleration of its demand registration rights, the Company will be required to repurchase any Commonwealth Shares at the higher of the market price (as defined) on the date of notice of demand for registration or the expiration of the period by which the Company must have filed the registration statement and must repurchase any outstanding Commonwealth Warrants at the market price of the Common Stock less the exercise price of the Commonwealth Warrants.

Four M Options

     On February 21, 1996, Four M International, Ltd. ("Four M"), a principal shareholder of the Company granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. Henry Toh, a director of the Company, is one of the two directors of Four M. The exercise price of $1.79 per share represents the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain members of management of ILINK, namely, Clay Wilkes, Floyd Wilkes and Alex Radulovic, have the right to purchase an aggregate of 825,000 shares of Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997. Scott Cook received the right to purchase 100,000 shares prior to December 31, 1996. On February 21, 1996, ILINK agreed to pay an aggregate of $1,275 payable to Four M by Mr. Cook on or before July 1, 1996. On April 24, 1996, the Four M Options issued to Mr. Cook were cancelled and options were issued as of that date by Four M to Mr. Cook (50,000 Options), R.C. Culbreth (25,000 Options) and John Beardmore (25,000 options).

     In August 1996 the Four M Options were amended to provide that in the event that $200,000 in principal amount (i.e., exercise proceeds) of the Four M Options have been exercised prior to December 31, 1996, the exercise period of the remaining Four M Options exercisable during 1996 (the "1996 Four M Options") will be extended to September 6, 1997 and the exercise price would be increased by 4% of the then current exercise price for each 30 day period or portion thereof commencing January 1, 1997 in which the remainder of the 1996 Four M Options are not exercised.

     The shares of Common Stock owned by Four M are subject of a lockup agreement with Commonwealth from and after the termination of the option agreements and until 12 months from September 6, 1996; provided, however, that to the extent Commonwealth releases more than 300,000 shares in the aggregate on behalf of any affiliate or associated person of Commonwealth, any officer or director of the Company or its subsidiaries or Benchmark, Commonwealth shall release a number of Four M Shares equal to the same percentage as the number of shares owned by such person. In addition, each of the Four M Option holders has executed a lock-up agreement with Commonwealth for a period of twelve (12) months from September 6, 1996.

Babcock Options

     On February 21, 1996 R. Huston Babcock, M.D., a Director of the
Company, granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 183,542 shares of Common Stock issuable upon conversion of outstanding Class B Convertible Preferred Stock. The exercise price is equal to the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Benchmark received the right to purchase 91,771 shares of Common Stock prior to December 31, 1996 and 91,771 shares prior to December 1997.

     Dr. Babcock and Benchmark have executed lock-up agreements with Commonwealth for a period of twelve (12) months from September 6, 1996.

Kanter Option

     On January 31, 1996, Walnut Capital Corp. ("WCC"), Windy City, Inc. ("WCI") and Canadian Imperial Bank of Commerce and Trust Company (Bahamas) Limited ("CIB") (the "Kanter Group") entered into an agreement for the grant of an option to various purchasers, including certain affiliates and associated persons of Commonwealth, for the sale of 40,000 shares of Class A Preferred Stock and/or the 978,891 shares of Common Stock of the Company issuable upon conversion of such Class A Preferred Stock owned by the Kanter Group to the purchasers. The option became effective February 7, 1996 and continued through February 11, 1996, unless extended. The consideration for the purchase was $485,000. The Shareholders' Agreement between Four M, WCC, WCI and CIB was terminated concurrent with the sale by the Kanter Group by agreement among the parties to the Shareholders' Agreement.

     Holders of the Kanter Option Shares have entered into lock-up agreements with Commonwealth for a period of twelve (12) months from September 6, 1996.

Cook Option

     On October 19, 1995, Scott Cook loaned the principal amount of
$200,000 to ILINK, Ltd., one-half of which was guaranteed by the Company. The amount guaranteed by the Company was secured under a Security Agreement pursuant to which G Net Enterprises, Inc., the general partner of I-Link, Ltd. granted a security interest in certain assets of I-Link, Ltd. In addition, the Company issued to Mr. Cook a Common Stock Purchase Option to Purchase Common Stock for the purchase of 100,000 shares of Common Stock at an exercise price of $1.00 per share commencing January 1, 1996 through December 31, 1996. The Cook Option provides for piggyback registration rights for three years beginning January 1, 1996. On April 24, 1996, Mr. Cook transferred 25,000 of the Cook Options to R.C. Culbreth, 25,000 to John Beardmore and 25,000 to Watts Texas Limited Partners. Mr. Cook has agreed to refrain from exercising the options and waived the right to have the shares issuable on exercise of the Cook Option reserved until approved by stockholders of the Company of an increase in the number of authorized shares in an amount sufficient to accommodate an adjustment of the Conversion Price of the Class C Preferred Stock.

E&M Warrants

     In connection with a loan to the Company in June 1996 of $250,000 by E&M RP Trust, the Company issued the E&M Warrants to purchase 80,000 shares of Common Stock to E&M. The Warrants entitle the holder to purchase the Common Stock at an exercise price of $4.00 per share at any time during the period ending June 9, 1999. The E&M Warrants contain demand and piggyback registration rights commencing July 31, 1997 through June 9, 1999 as to the Warrants and shares of Common Stock.

Mandarino Warrants

     In connection with a loan to the Company in June 1996 of $125,000 by Joseph Mandarino, the Company issued the Mandarino Warrants to purchase 40,000 shares of Common Stock to Mandarino. The Warrants entitle the holder to purchase the Common Stock at an exercise price of $4.00 per share at any time during the period ending June 9, 1999. The Mandarino Warrants contain demand and piggyback registration rights commencing July 31, 1997 through June 9, 1999 as to the Warrants and shares of Common Stock.

     Mr. Mandarino has entered into a lock-up agreement with Commonwealth for a period of twelve (12) months from September 6, 1996.

Anti-Takeover Measures

     The Articles of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and prevent shareholders from changing the Company's management. The Articles of Incorporation provide for a classified Board of Directors and that vacancies on the Board of Directors shall be filled only by a majority of the remaining directors then in office.

     In addition, the Bylaws provide, among other things, that no proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the Secretary of the Company with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities he or she holds of record and which he or she holds beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal. Any stockholder may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty
(60) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business proposed by a stockholder (acting in such capacity) shall be acted upon at such annual meeting unless stated and filed as described above.

Transfer and Warrant Agent

     American Stock Transfer & Trust Company, New York, New York is the Registrar and Transfer Agent for the Company's Preferred Stock and Common Stock.

                              PLAN OF DISTRIBUTION

     The Securities subject hereto are being offered for sale by the Selling Securityholders. Consequently, the Selling Securityholders will receive the proceeds from the sale of such securities by the Selling Securityholders pursuant to this Prospectus. The Company will receive the proceeds, if any, from the exercise of the JW Charles Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants and the Mandarino Warrants. The Securities may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their respective securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriter, dealer or agent who participates in the distribution of such Selling Securityholders' securities may be deemed to be "underwriters" under the Securities Act and any profit on the sale of such securities by any of them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting compensation under the Securities Act.

     At the time a particular offer of the Securities is made by or on the behalf of a Selling Securityholder, a Prospectus and a Prospectus Supplement, to the extent required, will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for such securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

     The Securities may be sold from time to time in one or more transactions: (i) at an offering price which is fixed or which may vary from transaction to transaction depending upon the time of sale, or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and their underwriter.

     In order to comply with the applicable securities laws, if any, of certain states, the Securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, such securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations promulgated under the Exchange
Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, in connection with transactions in the Shares during the effectiveness of the registration statement of which this Prospectus is a part. All of the foregoing may affect the marketability of such securities.

     The Company has paid all of the expenses incident to the registration of the foregoing securities (including registration pursuant to the securities laws of certain states) other than: (i) any fees or expenses of any counsel retained by any Selling Securityholder and any out-of-pocket expenses incurred by any Selling Stockholder or any person retained by any Selling Stockholder in connection with registration of the Securities and (ii) commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                 LEGAL MATTERS

     Certain legal matters in connection with the registration of the securities offered hereby will be passed upon for the Company by De Martino Finkelstein Rosen & Virga, Washington, D.C.

                                 EXPERTS

     The consolidated balance sheet as of December 31, 1995, and the consolidated statements of operations and cash flows for each of the two years in the period ended December 31, 1995, included in this prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................F-2

Consolidated Balance Sheet as of December 31, 1995........................................................F-3

Consolidated Statements of Operations for Years Ended December 31, 1995 and 1994..........................F-4

Consolidated Statements of Cash Flows for Years Ended December 31, 1995 and 1994..........................F-5

Notes to Consolidated Financial Statements................................................................F-7

Consolidated Balance Sheet (unaudited) as of September 30, 1996..........................................F-23

Consolidated Statements of Operations (unaudited) for Three Months
  Ended September 30, 1996 and 1995 and for Nine Months Ended
  September 30, 1996 and 1995............................................................................F-24

Consolidated Statements of Cash Flows (unaudited) for Three Months
  Ended September 30, 1996 and 1995 and for Nine Months Ended
  September 30, 1996 and 1995............................................................................F-25

Notes to Consolidated Financial Statements...............................................................F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Medcross, Inc.
St. Petersburg, Florida


     We have audited the accompanying consolidated balance sheet of Medcross, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of operations and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medcross, Inc. and subsidiaries as of December 31, 1995 and the consolidated results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.


/s/Coopers & Lybrand, L.L.P.


Tampa, Florida
March 26, 1996

                        MEDCROSS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               December 31, 1995

                                    Assets

Current assets
  Cash and cash equivalents                                                            $   79,316
  Accounts receivable less allowances of $694,436                                         921,793
  Inventory                                                                               829,988
  Prepaid expenses                                                                         87,253
                                                                                        ---------

        Total current assets                                                            1,918,350
                                                                                        ---------

Property and equipment
  Office furniture, equipment, leasehold improvements, and vehicles                       386,736
  Medical equipment and vehicles                                                        2,970,122
                                                                                        ---------
                                                                                        3,356,858
  Less accumulated depreciation                                                         1,736,701
                                                                                       ----------

        Net property and equipment                                                      1,620,157
                                                                                        ---------

Investment in unconsolidated subsidiary                                                     6,250
Intangible assets less accumulated amortization of $244,887                               535,468
Other assets                                                                               66,638
                                                                                        ---------

        Total assets                                                                  $ 4,146,863
                                                                                        =========

                      Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                                               $   615,373
  Advance deposits received                                                               233,728
  Note payable - related party                                                             88,000
  Notes payable                                                                           400,000
  Current portion of long-term debt - related party                                        39,230
  Current portion of long-term debt                                                       702,447
  Current obligations under capital lease                                                 155,145
                                                                                        ---------
        Total current liabilities                                                       2,233,923

Long-term debt - related party                                                             87,682
Minority interest in consolidated subsidiaries                                            370,092
Commitments and contingencies                                                                   -

Stockholders' equity
  Preferred stock                                                                       2,075,000
  Common stock, $.007 par value, authorized 20,000,000 shares,
    issued and outstanding 1,803,092 shares                                                12,622
  Additional paid-in capital                                                            3,428,854
  Accumulated deficit                                                                  (4,061,310)
                                                                                        ---------
        Total stockholders' equity                                                      1,455,166
                                                                                        ---------

        Total liabilities and stockholders' equity                                    $ 4,146,863
                                                                                        =========


   The accompanying notes are an integral part of these financial statements

                        MEDCROSS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 Year Ended December 31
                                                                                -------------------------
                                                                                    1995          1994
                                                                                -----------   -----------

Net health care service revenue                                                 $ 2,785,064   $ 3,268,910
Equipment sales and service                                                         337,889       504,015
                                                                                  ---------     ---------

Net operating revenue                                                             3,122,953     3,772,925
                                                                                  ---------     ---------

Cost of goods sold - equipment sales and service                                    154,481       542,195
Salaries and benefits                                                             1,123,340     1,253,799
Repairs and maintenance                                                             309,255       321,988
Provision for doubtful accounts                                                     365,093       365,690
Depreciation and amortization                                                       465,020       488,963
Other operating expenses                                                          1,199,519     1,331,898
                                                                                  ---------     ---------

Operating loss                                                                   (  493,755)   (  531,581)

Interest expense                                                                 (  160,423)   (  168,183)
Interest income                                                                      10,717        29,815
Gain (loss) on sale of property and equipment                                    (      765)          425
Equity in net income (loss) of unconsolidated subsidiaries                           20,500    (   66,249)
Other income                                                                         59,377         4,630
                                                                                  ---------     ---------

Loss before minority interest in net income (loss) of consolidated
  subsidiaries and income tax benefit                                            (  564,349)   (  731,143)

Minority interest in net income (loss) of consolidated subsidiaries                  12,440    (   52,385)
                                                                                  ---------     ---------

Loss before income tax benefit                                                   (  551,909)   (  783,528)

Income tax benefit                                                                        -    (   68,094)
                                                                                  ---------     ---------

Net loss                                                                        $(  551,909)  $(  715,434)
                                                                                  =========     =========

Loss per common and equivalent share after preferred dividends                  $(      .39)  $(      .55)
                                                                                  =========     =========

Weighted average common and equivalent shares outstanding                         1,756,540     1,520,960
                                                                                  =========     =========



   The accompanying notes are an integral part of these financial statements

                        MEDCROSS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Year Ended December 31
                                                                                      ------------------------
                                                                                      1995                1994
                                                                                    --------            --------

Cash flows from operating activities
  Net loss                                                                      $(   551,909)       $(  715,434)
  Adjustments to reconcile net loss to net cash provided (used)
    by operating activities
      Depreciation                                                                   380,396            403,191
      Amortization                                                                    84,624             85,745
      Warranty liability                                                         (    94,091)            93,280
      Warrant expense                                                                 16,667              3,333
      Professional fees                                                               50,000                  -
      Provision for doubtful accounts                                                365,093            365,690
      Gain (loss) on sale of property and equipment                                      765         (      425)
      Equity in net loss (income) of unconsolidated subsidiaries                 (    20,500)            66,249
      Distributions from unconsolidated subsidiary                                         -            120,853
      Minority interest in net income (loss) of consolidated subsidiaries        (    12,440)            52,385
      Provision for deferred income tax benefit                                            -         (   68,094)
      Decrease (increase) in assets:
          Accounts receivable                                                    (   161,353)        (  431,078)
          Inventory                                                                   91,926         (  825,079)
          Prepaid expenses                                                            41,338         (   12,358)
          Organization and loan costs                                                 14,055         (   47,206)
          Other assets                                                                 5,127              2,146
      Increase (decrease) in liabilities:
          Accounts payable and accrued expenses                                      201,634            267,739
          Other current liabilities                                              (    91,970)           266,850
                                                                                  ----------         ----------

          Net cash provided (used) by operating activities                           319,362         (  372,213)
                                                                                  ----------         ----------

Cash flows from investing activities
  Purchase of property and equipment                                             (    23,222)        (   47,611)
  Purchase interest in Urological Ultrasound Services of Tampa Bay                         -         (  168,162)
  Purchase minority interest in Medcross Imaging, Ltd.                                     -         (    9,000)
  Proceeds from sale of property and equipment                                         5,755                425
  Investment in unconsolidated subsidiary                                        (     6,250)        (    3,750)
  Sale of interest in unconsolidated subsidiary                                       28,000                  -
                                                                                  ----------         ----------

          Net cash provided (used) by investing activities                             4,283         (  228,098)
                                                                                  ----------         ----------

                                 - continued -


   The accompanying notes are an integral part of these financial statements

                        MEDCROSS, INC. AND SUBSIDIARIES

                                                                           Year Ended December 31
                                                                          -----------------------
                                                                          1995            1994
                                                                        --------        --------
Cash flows from financing activities
  Net proceeds from notes payable - related parties                  $   218,000      $         -
  Net proceeds (reduction of) from notes payable                      (  151,000)         276,000
  Reductions of long-term debt - related party                        (    3,088)               -
  Reductions of long-term debt                                        (  367,783)      (  389,143)
  Reduction of capital lease obligations                              (  246,451)      (  223,765)
  Issuance of common stock                                                    15                8
  Additional paid-in capital                                               1,805            2,974
  Minority interest contributions                                              -          260,417
  Minority interest distributions                                     (   54,750)      (   55,517)
                                                                       ---------        ---------

       Net cash used by financing activities                          (  603,252)      (  129,026)
                                                                       ---------        ---------

Effect of foreign currency translation on cash flows                  (    2,234)      (   86,263)
                                                                       ---------        ---------

Decrease in cash and cash equivalents                                 (  281,941)      (  815,600)

Cash and cash equivalents at beginning of year                           361,157        1,176,757
                                                                       ---------        ---------

Cash and cash equivalents at end of year                             $    79,316      $   361,157
                                                                       =========        =========

Supplemental cash flow information
----------------------------------
  Interest paid                                                      $   129,859      $   140,979
                                                                       =========        =========

  Income taxes paid (received)                                       $         -      $         -
                                                                       =========        =========

In May 1994, the Company revalued the accounts receivable of Tampa MRI that were purchased in June 1993. Purchased receivables were revalued at $183,273 greater than originally recorded, which resulted in a corresponding decrease in goodwill.

In July 1994, a holder of Class B Preferred Stock converted 695 shares into 17,008 shares of common stock.

In October 1994, upon dissolution of Urological Ultrasound Services of Tampa Bay, $108,612 in assets and liabilities, excluding cash, were distributed to the Company.

In November 1994, a Warrant to purchase 250,000 shares of common stock was issued pursuant to a Financial Consulting Agreement. The Warrant was valued at $20,000, which is included in paid-in capital and is being expensed over the one-year term of the agreement.

In February 1995, a holder of Class B Preferred Stock converted 9,305 shares into 227,714 shares of common stock.

In September 1995, the Company entered into a consulting agreement whereby 50,000 shares of common stock was issued. The market price of the common stock upon issuance was $62,500 and is being expensed over the five month term of the consulting agreement.

In September 1995, one of the noteholders of the $600,000 promissory note demanded payment, due in common stock. A reduction of $5,201 of the debt resulted in an issuance of 1,849 shares of common stock.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Business

Nature of business

The Company is in two businesses. Domestically the Company is a provider of diagnostic and clinical services to healthcare facilities and directly to patients both with its own equipment and equipment of other entities under management contracts. In China, the Company sells and services used medical equipment.


Note 2 - Accounting policies

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of consolidation

The consolidated financial statements include the accounts of Medcross, Inc. (the Company) and the following subsidiaries:

  - Medcross Imaging, Ltd., a limited partnership, provides mobile magnetic resonance imaging services to healthcare facilities. The Company is the sole general partner of the partnership and had a 81.75% ownership interest as of December 31, 1995 and 1994.

  - Waters Edge Scanning Associates, Inc., a Florida corporation, provides magnetic resonance imaging services. This wholly owned subsidiary acquired the assets of Waters Edge Scanning Associates, Ltd. and its general partner, Florida Medical Enterprises, Inc. on June 1, 1993.

  - Urological Ultrasound Services of Tampa Bay, Inc., a Florida corporation, provides mobile ultrasound services. This wholly owned subsidiary began operations in October 1994 after completion of an acquisition of the 75% ownership interest not previously owned by the Company. Prior to that time, the Company recorded its share of income or loss from the 25% ownership interest on the equity method. On May 1, 1995, this subsidiary distributed all of its assets net of liabilities to the Company. All of the assets of this subsidiary, except cash, were contributed to Waters Edge Scanning Associates, Inc.

  - Medcross Asia, Ltd., a Hong Kong corporation, was formed by the Company as a wholly owned subsidiary in 1993. This corporation is seeking investment and equipment trading opportunities in the Far East.

  - Shenyang Medcross Huamei Medical Equipment Company, Ltd. (SMHME), a People's Republic of China (PRC) corporation formed in January 1994, sells and services used computerized tomography (CT) equipment in the Shenyang Province of the PRC. The Company has a 51% ownership interest in SMHME.

All significant intercompany transactions are eliminated in consolidation.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Accounting policies - continued

Use of estimates

The preparation of financial statements in conforming with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

To meet the reporting requirements of FASB Statement No. 107 ("Disclosure about Fair Value of Financial Instruments"), the Company calculates the fair value of financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. The Company uses quoted market prices whenever available to calculate these fair values. When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments which takes into account the present value of future cash flows.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less.

Inventory

Inventories consist of used and refurbished computerized tomography scanners held for sale in China. Inventories are valued at the lower of cost or market using the specific identification method.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated using the declining balance method over the estimated useful lives of the assets, four to nine years. Expenditures for maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Gains or losses on disposals are credited or charged to operations.

Investment in unconsolidated subsidiaries

During 1995, the Company sold its interest in an unconsolidated subsidiary for $28,000, which was a $78,750 investment in a Florida partnership formed in February 1993. This investment was accounted for under the cost method of accounting. The Company had a 7.5% equity and profits interest in this partnership. The partnership's primary business was the sole shareholder of a Cayman Islands corporation which discontinued operations during the second quarter of 1994. As a result, the Company recorded a $71,250 writedown of the value of the investment during 1994.

Until October 1, 1994, the Company had an interest in another unconsolidated subsidiary, Urological Ultrasound Services of Tampa Bay (UUSTB). This subsidiary was accounted for under the equity method of accounting, whereby the cost of the investment was adjusted for the allocable share of the undistributed income or losses of the subsidiary. The Company had a 25% equity and profits interest in UUSTB before it purchased the remaining ownership interest. At that time, the partnership was dissolved and a new company was formed (See Note 5).

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Accounting policies - continued

During 1995, the Company invested $6,250 in a joint venture formed in October 1995. The Company has an 18.75% interest in this joint venture and it is accounted for under the cost method of accounting. The joint venture was formed to determine the feasibility of the commercialization of telemedicine.

Intangible assets

Organization cost is amortized on the straight-line basis over a period of sixty months. Loan costs are amortized on a straight-line basis over the period of the loans (36 months to 60 months). Syndication and other issuance costs incurred with respect to equity offerings of the Company and sale of limited partnerships interests are deferred and offset against the proceeds of the offerings at closing. Goodwill is amortized on the straight-line basis over a period of twenty to twenty-five years.

Revenue recognition

The Company recognizes revenue from health care services at the time services are performed net of contractual allowances based on agreements with third party payers. The Company records revenue from equipment sales when installation is completed. Advance deposits received prior to installation are recorded as a current liability.

Warranty liability

Equipment sales are generally accompanied by a service warranty. Expected future product warranty costs are recorded as an expense and liability when the product is sold.

Foreign currency translation

The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement items using a weighted average exchange rate for the period. The gains or losses, net of applicable deferred income taxes, resulting from such translations are included in stockholders' equity.

Some transactions of the Company and its subsidiaries are made in currencies different from their own. Gains and losses from these transactions are generally included in income as they occur.

Net foreign currency transaction gains or losses are not material for any of the periods presented. The effect of foreign currency translation on cash flows in 1994 is primarily the difference between the capital contribution exchange rate stipulated in the joint venture agreement and the exchange rate at the time of the contribution.

Income taxes

The Company records deferred taxes in accordance with the Financial Accounting Standards Board (FASB) Statement 109, "Accounting for Income Taxes." The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Accounting policies - continued

Income (loss) per common and equivalent share

Income (loss) per common and equivalent share is based on the weighted average number of common shares outstanding and the dilutive effect of common stock equivalents consisting of stock options and convertible preferred stock. Fully diluted earnings per share are not presented because they approximate earnings per common and equivalent share.

Note 3 - Major customers and concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with what it believes to be high credit quality financial institutions and attempts to limit its exposure in any one particular instrument.

The Company provided magnetic resonance imaging services to two major customers in 1995 and 1994. The revenue and accounts receivable balances, net of contractual allowances, at year end for each of these customers were as follows:

                           Revenue                    Accounts Receivable
                       ---------------                -------------------
                      1995         1994               1995          1994
                      ----        ------             ------        ------

Customer A          $566,945     $825,751           $87,223        $92,263
Customer B           304,791      395,033            18,200         55,301

Note 4 - Related party transactions

The Company had a management agreement with the unconsolidated subsidiary, of which the Company is a general partner. The Company also had a management agreement with the previously unconsolidated subsidiary of which it purchased the 75% interest in October 1994. The Company recognized revenue from these entities in the amount of $3,200 and $111,534 during 1995 and 1994, respectively. There were no accounts receivables from these entities at December 31, 1995.

During the first quarter of fiscal 1995, the Company received advances totaling $218,000 from Mortgage Network International. Henry Y.L. Toh, the President and Chief Executive Officer of the Company, has management control over Mortgage Network International ("MNI"). Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the Note such that: (i) a principal payment in the amount of eighty-eight thousand dollars ($88,000) is due and payable on December 31, 1996; (ii) interest thereon is payable monthly at the rate of 10.5%; and (iii) the remaining principal amount of one-hundred thirty thousand dollars ($130,000) with interest thereon at the rate of 10.5% will be paid in thirty-six (36) equal monthly payments of four-thousand, two hundred, and twenty-five dollars and thirty-two cents ($4,225.32).


Note 5 - Acquisition of assets

In October 1994, the Company closed on the acquisition of a 75% ownership interest in Urological Ultrasound Services of Tampa Bay (UUSTB) from Urology Ultrasound, Inc. Prior to the acquisition, the Company owned the other 25% ownership interest in UUSTB. The total consideration given for the 75% partnership interest was

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5 - Acquisition of assets - continued

$168,162. The purchase price was paid in cash at closing. UUSTB was organized on September 9, 1987 and is in the business of providing urological ultrasound services to urologic patients in west central Florida. When the Company acquired the 75% partnership interest in UUSTB from Urology Ultrasound, Inc., the partnership ceased to exist. The Company immediately transferred all assets and liabilities of the partnership, except cash of $115,603 to Urological Ultrasound Services of Tampa Bay, Inc., a wholly owned subsidiary of Medcross, formed for the purpose of this acquisition.

The acquisition was accounted for as a purchase. The results of operations of the acquired enterprise is included in the consolidated financial statements beginning October 1, 1994. Prior to the acquisition, the Company recorded its share of income and loss on its 25% ownership interest in UUSTB using the equity method.

The following table presents the pro forma financial information of the Company and UUSTB for the year ended December 31, 1994 assuming such transactions had occurred on January 1, 1994:

                                                                                       Loss Per Common
                                    Net Operating       Net Income                       Share After
Year Ended December 31, 1994           Revenue            (Loss)                     Preferred Dividends
----------------------------        -------------       ----------                   -------------------

      Company                        $ 3,772,925        $ (713,421)                      $    (.55)
      UUSTB                              252,347            20,006                             ===
                                      ----------         ---------
      Combined                         4,025,272          (693,415)
                                      ----------         ---------
      Pro forma adjustments           (   76,034)        (   3,010)
      Pro forma combined             $ 3,949,238        $ (696,425)                      $    (.53)
                                      ==========         =========                             ===

Note 6 - Purchase of minority interest

In October 1994, the Company acquired an additional 1% ownership interest in Medcross Imaging, Ltd. Prior to the acquisition, the Company had a 80.75% ownership interest. The acquisition increased the Company's ownership interest in Medcross Imaging, Ltd. to 81.75%. The acquisition was made by purchasing a limited partnership unit from a certain limited partner for $9,000. The purchase price was paid in cash.


Note 7 - Notes payable

Unsecured promissory note, payable to Mortgage Network
International, interest payable at 10.5% payable monthly,
principal balance due December 31, 1996.                            $   88,000
                                                                     =========

Line of credit, $700,000, payable to First Union National
Bank, interest payable at 3/4% above prime rate, (prime
rate was 8.5% at December 31, 1995), principal balance
due June 30, 1996, collateralized by accounts receivable
and general assets of the Company.                                  $  400,000
                                                                     =========

The line of credit contains restrictive covenants relating to equity requirements, minimum cash balances, acquisitions, debt to equity ratios, borrowing base requirements, and net cash flow coverage requirements. On December 31, 1995, the Company was in violation of the consolidated equity, net cash flow coverage, past days sales and cash balance covenants. The Company received a waiver from the bank of these loan covenant violations through June 30, 1996. The Company is continuing its attempts to secure new financing to repay the line of credit.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Notes payable - continued

The Company has reached an agreement with First Union National Bank pursuant to which the Company has agreed to secure alternative financing to repay amounts outstanding under the line of credit by June 30, 1996. In the event that the Company is unable to secure such financing, the Company will be obligated to repay amounts outstanding under the line of credit in increments of $10,000 per month commencing on July 1, 1996, subject to negotiation of the terms of the balloon payment thereafter which could be due on July 1, 1996. In the event the line of credit is due on July 1, 1996, the Company will be required to secure alternative financing to repay amounts outstanding.



Note 8 - Long-term debt

Long-term debt at December 31, 1995 was as follows:

Equipment obligation, payable to First Union National
 Bank, due in monthly installments of $28,929, plus
 accrued interest at prime rate plus 3/4% per annum,
 (prime rate was 8.5% at December 31, 1995) until a
 final payment due February 10, 1996, collateralized
 by certificate of deposit and certain medical equipment.            $ 32,648

Unsecured promissory note in amount of $600,000 inclusive
 of simple interest through September 30, 1995 at rate of
 5.33%, payable on September 30, 1996 in 213,333 shares
 of Medcross common stock. The holder may demand payment
 of principal and interest any time after September 30,
 1995.  After this date, the note bears interest at the
 rate of 8% per annum payable in cash.                                594,799

Unsecured promissory notes, payable to 11 individuals,
 interest only paid quarterly, maturing September 30,
 1996, convertible on demand by holders into 18,750 shares
 of Medcross common stock after September 30, 1995.                    75,000

Unsecured promissory note, payable to Mortgage Network
 International due in 36 equal monthly installments of
 principal and interest totalling $4,225.32. The interest
 rate is 10.5%                                                        126,912
                                                                      -------
                                                                      829,359

       Less current portion                                           741,677
                                                                      -------
                                                                     $ 87,682
                                                                      =======

The fair value of the long-term debt was approximately
 $400,000 at December 31, 1995.

Principal repayments on long term obligations are expected to occur as follows:

       Years ending December 31, 1996                  741,677
                                 1997                   43,554
                                 1998                   44,128
                                                       -------
                                                      $829,359
                                                       =======

Certain financing agreements contain restrictive covenants relating to equity requirements, guarantor agreements, sales of property, acquisitions and debt to equity ratio. The most restrictive covenant is that Medcross Imaging, Ltd. cannot, without first having obtained a written consent of the lender, make distributions to any of the partners unless its debt coverage ratio is equal to or greater than 1.3 to 1.0 for any twelve consecutive months calculated on a quarterly basis. At December 31, 1995, the Company was in compliance with the covenants.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9 - Leases

The Company has a capital lease for its MRI equipment at Tampa MRI which requires monthly payments of $22,886. The lease allows the Company to purchase the equipment for $1 upon termination at July 31, 1996. At December 31, 1995, the Company's property and equipment included $704,202 of medical equipment under capital lease with accumulated amortization of $249,214.

The Company leases its corporate office and its China offices in Shenyang and Beijing on a month-to-month basis.

The Company leases the facilities where Tampa MRI operates under two separate operating leases. The lease for the medical facility is for five years, commencing June 1, 1993, with a current lease payment of $3,431 per month, plus sales tax. The Company has the option to extend the lease for an additional two-year period. The lease for the business office space is for one year, commencing June 1, 1995, with a current lease payment of $1,363 per month, plus sales tax. The Company has the option to extend the lease for an additional one-year period.

Future minimum lease payments under the leases are as follows:

                                             Capital     Operating
                                             -------     ---------
1996                                        $160,202      $ 47,987
1997                                               -        41,172
1998                                               -        17,155
                                            --------      --------

Total minimum obligations                    160,202      $106,314
                                                          ========
Less interest                                  5,057
                                            --------
Present value of net minimum obligations     155,145
                                            ========

Lease expense for 1995 and 1994 was $107,360 and $141,717, respectively.


Note 10 - Commitments and contingencies

As part of the consideration for the purchase of the assets of Waters Edge Scanning Associates, Ltd. two contingent notes with a net present value of $639,212 were issued. The contingencies are based on the MRI center meeting various levels of cash receipts through September 30, 1995. These contingent notes were not recorded due to the fact that the contingencies were not met.

The Company has guaranteed $100,000 of a promissory note issued by I-Link payable to Scott Cook.

A Complaint was filed on April 12, 1996, by JW Charles Financial Services, Inc. ("JWC") against the Company in Palm Beach County Florida Circuit Court, JW Charles Financial Services, Inc. v. Medcross, Inc., Case No: CL96-3218. JWC was issued a Common Stock Purchase Warrant ("Warrant") on or about November 3, 1994 by the Company. The alleged terms of the Warrant granted JWC the right to purchase from the Company 250,000 shares of the Company's Common Stock subject to adjustment. On or about February 12, 1996, JWC made written demand to the Company to invoke its rights to have the common shares underlying the Warrant registered pursuant to the terms of the Warrant. The Complaint alleges that the Company breached the terms of the Warrant by failing to prepare and file with the Securities and Exchange Commission ("SEC"), a registration statement covering the common stock underlying JWC's Warrant. JWC alleges a breach of contract; and requests specific performance, i.e., registering the shares with the SEC, against the Company. JWC also demands damages in the amount of $2,728,478.00 plus interest, reasonable attorneys fees, and forum costs. The Company believes that it has a meritorious defenses to the Complaint.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11 - Income taxes

The components of the provision (benefit) for income taxes for the years ended December 31, 1995 and 1994 were as follows:

                                                   1995               1994
                                                 --------           --------
Current tax expense                             $       -         $        -
Deferred tax expense (benefit)
 Current                                                -            118,671
 Deferred                                               -           (186,765)
                                                  -------          ---------
                                                $       -         $ ( 68,094)
                                                  =======          =========

The sources of significant timing differences which gave rise to deferred tax assets and liabilities as of December 31, 1995 are as follows:

                                                                        Total         Current      Non-current
                                                                      ---------      ---------     -----------
Conversion of subsidiaries from accrual to cash for tax purposes      $(272,773)     $(272,773)     $       -
Book basis of property and equipment in excess of tax                  (339,419)             -       (339,419)
                                                                        -------        -------        -------

Total deferred tax liabilities                                         (612,192)      (272,773)      (339,419)
                                                                        -------        -------        -------

Tax operating loss carryforward                                         778,180        231,422        546,758
Allowance for marketable securities                                      29,034         29,034              -
Non-deductible vacation accrual                                          12,317         12,317              -
Tax basis of goodwill and intangible assets in excess of book           107,115              -        107,115
Foreign loss                                                             36,134              -         36,134
Tax capital loss carryforward                                            34,508              -         34,508
Valuation allowance for capital loss carryforward and deferred
  tax asset in excess of deferred tax liability                        (385,096)      (      -)      (385,096)
                                                                        -------        -------        -------

Total deferred tax assets                                               612,192        272,773        339,419
                                                                        -------        -------        -------

Net deferred tax asset (liability)                                    $       -      $       -      $       -
                                                                        =======        =======        =======

The valuation allowance increased $108,484 in 1995. The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. Federal Income Tax rate to the income before taxes is as follows:

                                                                         1995          1994
                                                                       --------      --------
Tax benefit at statutory rate                                         $(187,649)     $(266,400)
Increase (decrease) in taxes resulting from the tax
 effects of:
 State income taxes - net                                              ( 30,355)      ( 43,094)
 Non-deductible meals and entertainment                                      33          7,434
 Non-deductible stock warrant amortization                                6,583          1,316
 Non-taxable foreign currency translation adjustments                     2,710          2,013
 Increase in total valuation allowance                                  108,484        240,509
 Increase of prior year operating loss carryforward                           -       (  4,436)
 Expiration of capital loss carryforward                                  1,224          1,596
 Allowance for doubtful accounts                                        115,644              -
 Adjust basis of property and equipment book to tax
  difference                                                                  -       (  7,032)
 Other                                                                 ( 16,674)             -
                                                                        -------        -------
                                                                      $       -      $( 68,094)
                                                                        =======        =======

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11 - Income Taxes - continued

As of December 31, 1995, the Company had a $1,970,075 net operating loss carryforward and a $87,361 capital loss carryforward. The net operating loss carryforward will expire between the years 2006 and 2009. These amounts are subject to annual limitations pursuant to provisions of the Internal Revenue Code relating to cumulative changes in ownership. The capital loss carryforward will expire between the years 1996 and 1997. A valuation allowance has been recognized to offset that portion of the deferred tax assets whose realization is conditioned upon the realization of future taxable income or capital gains.


Note 12 - Stockholders' equity

Common stock

In August 1994, the Company issued 17,008 shares of common stock upon the conversion of 695 shares of preferred stock.

In February 1995, the Company issued 227,714 shares of common stock upon the conversion of 9,305 shares of preferred stock.

In November 1995, the Company issued 50,000 shares of common stock to a consultant for consulting services as provided in a consulting agreement.

In November 1995, the Company issued 1,849 shares of common stock upon demand pursuant to a promissory note.

The Company issued 2,080 shares and 1,136 shares of common stock pursuant to the Employee Stock Purchase Plan in 1995 and 1994, respectively.

Preferred stock

In 1992, the Board of Directors approved and filed with the state of Florida an Amendment to the Articles of Incorporation designating 200,000 shares of preferred stock as Class A Variable Rate Cumulative Convertible Preferred Stock ("Class A Preferred Stock") and 22,500 shares of preferred stock as Class B Variable Rate Cumulative Convertible Preferred Stock ("Class B Preferred Stock"). The Class A Preferred Stock and Class B Preferred Stock both have a par value of $10 per share and are entitled to receive cumulative dividends at a rate equal to 2% above the 30 day certificate of deposit rate in effect on the first day of each month at the Texas Commerce Bank. The Company has the right to redeem the Class A and Class B Preferred Stock for $10 per share plus the amount of any accrued and unpaid dividends. Shares of Class A and Class B Preferred Stock may be converted into such number of whole shares of common stock as is determined by multiplying the number of shares of Class A Preferred Stock by a fraction, the numerator of which is $10 and the denominator is the conversion price ($.408625). Each share of Class A Preferred Stock will entitle the holder thereof to that number of votes which is equal to the number of shares of common stock into which the Class A Preferred Stock is convertible.
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Class A Preferred Stock shall be entitled to distribution before any payments shall be made in the respect to the Class B Preferred Stock or common stock in amount equal to the par value per share plus all accrued and unpaid dividends and the holders of Class B Preferred Stock shall be entitled to distribution before any payments shall be made in the respect to common stock in an amount equal to the par value per share plus all accrued and unpaid dividends.

On March 1, 1993, the Company and the holders of Class A Preferred Stock signed an agreement to eliminate the redemption provision of the Class A Preferred Stock. An amendment to the Company's Articles of Incorporation to eliminate the redemption provision of the Class A Preferred Stock and increase the number of authorized shares of preferred stock to 500,000 was approved by the shareholders at the annual meeting held on January 24, 1994 and filed with the State of Florida.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12 - Stockholders' equity - continued

During 1994, 695 shares of Class B Preferred Stock were converted into common stock.

In February 1995, 9,305 shares of Class B Preferred Stock were converted into common stock.

In December 1995, the Board of Directors approved and filed with the State of Florida an Amendment to the Articles of Incorporation designating 240,000 shares of preferred stock as Class C 12% Cumulative Convertible Preferred Stock (the "Class C Preferred Stock"). The Class C Preferred Stock has a par value of $10 per share and is entitled Note to receive cumulative dividends equal to 12% per annum of the liquidation preference per share of $20. The Company does not have the right to redeem the Class C Preferred Stock. The issued and outstanding shares of Class C Preferred Stock shall convert to Common Stock on the second anniversary (December 18, 1997) of the filing of the designation with the Secretary of State of Florida (the "Conversion Date"). The shares of Class C Preferred Stock held by each holder thereof shall be converted into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class C Preferred Stock by a fraction, the numerator of which is 20 and the denominator of which is 70% of the average of the bid and ask prices per share of Common Stock as quoted by NASDAQ for the 20 consecutive trading days prior to the Conversion Date. In the case no transaction price is available, the closing bid price shall be used, or, in the case of no closing transaction price and no closing bid price being available, the fair market value of the Common Stock as determined in good faith by the Company's Board of Directors shall be used. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, each share of Class C Preferred Stock shall have a liquidation preference of $20 per share. With respect to the payment of dividends and rights to redemption and upon liquidation, the holders of Class C Preferred Stock shall be subordinate to the issued and outstanding shares of Class A Preferred Stock and Class B Preferred Stock of the Company and shall rank senior to the shares of Common Stock of the Company.

At December 31, 1995, the Company had 200,000 shares of Class A Preferred Stock, 7,500 shares of Class B Preferred Stock, and no shares of Class C Preferred Stock issued and outstanding.

At December 31, 1995, 30,000 of the 500,000 shares of preferred stock authorized remain undesignated and unissued. Accrued and unpaid dividends at December 31, 1995 were $319,623 and $14,981 for Class A Preferred Stock and Class B Preferred Stock, respectively.

Executive stock option plan

The Company's Executive Stock Option Plan which recently expired, authorized the granting of stock options to key employees of the Company including officers. Options granted under the Plan are non-qualified stock options exercisable at a price not less than the highest bid price per share at which the stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the date the option is granted. Options are exercisable not less than one year or more than five years after the grant date.

As of December 31, 1995, options for the purchase of 74,363 shares of common stock at prices ranging from $1.3125 to $2.875 per share were outstanding. Options for the purchase of 33,763 shares were exercisable within sixty (60) days of year end. No options were exercised in 1994 or in 1995.

Director stock option plan

The Company's Director Stock Option Plan which recently expired, authorized the granting of stock options to Directors of the Company. Options granted under the Plan are non-qualified stock options exercised for a price equal to the fair market value per share of common stock on the date of any such grant. Options are exercisable not less than six months or more than ten years after the date of grant.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12 - Stockholders' equity - continued

As of December 31, 1995, options for the purchase of 74,964 shares of common stock at prices ranging from $0.875 to $3.875 per share were outstanding. Options for the purchase of 35,556 shares were exercisable within 60 days of year end. To date, no options have been exercised.

Stock purchase plan

In accordance with the Employee Qualified Stock Purchase Plan adopted in June 1990, employees may contribute up to 10 percent of their base wages towards the purchase of the Company's common stock. The option price is the lesser of 85% of the market value on the first business day of the Payment Period (September
1) or the last business day of the Payment Period (August 31). As of December 31, 1995, the Company had 36,059 shares of common stock reserved for issuance on exercise of the purchase rights. On August 31, 1995, 2,080 shares of common stock were issued at a price of $0.875 per share. On August 31, 1994, 1,136 shares of common stock were issued at a price of $2.625 per share.

1995 Director Stock Option Plan

In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options.

The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options, and SARs to purchase up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employee.
The shares of common stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

The 1995 Director Plan also provides for the grant of Non-Qualified Options on a discretionary basis pursuant to the following formula: each member of the Board of Directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of common stock as of October 17, 1995, and will receive options to purchase 10,000 shares of common stock on the first business day of each January beginning in 1996. Each option is immediately exercisable for a period of ten years from the date of grant.
The Company has 250,000 shares of common stock reserved for issuance under the 1995 Director Option Plan.

As of December 31, 1995, options exercisable to purchase 40,000 shares of common stock at a price of $1.25 per share have been granted under the 1995 Director Plan. As of December 31, 1995, no options have been exercised.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12 - Stockholders' equity - continued

1995 Employee Stock Option Plan

In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options, and SARs.

Directors of the Company are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees, and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options.

The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options, and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercisable portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Company has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 1995, no options to purchase shares of common stock have been granted under the 1995 Employee Plan.



Other warrants and options

Pursuant to the terms of a Consulting Agreement dated as of October 13, 1992 between the Company and The Equity Group, Inc., the Company issued two Common Stock Purchase Warrants (the "Equity Warrants") each covering 21,429 shares of common stock to The Equity Group as partial consideration for its rendering financial public relations and consulting services to the Company. Both Equity Warrants are exercisable at a price of $3.50 per share and expire on October 14, 1997.

Pursuant to the terms of a Financial Consulting Agreement dated as of November 3, 1994 between the Company and JW Charles Financial Services, Inc., the Company issued a Common Stock Purchase Warrant (the "JW Charles Warrant") covering 250,000 shares of common stock to JW Charles Financial Services as partial consideration for its rendering financial consulting services to the Company. The warrant is exercisable at a price of $2.00 per share and expires on November 3, 1999.

The JW Charles and Equity Warrants (the "Warrants") contain anti-dilution provisions providing for adjustments in the exercise price. The JW Charles Warrant also contains anti-dilution provisions providing for adjustments in the number of shares covered by the warrant. The holders of the Warrants have no voting, dividend, or other stockholder rights or privileges unless and until the Warrants have been exercised. The holders of the Warrants have been granted "piggy back" registration rights under the Securities Act of 1933 with respect to the Warrants and the underlying shares of common stock. The Company will pay the expense of such registration and of such registration qualifications of the Warrants and underlying shares of common stock under the Securities Act of 1933 of such dates as the holders of the Warrants may determine.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Stockholders' Equity - continued

Pursuant to a Consulting Agreement dated as of August 6, 1995 between the Company and Timothy R. Barnes, formerly an officer of the Company, the Company issued a Common Stock Purchase Warrant covering 36,858 shares of common stock as consideration for the rendering of consulting services to the Company. The Warrant is exercisable at a price of $1.00 per share and expires on August 5, 1999.

Pursuant to the issuance of a promissory note by I-Link to Scott Cook, the Company issued a Common Stock Purchase Option covering 100,000 shares of the Company's common stock. The option is exercisable at a price of $1.00 and expires on December 31, 1999.

Pursuant to a Consulting Agreement dated as of October 18, 1995 between the Company and Jason H. Pollak and Kalo Acquisitions, LLC, the Company issued an Option to purchase common stock covering 150,000 shares of common stock as consideration for the rendering of consulting services to the Company. The agreement provided Mr. Pollak with an option to purchase 50,000 shares of common stock each year at purchase prices of $1.50,. $2.50, and $3.50. The option expires on January 31, 1999.


Note 13 - Geographic segment information

The Company's operations consist of providing diagnostic and clinical outpatient health care services domestically and the sale and service of used medical equipment in the People's Republic of China (PRC). Financial information for the different geographic segments is as follows:

   Year Ended
December 31, 1995                 Domestic      China       Corporate    Eliminations   Consolidated
-----------------                ----------  ------------  ------------  -------------  -------------

Revenue                          $2,486,708   $  340,233    $  423,956     $ (127,944)    $3,122,953
                                  =========    =========     =========      =========      =========

Operating Profit (Loss)          $  196,714   $( 171,083)   $( 519,386)    $        -     $( 493,755)
                                  =========    =========     =========      =========      =========

Identifiable Assets              $3,048,001   $1,098,742    $  682,277     $ (682,157)    $4,146,683
                                  =========    =========     =========      =========      =========

Amortization and Depreciation    $  438,498   $   13,011    $   13,511     $        -     $  465,020
                                  =========    =========     =========      =========      =========

Capital Expenditures             $   20,801   $    2,046    $      375     $        -     $   23,222
                                  =========    =========     =========      =========      =========



   Year Ended
December 31, 1994                 Domestic      China       Corporate    Eliminations   Consolidated
-----------------                ----------  ------------  ------------  -------------  -------------

Revenue                          $2,761,458   $  512,973    $  630,853     $( 132,359)    $3,772,925
                                  =========    =========     =========      =========      =========

Operating Profit (Loss)          $  537,338   $( 581,856)   $( 487,063)    $        -     $( 531,581)
                                  =========    =========     =========      =========      =========

Identifiable Assets              $3,710,698   $1,284,824    $  217,780     $        -     $5,213,302
                                  =========    =========     =========      =========      =========

Amortization and Depreciation    $  459,663   $   10,861    $   18,412     $        -     $  488,936
                                  =========    =========     =========      =========      =========

Capital Expenditures             $   10,257   $   18,590    $    2,032     $        -     $   30,879
                                  =========    =========     =========      =========      =========

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Geographic segment information - continued

The corporate office provides management and operational services for domestic outpatient health care services. The eliminations represent charges for these services to entities included in the consolidation.


Note 14 - Subsequent Events

On February 23, 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide Inc., a Utah corporation ("I-Link") from ILINK, Ltd., a Utah limited partnership in exchange for the issuance of an aggregate of 4,000,000 shares of Common Stock of the Company. The purchase price was determined through arms-length negotiation. The acquisition was accounted for using the purchase method of accounting. Pursuant to the terms of the stock purchase agreement, 2,600,000 shares of the Common Stock issued pursuant to the acquisition of I-Link, Ltd. were placed in escrow to be released as follows:

    1. 1,600,000 shares of Common Stock are to be released upon the receipt of proceeds greater than or equal to $4,000,000 from the sale of the Company's securities pursuant to the conduct of one or more private or public offerings prior to December 31, 1996; and

    2. 1,000,000 shares of Common Stock are to be released upon the first to occur of the following:

          (i) the monthly revenue derived from subscribers serviced by ILINK, Ltd. and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or

          (ii) the number of subscribers serviced by ILINK, Ltd. exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

I-Link provides Internet access services to individuals and businesses in the United States. I-Link is also the owner of a proprietary technology (patent pending) which enables the transmission of information via facsimile over the Internet.

There was no affiliation or relationship between the Company, its affiliates, officers or directors, or associates of such persons and I-Link or ILINK, Ltd. or any of their officers, directors, stockholders, or partners prior to the acquisition.

Simultaneous with the closing of its acquisition of I-Link, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). The 10% Notes are payable upon the earlier of August 31, 1996 (subject to extension) or the Company's receipt of proceeds of at least $4,000,000 from subsequent debt or equity offerings.
The 10% Notes bear interest payable semi-annually at the rate of 10% until August 31, 1996 (13% after such date of the term of the 10% Note is extended). Up to $1,250 of each $50,000 in principal amount of note is convertible at any time at the option of the holder, into a maximum of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain antidilution adjustments. The 10% Notes may be extended until February 29, 1997 upon payment by the Company of 2.5% of the then outstanding principal balance of the 10% Note. The proceeds of such offering were used to pay outstanding accounts payable and other debts of I-Link.

The following presents the pro forma financial information of the Company and I-Link as applicable for the year ended December 31, 1995 assuming such transactions had occurred on January 1, 1995 and for the year ended December 31, 1994 assuming the transactions had occurred on January 1, 1994:

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Subsequent events - continued

                                                               Loss Per Common
                                Net Operating                    Share After
Year Ended December 31, 1995       Revenue       Net Loss    Preferred Dividends
----------------------------     -----------   ------------  -------------------

Company                          $3,122,953  $(  551,909)                $(.39)
I-Link                              229,721   (1,446,219)                  ===
                                  ---------    ---------
Combined                          3,352,674   (1,998,128)
Pro forma adjustments                     -   (3,304,633)
                                  ---------    ---------
Pro forma combined               $3,352,674  $(5,302,761)               $(1.28)
                                  =========    =========                  ====


                                                               Loss Per Common
                                Net Operating                    Share After
Year Ended December 31, 1994       Revenue       Net Loss    Preferred Dividends
----------------------------     -----------   ------------  -------------------

Company                          $3,772,925  $(  715,434)                $(.55)
I-Link/(1)/                               -   (  165,125)                  ===
                                  ---------    ---------
Combined                          3,772,925   (  880,559)
Pro forma adjustments                     -   (2,881,170)
                                  ---------    ---------
Pro forma combined               $3,772,925  $(3,761,729)               $(1.33)
                                  =========    =========                  ====

/(1)/  For the period August 1, 1994 through December 31, 1994.

On February 21, 1996, in connection with the grant of an option by the Kanter Group, 40,000 shares of outstanding Class A Preferred Stock of the Company was converted into 978,891 shares of Common Stock. Options to acquire the 3,915,570 shares of Common Stock issuable upon conversion of the remaining 160,000 shares of Class A Preferred Stock outstanding have been granted by Four M. Dr. R. Huston Babcock, holder of all 7,500 shares of Class B Preferred Stock has also granted an option to purchase the 183,542 shares of Common Stock issuable upon conversion thereof.

The Kanter Group sold to certain persons, including affiliates and associated persons of Commonwealth Associates, 978,891 shares of Common Stock issued upon conversion of 40,000 shares of Class A Preferred Stock at a purchase price of $485,000 (equal to $.4955 per share). Four M has granted certain options exercisable commencing August 1, 1996 (subject to the satisfaction of certain conditions) to purchase the 3,915,570 shares of Common Stock issuable upon conversion of 160,000 shares of Class A Preferred Stock. The exercise price is equal to the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding August 1, 1996 or $1.79 per share. Commonwealth Associates received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark Equity Group, Inc. received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain members of management of I-Link have the right to purchase 825,000 shares of Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997. Scott Cook has received the right to purchase 100,000 shares of Common Stock prior to December 31, 1996.
Dr. R. Huston Babcock has granted an option, upon substantially the same terms and conditions as Four M, to purchase 183,542 shares of Common Stock issuable upon conversion of 7,500 shares of Class B Preferred Stock to Benchmark Equity Group, Inc.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Subsequent events - continued

On March 5, 1996, the Consulting Agreement between the Company and Jason H. Pollak and Kalo Acquisitions, LLC was terminated and options to purchase 100,000 shares of the Company's common stock were subsequently terminated.

                        MEDCROSS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET

                                  (unaudited)

                                    Assets

                                                        September 30
                                                            1996
                                                        ------------
Current assets
  Cash and cash equivalents                              $ 7,354,003
  Accounts receivable less allowance of $650,682             791,080
  Inventory                                                  830,666
  Prepaid expenses                                           113,945
                                                          ----------

           Total current assets                            9,089,694
                                                          ----------

Property and equipment                                     4,584,331
Less accumulated depreciation                              2,216,641
                                                          ----------

           Net property and equipment                      2,367,690
                                                          ----------

Intangible assets, net of amortization of $1,969,631      11,956,114
Restricted cash                                            1,682,211
Other assets                                                 835,342
                                                          ----------

           Total assets                                  $25,931,051
                                                          ==========
                      Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable and accrued expenses                  $ 2,189,186
  Advance deposits received                                  233,728
  Accrued royalty fees                                       520,000
  Note payable - related party                                88,000
  Note payable - other                                     1,027,000
  Current portion of long-term debt                          461,775
  Current obligations under capital lease                    244,749
                                                          ----------

           Total current liabilities                       4,764,438

Long-term debt                                                55,447
Obligations under capital leases                             407,263
Minority equity interest in consolidated subsidiaries        330,884
Commitments and contingencies                                      -

Stockholders' equity
  Preferred stock                                          2,475,000
  Common stock                                                73,264
  Other stockholders' equity                              17,824,755
                                                          ----------

           Total stockholders' equity                     20,373,019
                                                          ----------

           Total liabilities and stockholders' equity    $25,931,051
                                                          ==========

       The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (unaudited)

                                                    Three Months Ended              Nine Months Ended
                                                      September 30                    September 30
                                               -------------------------------  ---------------------------
                                                    1996             1995           1996              1995
                                               ---------------  --------------  -------------  ------------
Health care service revenue                       $   506,099      $  607,014    $ 1,680,769     $2,144,977
Equipment sales and service                                 -               -              -        337,889
Network service revenue                                64,297               -        136,661              -
                                                   ----------       ---------     ----------      ---------

Net operating revenue                                 570,396         607,014      1,817,430      2,482,866
                                                   ----------       ---------     ----------      ---------

Cost of goods sold
  - equipment sales and service                             -      (   46,601)             -        193,197
Salaries and benefits                                 670,524         262,787      1,465,607        903,205
Repairs and maintenance                                73,867          78,673        217,774        233,161
Network expenses                                      475,347               -        797,882              -
Provision for doubtful accounts                        66,668          18,444        157,531        342,089
Depreciation and amortization                       1,258,420         113,901      2,056,046        348,594
Research and development written off                        -               -      2,034,103              -
Other operating expenses                              459,833         341,950      1,589,721        956,486
                                                   ----------       ---------     ----------      ---------

Operating loss                                     (2,434,263)     (  162,140)    (6,501,234)    (  493,866)

Interest expense                                       95,850          44,066        218,616        124,886
Other income                                       (   36,251)     (   16,493)    (   49,013)    (   39,892)
Gain on sale of interest in unconsolidated
  subsidiary                                                -      (   20,500)             -     (   20,500)
Equity in net loss of unconsolidated
  subsidiary                                            3,212               -          3,212              -
                                                   ----------       ---------     ----------      ---------

Loss before minority interest in net income
  (loss) of consolidated subsidiaries and
  income tax provision                             (2,497,074)     (  169,213)    (6,674,049)    (  558,360)

Minority interest in net income (loss) of
  consolidated subsidiaries                        (    2,281)          4,160     (    2,344)    (    3,684)
                                                   ----------       ---------     ----------      ---------

Loss before income tax provision                   (2,494,793)     (  173,373)    (6,671,705)    (  554,676)

Income tax provision                                        -               -              -              -
                                                   ----------       ---------     ----------      ---------

Net loss                                          $(2,494,793)    $(  173,373)   $(6,671,705)   $(  554,676)

Loss per common and equivalent share
  after preferred dividends                       $(      .27)    $(      .12)   $(      .78)   $(      .37)

Weighted average common and equivalent
  shares outstanding                                9,277,347       1,749,841      8,612,813      1,749,389
                                                    =========       =========      =========      =========

       The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (unaudited)


                                                        Three Months Ended              Nine Months Ended
                                                          September 30                    September 30
                                                   -------------------------------  ---------------------------
                                                        1996             1995           1996            1995
                                                   ---------------  --------------  -------------   ------------
Cash provided (used) by operating activities       $(2,149,923)     $      543      $(3,016,238)    $ 156,525
                                                     ---------        --------        ---------       -------

Cash flows from investing activities
  Purchase of property and equipment                (  194,941)      (   2,946)      (  201,768)     ( 18,321)
  Proceeds from sale of property and equipment               -             400            3,251         4,900
  Proceeds from sale of interest in
    unconsolidated subsidiary                                -          28,000                -        28,000
                                                     ---------        --------        ---------       -------
           Net cash provided (used)
        by investing activities                     (  194,941)         25,454       (  198,517)       14,579
                                                     ---------        --------        ---------       -------
Cash flows from financing activities
  Proceeds (reduction) of note payable - related    (  625,500)              -       (  693,333)      218,000
  Proceeds (reduction) of note payable - other      (  703,000)      (  50,000)         557,425      (151,000)

  Release of certificate of deposit as collateral            -               -           60,000             -
  Increase in restricted cash                       (1,682,211)              -       (1,682,211)            -
  Reduction of long-term debt                       (   10,232)      (  86,426)      (   61,983)     (280,997)
  Payment of capital lease obligations              (   60,604)      (  62,338)      (  346,958)     (182,589)
  Issuance of preferred stock                        2,400,000               -        2,400,000             -
  Issuance of common stock                                 330               -            1,329             -
  Additional paid-in capital                         9,996,130               -       10,291,196             -
  Minority interest distributions                            -       (  18,250)      (   36,865)     ( 54,750)
                                                     ---------        --------       ----------       -------
           Net cash provided (used)
             by financing activities                 9,314,913       ( 217,014)      10,488,600      (451,336)
                                                     ---------        --------       ----------       -------

Effect of foreign currency translation
  on cash flows                                              -       (     375)               1      (  2,233)
                                                     ---------        --------        ---------       -------

Increase (decrease) in cash and cash equivalents     6,970,049       ( 191,392)       7,273,846      (282,465)

Cash and cash equivalents at beginning of period       383,954         270,084           80,157       361,157
                                                     ---------        --------        ---------       -------

Cash and cash equivalents at end of period          $7,354,003       $  78,692      $ 7,354,003      $ 78,692
                                                     =========        ========        =========       =======



       The accompanying notes are an integral part of these consolidated financial statements.

Supplemental cash flow information

In February 1995 a holder of Class B Preferred Stock converted 9,350 shares into 227,714 shares of Common Stock.

In February 1996, the Company acquired all of the outstanding shares of I-Link Worldwide, Inc. in exchange for the issuance of 4,000,000 shares of Common Stock of the Company, of which 2,600,000 shares were being held in escrow.

In February 1996, a holder of Class A Preferred Stock converted 40,000 shares into 978,891 shares of Common Stock.

In April 1996, holders of certain promissory notes issued by the Company in February 1996 converted $10,000 in the aggregate into 140,000 shares of Common Stock.

In June 1996, holders of certain promissory notes issued by the Company in June 1993 converted $180,542 in the aggregate into a 64,372 shares of Common Stock.

In June 1996, a holder of Class A Preferred Stock converted 160,000 shares into 3,915,570 shares of Common Stock.

In July 1996, a holder of a promissory note issued by the Company in June 1993 converted $69,612 into 24,750 shares of Common Stock.

In August 1996, the holders of certain promissory notes issued by the Company in February 1996 converted $25,000 in the aggregate into a total of 350,000 shares of Common Stock.

In August 1996, in accordance with the terms of the Stock Purchase Agreement entered into during the I-Link acquisition, 1,600,000 shares of Common Stock held in escrow for the benefit of ILINK, Ltd. were released, thus causing an increase in goodwill in the amount of $9,800,000 and a corresponding increase in equity.

In August 1996, pursuant to the issuance of a promissory to William Flury, Vice President of Sales and Marketing of I-Link, a warrant to purchase 5,000 shares of Common Stock was issued at an exercise price of $2.50 per share. An expense equal to the difference between the exercise price of the warrant and the closing bid price of the Common Stock on the date of issuance of the warrant was expensed as a cost of the loan.

In September 1996, the Company closed a private placement offering Class C Preferred Stock. As a result of this transaction, the Company issued a warrant to purchase 250,000 shares of its Common Stock at an exercise price of $2.50 per share as compensation to the Placement Agent. In addition, a Consulting Agreement was entered into with the Placement Agent, in which a warrant to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.50 per share was issued. These items were recorded as a reduction to the proceeds of the offering.

Through September 1996, I-Link financed approximately $744,824 through capital leases.




       The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Financial Statements

In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three-month and nine-month periods ended September 30, 1996 and September 30, 1995, (b) the financial position at September 30, 1996, and
(c) cash flows for the three-month and nine-month periods ended September 30, 1996 and September 30, 1995, have been made.

The unaudited consolidated financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The accompanying consolidated financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended December 31, 1995. The results of operations for the three-month and nine-month periods ended September 30, 1996 are not necessarily indicative of those to be expected for the entire year.


Note 2 - Acquisition of subsidiary

In February 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide Inc., a Utah corporation ("I-Link") from ILINK, Ltd., a Utah limited partnership in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Company. The purchase price was determined through arms length negotiation. The acquisition was accounted for using the purchase method of accounting. The results of operations of the acquired enterprise are included in the consolidated financial statements beginning February 13, 1996. Pursuant to the terms of the stock purchase agreement, 2,600,000 shares of the common stock issued pursuant to the acquisition of I-Link were placed in escrow. In August 1996, 1,600,000 shares of Common Stock were released from escrow upon the receipt of proceeds from the completion of the Company's offering of Class C Preferred Stock (See Note 3 - Intangible Assets). In addition, 1,000,000 shares of common stock are to be released from escrow upon the first to occur of the following:

     (i) the monthly revenue derived from subscribers serviced by I-Link and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or

     (ii) the number of subscribers serviced by I-Link exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

I-Link is in the business of delivering business communications services via the emerging worldwide data communication networks (which includes the Internet). I-Link seeks to provide business communications solutions and enhanced capabilities to existing users of traditional telecommunications services, at substantial cost savings to its customers through utilization of the Internet and other existing data communications networks. I-Link's first business communications product will be marketed under the name "Fax4Less/TM/".

The following presents the proforma financial information of the Company and I-Link, as applicable for the nine months ended September 30, 1996 assuming such transaction had occurred on January 1, 1996 and for the nine months ended September 30, 1995 assuming such transaction had occurred on January 1, 1995:

   Nine Months Ended                                  Net Loss Per Common
   September 30, 1996        Revenue      Net Loss    and Equivalent Share
   ----------------------  -----------  ------------  ---------------------
   Company/(1)/            $1,817,430   $(6,671,705)            $( .78)
                                                                  ====
   I-Link/(2)/                 48,585    (  139,683)
                           ----------
   Combined                 1,866,015    (6,811,388)
   Proforma adjustment              -    (  190,378)
                           ----------
   Proforma combined       $1,866,015   $(7,001,766)            $( .81)
                           ==========   ===========               ====
   Nine Months Ended                                  Net Loss Per Common
   September 30, 1995        Revenue      Net Loss    and Equivalent Share
   ----------------------  -----------  ------------  ---------------------
   Company                 $2,482,866   $(  554,676)            $( .37)
                                                                  ====
   I-Link/(3)/                175,829    (  690,252)
                           ----------
   Combined                 2,658,695    (1,244,928)
   Proforma adjustment              -    (3,178,168)
                           ----------
   Proforma combined       $2,658,695   $(4,423,096)            $( .77)
                           ==========   ===========               ====

   /(1)/ Includes I-Link operations from February 13, 1996 through September 30, 1996
   /(2)/  For the period January 1, 1996 through February 12, 1996.
   /(3)/  For the period January 1, 1995 through September 30, 1995.

Note 3 - Restricted Cash

During the third quarter of 1996, I-Link entered into a 24 month, $3.5 million operating lease with IBM Credit Corporation. As a condition of that lease, I-Link obtained from Zions First National Bank a letter of credit totaling $1.575 million. These monies are held in an escrow account at Zions First National Bank and bear interest which is paid to I-Link. These funds will be released when the lease expires. At the end of the lease, at I-Link's option, the equipment secured by the lease can be purchased at fair market value.

I-Link also has restricted cash totalling $107,211 used to secure lines of credit in connection with capital leases at IBM Credit Corporation totalling approximately $750,000. The monies are held in an escrow account at First Texas Bank and bear interest which is to be paid to I-Link.

Note 4 - Intangible Assets

Intangible assets of $4,969,314 were recorded by the Company as a result of the acquisition of the common stock of I-Link. The intangible assets recorded by the Company were as follows:

   Acquisition costs                     $  116,279
   Subscriber list                          323,100
   FaxLink patent                           456,764
   VoiceLink patent                         456,987
   FaxLink research and development       1,356,068
   VoiceLink research and development       678,035
   Goodwill                               1,582,081

The acquisition costs and the subscriber list are amortized over 12 months, the patents will be amortized over a period to be determined at the time the patents are issued, the research and development was expensed immediately and the goodwill is amortized over 24 months.

In August 1996, pursuant to the terms of the ILINK, Ltd. Stock Purchase Agreement, 1,600,000 shares of Common Stock held in escrow for the benefit of ILINK, Ltd. were released. This resulted in an addition to goodwill of $9,800,000. This amount will be amortized over the remaining life of the existing goodwill.

Note 5 - Notes Payable

Simultaneous with the closing of its acquisition of I-Link, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). The 10% Notes were payable upon the earlier of August 31, 1996 (subject to extension) or the Company's receipt of proceeds of at least $4,000,000 from subsequent debt or equity offerings. The 10% Notes bear interest payable semi-annually at the rate of 10% until August 31, 1996 (13% after such date if the term of the 10% Note is extended). Up to $1,250 of each $50,000 in principal amount of note is convertible at any time at the option of the holder, into a maximum of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain antidilution adjustments. The 10% Notes may be extended until February 28, 1997 upon payment by the Company of 2.5% of the then outstanding principal balance of the 10% Note. The proceeds of such offering were used to pay outstanding accounts payable and other debts of I-Link. In August 1996 $25,000 in the aggregate of these notes were converted into 350,000 shares of the Company's Common Stock and the remaining principal balances plus interest were paid.

In addition, the Company assumed notes payable to limited partners of ILINK, Ltd. in the amount of $643,333 and to other parties in the amount of $104,575.

In June 1996, the Company issued promissory notes in the amount of $375,000. These promissory notes were due on the earlier of December 31, 1996 or the receipt of at least $4.8 million from debt or equity financings, with interest at the rate of 8% per annum. The proceeds of the promissory notes were used for I-Link working capital purposes. These notes were paid in full in September 1996.

Simultaneous with the closing of the Company's offering of Class C Preferred Stock, the Company issued an aggregate of $717,000 in principal amount of Convertible Promissory Notes. Each Convertible Note is due on April 1, 1997 with interest at the rate of 8% percent per annum. The entirety of the unpaid principal amount of the Convertible Notes will be automatically converted into shares of Class C Preferred Stock at the rate of $60 per share of Class C Preferred Stock. The Convertible Notes are convertible into an aggregate of 11,950 shares of Class C Preferred Stock. The proceeds of the promissory notes were used for I-Link working capital purposes.

Note 6 - Commitments and Contingencies

The remaining portion of the I-Link common stock purchase price placed in escrow will be released upon the satisfaction of the contingency described in Note 2 above. The fair market value of the Common Stock at the time of its release from escrow will be charged to goodwill and amortized over the remaining life of the goodwill.

Note 7 - Earnings Per Common Share

Earnings per common share are based upon the weighted average number of common shares outstanding and the dilutive effect of common stock equivalents consisting of stock options and warrants, convertible debt, and convertible preferred stock. Fully diluted earnings per share are not presented because it approximates earnings per common share.

Note 8 - Lease Commitments

I-Link leases approximately 1,500 square feet of space, which space housed its corporate offices in Austin, Texas. Such lease has a term of three years, which is scheduled to expire on November 30, 1997 but which I-Link is negotiating to terminate. Pursuant to the terms of such lease, I-Link pays rent on a monthly basis of $1,740. I-Link has recently entered into a ten-month lease for 5,000 square feet of space in Austin, Texas, which housed its corporate offices. Pursuant to such lease, I-Link will pay rent of $5,000 per month. I-Link also leases several other spaces to house its POPs throughout the United States. Such spaces vary in size and are rented on a month-to-month basis.

I-Link currently leases and occupies approximately 6,500 square feet of office space, in Draper Utah, pursuant to a commercial lease dated May 21, 1996, with an unrelated third party. The initial lease term is five years commencing on July 8, 1996 at a base rent of $5,451 per month. In addition, I-Link will be responsible for certain improvements to such facilities above $97,120. In September 1996, I-Link entered into a second lease for approximately 14,000 square feet of space from the same landlord in an adjacent building pursuant to a commercial lease dated September 11, 1996. I-Link's offices and network operations facilities will be moved to this space upon its completion. The term of the lease is seven years commencing November 5, 1996, subject to the right to extend for an additional five years. The initial base rent is approximately $11,650 per month. In October 1996, I-Link delivered $214,000 in certificates of deposit to the landlord as a security deposit under the second lease. When the Company is able to occupy the new office space and commences lease payments under the second lease, it is management's intent to sublet the office space under the first lease.

In September 1996, I-Link entered into a two year equipment lease with IBM Credit Corporation relating to the financing of an aggregate of $3.5 million worth of equipment purchases necessary to build the I-Link network. As a condition of that equipment lease, I-Link obtained from Zions First National Bank, a standby letter of credit totaling $1.575 million to the benefit of IBM Credit Corporation. In order to obtain this letter of credit, I-Link deposited $1.575 million into a certificate of deposit to be held at Zions First National Bank, until the IBM Credit Corporation obligation is satisfied. The certificate of deposit bears interest which is payable to the Company, and will be released to I-Link when the lease expires. At the end of the lease, at I-Link's option, the equipment secured by the lease can be repurchased at fair market value. I-Link is obligated to pay approximately $450,000 every quarter.

Through September 1996, I-Link financed approximately $742,096 of equipment through IBM Credit Corporation. Under the terms of those credit arrangements, I-Link is obligated to pay approximately $60,000 every quarter.

Note 9 - Geographic Segment Information

The Company's operations consist of providing telecommunications network services and diagnostic and clinical outpatient health care services domestically and the sale and service of used medical equipment in the People's Republic of China (PRC). The corporate office provides management and operational services for network services and domestic outpatient health care services. The eliminations represent charges for these services to entities included in the consolidation. Financial information for the different geographic segments is as follows:

                                   Domestic
                           --------------------------
Nine Months Ended                         Network                      Corporate/
September 30, 1996         Health Care    Services         China      Management     Eliminations   Consolidated
-------------------------  -----------  -------------  -------------  ------------   -------------  -------------

Revenue                    $1,496,899   $    136,661   $        -     $  251,464     $(   67,594)  $  1,817,430
                            =========    ===========    =========      =========      ==========    ===========

Operating Profit (Loss)    $   61,280   $( 6,174,533)  $(  22,582)    $( 468,276)    $(   67,594)  $( 6,671,705)
                            =========    ===========    =========      =========      ==========    ===========

Identifiable Assets        $2,671,339   $ 22,281,396   $1,012,501     $  171,685     $(  205,870)  $ 25,931,051
                            =========    ===========    =========      =========      ==========    ===========

                                   Domestic
                           --------------------------
Nine Months Ended                         Network                      Corporate/
September 30, 1995         Health Care    Services         China      Management     Eliminations   Consolidated
-------------------------  -----------  -------------  -------------  ------------   -------------  -------------
Revenue                    $1,907,911   $          -   $  337,889     $  340,036     $(   102,970)  $  2,482,866
                            =========    ===========    =========      =========       ==========    ===========

Operating Profit (Loss)    $  258,469   $          -   $( 197,230)    $( 452,135)    $(   102,970)  $(   493,866)
                            =========    ===========    =========      =========       ==========    ===========

Identifiable Assets        $3,120,198   $          -   $  964,635     $  155,559     $(   70,108)   $  4,170,284
                            =========    ===========    =========      =========       ==========    ===========

Note 10 - Subsequent Events

In October 1996, in conjunction with I-Link's Utah lease of office and network operations facilities, I-Link deposited in escrow with Zions First National Bank the sum of $214,000 in the form of four separate certificates of deposit. One CD has a four year maturity, the second a three year maturity, the third a two year maturity, and the fourth a one year maturity. As each CD reaches maturity, and provided I-Link is not in default under the lease, the money in the mature CD is released to I-Link. So long as these CD's are held in escrow, they earn interest at varying rates which is paid to I-Link.

================================================================================

     No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. The Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                        TABLE OF CONTENTS                                 PAGE
                                                                          ----

AVAILABLE INFORMATION......................................................  4
PROSPECTUS SUMMARY.........................................................  5
RISK FACTORS...............................................................  9
THE COMPANY................................................................ 22
USE OF PROCEEDS............................................................ 23
CAPITALIZATION............................................................. 23
DIVIDEND POLICY............................................................ 23
MANAGEMENT'S DISCUSSION AND
 ANALYSIS.................................................................. 24
BUSINESS OF ILINK.......................................................... 32
BUSINESS OF MEDCROSS....................................................... 37
DESCRIPTION OF PROPERTY.................................................... 41
LEGAL PROCEEDINGS.......................................................... 42
1996 OFFERINGS............................................................. 43
MANAGEMENT................................................................. 45
EXECUTIVE COMPENSATION..................................................... 48
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS....................................................... 54
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND
MANAGEMENT................................................................. 56
SELLING SECURITYHOLDERS.................................................... 59
MARKET FOR THE COMMON STOCK
AND RELATED SHAREHOLDER
MATTERS.................................................................... 74
DESCRIPTION OF SECURITIES.................................................. 75
PLAN OF DISTRIBUTION....................................................... 83
LEGAL MATTERS.............................................................. 84
EXPERTS.................................................................... 85
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                           331,126 JW Charles Shares
                        9,384,461 Shares of Common Stock
                          6,046,800 Conversion Shares
                         750,000 Commonwealth Warrants
                          750,000 Commonwealth Shares
                             183,542 Babcock Shares
                              100,000 Cook Shares
                              80,000 E&M Warrants
                               80,000 E&M Shares
                           40,000 Mandarino Warrants
                            40,000 Mandarino Shares



                                 MEDCROSS, INC.



                                 --------------

                                   PROSPECTUS
                                 --------------



                               ___________, 1996

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to a proceeding by reason of the fact that he was or is an officer, director, employee or agent of the corporation against liability incurred in connection with such proceeding. Such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe his conduct was unlawful. Any such indemnification may only be made upon a determination by the corporation that such indemnification is proper because the person met the applicable standard of conduct.

     The Florida Business Corporation Act provides further that the indemnification permitted thereunder is not exclusive; provided, however, indemnification is not permitted to be made on behalf of any such person if a judgment or final adjudication establishes (i) a violation of the criminal law unless such person had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (ii) such person derived an improper personal benefit from the transaction; (iii) as to any director such proceeding arose from an unlawful distribution under Section 607.0834; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by the corporation or a shareholder.

     The Company's By-Laws provide that the Company shall indemnify any such person to the fullest extent provided by law and empowers the Company to purchase and maintain insurance on behalf of any such person.

     The Company previously entered into indemnification agreements in 1988 with certain officers and directors of the Company for indemnification against expenses (including attorneys' fees, through all proceedings, trials, and appeals), judgments, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, arising from any actual or alleged breach of duty, neglect, effort, or other action taken or omitted, solely in the capacity as an officer and/or a director of the Company; provided that no indemnification will be made in respect of any acts or omissions (a) involving gross negligence or willful misconduct, (b) involving libel or slander, or (c) based upon or attributable to gaining, directly or indirectly, any profit or advantage to which he was not legally entitled.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements
------------------

     The Company maintains a "claims made" officers and directors liability insurance policy with coverage limits of $3,000,000 and a maximum $100,000 deductible amount for each claim.

Item 25.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:


SEC Registration Fee                                                   $ *

Blue Sky Fees and Expenses                                               *

Printing and Engraving Expenses                                          *

Registrant's Counsel Fees and Expenses                                   *
Accountant's Fees and Expenses                                           *

Miscellaneous Expenses                                                   *
                                                                  -----------
Estimated Total                                                          *
                                                                  ===========

--------------------------
*  To be provided by amendment

Item 26.  Recent Sales of Unregistered Securities.

     The Registrant has issued the following securities during the past three years:

     In November 1994, the Company issued a Common Stock Purchase Warrant to J.W. Charles Financial Services, Inc. to purchase 250,000 shares of Common Stock (331,126 shares as adjusted) pursuant to the terms of a Financial Consulting Agreement between the Company and Corporate Management Group, Inc.

     Pursuant to a Consulting Agreement dated as of August 6, 1995 between the Company and Timothy R. Barnes, the Company issued a Common Stock Purchase Warrant to purchase 36,858 shares of Common Stock to Mr. Barnes.

     In October 1995, the Company issued a Common Stock Purchase Option to Scott Cook to purchase 100,000 shares of Common Stock in connection with a loan to Ilink, Ltd.

     In February 1996, in connection with the purchase of all of the issued and outstanding shares of I-Link Worldwide, Inc., the Company issued an aggregate of 4 million shares of Common Stock to the owners of I-Link Worldwide, Inc.

     In February 1996, in connection with loans, the Company issued a Series II Non-Negotiable 10% Convertible Promissory Note in the principal amount of $50,000 to Joseph Wong and a Series III Non-Negotiable 10% Convertible Promissory Note in the principal amount of $50,000 to Trident II. The holders of the notes converted $5,000 of the principal amount of the notes to 70,000 shares of Common Stock, respectively, in June 1996.

     In February 1996, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). Up to $1,250 of each $50,000 in principal amount of the 10% Note was convertible at any time at the option of the holder, into an aggregate of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain anti-dilution adjustments; and such principal amount was converted to Common Stock in August 1996. Commonwealth Associates served as the placement agent for the offering.

     On September 6, 1996, the Company closed a private placement of 240,000 shares of Class C Preferred Stock, $10 par value per share. In addition, the Company issued $717,000 of principal amount of Convertible Promissory Notes payable on April 1, 1997 (the "Maturity Date") and bearing interest at 8% per annum (previously defined as the "Convertible Notes"). The unpaid principal amount of a Convertible Note will be automatically converted into shares of Class C Preferred Stock at any time prior to the close of business on the Maturity Date at the rate of $60 per share of Class C Preferred Stock upon certain conditions being met. Commonwealth Associates (previously defined and hereinafter referred to as "Commonwealth"), acted as the placement agent for the Class C Offering.

     The Company issued to Commonwealth Placement Agent Warrants to purchase up to 250,000 shares of the Company's Common Stock and Consultant's Warrants to purchase up to 500,000 shares of Common Stock (together previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants will be exercisable for five (5) years commencing March 1997 at an exercise price of $2.50 per share, subject to adjustment.

     In April 1996, pursuant to an employment agreement, the Company agreed to grant to John Edwards, President of the Company, an option to purchase 1 million shares of Common Stock of the Company. In consideration for the amendment of the employment agreement, effective August 21, 1996, the Company agreed to grant Mr. Edwards options to purchase 250,000 shares of Common Stock.

     In June 1996, the Company completed a private placement of $375,000 in principal amount of Non-Negotiable 8% Promissory Notes and Common Stock Purchase Warrants to purchase 120,000 shares of Common Stock at an exercise price of $4.00 per share. Commonwealth served as the placement agent for the offering.

     In July 1996, the Company approved the grant of options to purchase 1,500,000 and 500,000 shares of Common Stock to Clay Wilkes and Alex Radulovik, officers of ILINK.

     In August 1996, the Company agreed to issue to William H. Flury and John W. Edwards, officers of the company and/or ILINK, warrants to purchase 5,000 shares and 25,000 shares, respectively, in connection with loans to ILINK.

     In October 1996, pursuant to an employment agreement, the Company agreed to grant to each of Karl S. Ryser, Jr. and William H. Flury, officers of ILINK, options to purchase 250,000 shares of Common Stock of the Company.

     The Company believes that the transactions set forth above were exempt from registration with the Commission pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. Except as disclosed above, no broker-dealer or underwriter was involved in the foregoing transactions. All certificates representing such securities have been appropriately legended. The February, June and September 1996 placements were made in reliance upon a claim of exemption pursuant to Rule 506 of Regulation D. Additionally, the participants in the February, June and September 1996 private placements were accredited investors.


Item 27.  Exhibits.

  The following exhibits are filed as part of this Registration Statement:

  Exhibit
  Number               Title of Exhibit
  ------               ----------------

  2(a)/6/ Management Agreement Assignment, effective June 1, 1993 between Florida Medical Enterprises, Inc. and Waters Edge Scanning Associates, Inc.

  2(b)/6/ Lease Assignment and Asset Purchase Agreement dated as of June 1, 1993 between Waters Edge Scanning Associates, Ltd. and Medcross, Inc.

  2(c)/10/ Joint Venture Interest Purchase Agreement, effective October 1, 1994 between Medcross, Inc. and Urology Ultrasound, Inc.

  2(d)/15/ Stock Purchase Agreement, dated February 13, 1996, by and among Medcross, Inc, ILINK, Ltd., and G Net Enterprises, Inc.

  2(e)/15/ Escrow Agreement, dated February 21, 1996, by and among Medcross, Inc., ILINK, Ltd., and De Martino Finkelstein Rosen & Virga.

  2(f)/19/             Form of 8% Convertible Promissory Note.

  2(g)/18/ Stock Purchase Agreement dated February 13, 1996, by and among Medcross, Inc., Ilink, Ltd. and G Net Enterprises, Inc.

  2(g)/17/ Escrow Agreement dated February 21, 1996, by and among Medcross, Inc., Ilink, Ltd. and De Martino Finkelstein Rosen & Virga.

  2(g)/17/             Form of Promissory Note.

  3(a)/20/ Amendment to the Amended and Restated Articles of Incorporation dated August 16, 1996.

  3(b)/20/ Composite copy of the Amended and Restated Articles of Incorporation incorporating all amendments through the date hereof.

  3(c)/8/              Bylaws of the Company, as amended.

  3(d)/16/             Articles of Incorporation of ILINK Worldwide, Inc.

  Exhibit
  Number               Title of Exhibit
  ------               ----------------

  4(a)/1/              Specimen Common Stock Certificate.

  4(b)/7/ Promissory Note payable to Waters Edge Scanning Associates, Ltd., in the amount of $600,000, dated June 1, 1993.

  4(c)/7/ Promissory Note contingently payable to Waters Edge Scanning Associates, Ltd., in the amount of $365,000, dated June 1, 1993.

  4(d)/7/ Promissory Note contingently payable to Waters Edge Scanning Associates, Ltd., in the amount of $365,000, dated June 1, 1993.

  4(e)/8/ Form of Promissory Note payable to limited partners of Medcross Imaging, Ltd., in the aggregate amount of $75,000, dated October 1, 1993.

  4(f)/11/             Series CS Warrant to Purchase Common Shares of Medcross,
                       Inc.

  4(g)/13/ Common Stock Purchase Option to Purchase Common Shares of Medcross, Inc.

  4(h)/15/             Form of 10% Convertible Promissory Note dated February
                       21, 1996.

  4(i)/16/ Non-Negotiable 10% Promissory Note payable to Scott Cook in the amount of $100,000, dated October 19, 1995.

  4(j)/16/ Guaranty by and between Medcross, Inc. and Scott Cook, dated October 19, 1995.

  4(k)/16/ Security Agreement by and between ILINK, Ltd., Scott Cook, and Medcross, Inc. dated October 19, 1995.

  4(l)/16/ Common Stock Purchase Option to Purchase Common Shares of Medcross, Inc. issued to Scott Cook.

  4(m)                 Forms of Convertible Promissory Notes issued September 6,
                       1996.

  4(n)/21/             Placement Agent's Common Stock Warrant Agreement and
                       Certificate.

  4(o)/21/             Consultant's Common Stock Warrant Agreement and
                       Certificate.

  4(p) Option to purchase 7,500 shares of Class B Convertible Preferred Stock of Medcross, Inc., granted by R. Huston Babcock to Benchmark Equity Group, Inc., dated February 14, 1996.

  Exhibit
  Number               Title of Exhibit
  ------               ----------------

  4(q) Option to purchase 160,000 shares of Class A Convertible Preferred Stock of Medcross, Inc., granted by Four M International, Ltd. to Commonwealth Associates, dated February 21, 1996.

  4(r)                 Non-Negotiable 10% Convertible Promissory Note (Series
                       II) payable to Joseph Wong, in the principal amount of $50,000, dated February 9, 1996.

  4(s)                 Non-Negotiable 10% Convertible Promissory Note (Series
                       III) payable to Trident I, L.L.C., in the principal amount of $50,000, dated February 21, 1996.

  5(a)/21/             Opinion of Counsel.

  9(a)/4/ Shareholder's Agreement dated February 19, 1992 among Four M International, Inc., Walnut Capital Corp., Windy City, Inc., and Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited.

  9(b)/10/             First Amendment to Shareholder's Agreement.

  *10(a)/9/            Director Stock Option Plan.

  *10(b)/2/            Executive Stock Option Plan.

  10(c)/2/ MR Service Agreement, dated August 14, 1990, between Medcross Imaging, Ltd. and HealthTrust, Inc. with respect to Edward White Hospital.

  10(d)/2/ MR Service Agreement, dated August 14, 1990, between Medcross Imaging, Ltd. and HealthTrust, Inc. with respect to South Bay Hospital.

  10(e)/3/ Stock Purchase Agreement, dated February 9, 1992, between Medcross, Inc., Four M International Limited, Walnut Capital Corp., Windy City, Inc., and Canadian Imperial Bank of Commerce Trust Company.

  10(f)/5/ First Amendment to Stock Purchase Agreement, dated May 1, 1992, between Medcross, Inc., Four M International, Inc., Walnut Capital Corp., Windy City, Inc., and Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited, as trustee.

  10(g)/10/            Financial Consulting Agreement and Common Stock Purchase
                       Warrant dated as of November 3, 1994 between Medcross,
                       Inc. and JW Charles Financial Services, Inc.

  10(h)/11/            Consulting Agreement, dated as of August 6, 1995, between
                       the Company and Timothy R. Barnes.

  10(i)/12/            Consulting Agreement, dated September 1, 1995, by and
                       among Medcross, Inc., Kalo Acquisitions, LLC, and Jason
                       H. Pollak.

  10(j)/13/            Amendment to and Restatement of the Amended and Restated
                       Consulting Agreement, dated March 4, 1996, by and among
                       Medcross, Inc., Kalo Acquisitions, LLC, and Jason H.
                       Pollak.

  Exhibit
  Number               Title of Exhibit
  ------               ----------------


  10(k)/13/            Termination of Amended and Restated Consulting Agreement,
                       dated March 5, 1996, by and among Medcross, Inc., Kalo
                       Acquisitions, LLC, and Jason H. Pollak.

  10(l)/14/            MR Service Agreement effective October 1, 1995, by and
                       between Medcross Imaging, Ltd. and South Bay Hospital.

  10(m)/14/            MR Service Agreement effective October 1, 1995, by and
                       between Medcross Imaging, Ltd. and Edward White Hospital.

  *10(n)/16/           Employment Agreement, dated February 4, 1996, between
                       Medcross, Inc. and Henry Y.L. Toh.

  *10(o)/16/           Employment Agreement, dated January 1, 1996, between
                       Medcross, Inc. and Dorothy L. Michon.

  *10(p)/16/           Employment Agreement, dated January 1, 1996, between
                       Medcross, Inc. and Stephanie E. Giallourakis.

  *10(q)/16/           Employment Agreement, dated February 14, 1996, between I-
                       Link Worldwide, Inc. and Clay Wilkes.

  *10(r)/16/           Employment Agreement, dated February 14, 1996, between I-
                       Link Worldwide, Inc. and Alex Radulovic.

  *10(s)/16/           1995 Director Stock Option and Appreciation Rights Plan.

  *10(t)/16/           1995 Employee Stock Option and Appreciation Rights Plan.

  *10(u)/16/           Employment Agreement, dated April 8, 1996, between I-Link
                       Worldwide, Inc. and John W. Edwards.

  10(v)/18/            Consulting Agreement, effective January 1, 1996, by and
                       between Windy City, Inc. and the Company.

  10(w)/20/            Agreement for Terminal Facility Collocation Space, dated
                       June 21, 1996, by and between I-Link Worldwide, Inc. and
                       MPS Telecom, Inc.

  10(x)/21/            Consulting Agreement dated August 21, 1996 between the
                       Company and Commonwealth Associates.

  10(y)/21/            Sales Agency Agreement dated July 1, 1996 between the
                       Company and Commonwealth Associates and Amendment No. 1 thereto.

  10(z)/21/            Commercial Lease dated May 21, 1996 between I-Link
                       Worldwide, Inc. and Draper Land Partnership II and First
                       Amendment dated July 22, 1996.

  10(aa)/21/           Commercial Lease dated September 11, 1996 between I-Link
                       Worldwide, Inc. and Draper Land Partnership II and First
                       Amendment dated October 24, 1996.

  *10(bb)/21/          Employment Agreement dated October 15, 1996, between I-
                       Link Worldwide, Inc. and Karl S. Ryser.

  10(cc) Second Amendment dated November 22, 1995 to Medcross, Inc. Shareholders' Agreement.


  10(dd)               Third Amendment dated January 31, 1996 to Medcross, Inc.
                       Shareholders' Agreement

  10(ee) Term Lease Master Agreement dated May 29, 1996 by and between IBM Credit Corporation and I-Link Worldwide, Inc.

  11 Statement regarding computation of earnings per common share.

  21                   Subsidiaries of the registrant.

  23(a)/21/            Consent of De Martino Finkelstein Rosen & Virga included
                       in Exhibit 5(a).

  23(b)                Consent of Coopers & Lybrand L.L.P.


--------------------
/1/ Incorporated by reference to the Company's Registration Statement on Form S-18 file number 33-27978-A.
/2/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, file number 0-17973.
/3/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, file number 0-17973.
/4/ Incorporated by reference to the Company's Current Report on Form 8-K dated March 30, 1992, file number 0-17973.
/5/ Incorporated by reference to the Company's Current Report on Form 8-K dated May 22, 1992, file number 0-17973.
/6/ Incorporated by reference to the Company's Current Report on Form 8-K dated June 30, 1993, file number 0-17973.
/7/ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, file number 0-17973.
/8/ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, file number 0-17973.
/9/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, file number 0-17973.
/10/ Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, file number 0-17973.
/11/ Incorporated by reference to the Company's Registration Statement filed on
     Form S-8, file number 33-63751.
/12/ Incorporated by reference to the Company's Registration Statement filed on
     Form S-8, file number 33-63749.
/13/ Incorporated by reference to the Company's Registration Statement filed on Form S-8, file number 333-01525.

/14/ Incorporated by reference to the Company's Current Report on Form 8-K, dated October 31, 1995, file number 0-17973.
/15/ Incorporated by reference to the Company's Current Report on Form 8-K, dated February 23, 1995, file number 0-17973.
/16/ Incorporated by reference to the Company's Annual Report on Form 10-KSB for the years ended December 31, 1995, filed on April 15, 1996, file number 0-17973.
/17/ Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, file number 0-17973.
/18/ Incorporated by reference to the Company's Current Report on Form 8-K, dated February 23, 1996, file number 0-17973.
/19/ Incorporated by reference to the Company's Current Report on Form 8-K, dated September 6, 1996, file number 0-17973.
/20/ Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, file number 0-17973.
/21/ To be filed by amendment.

 * Indicates a management contract or compensatory plan or arrangement required to be filed herewith.

Item 28.  Undertakings

(a)  Rule 415 Offering.
     -----------------

     The undersigned Registrant will:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the Securities offered, and the offering of the Securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

(e)  Indemnification.
     ---------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)  Rule 430A.
     ---------

     The undersigned Registrant will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the Securities offered in the Registration Statement, and that offering of the Securities at that time as the initial bona fide offering of those Securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Draper, State of Utah, on December 13, 1996.

                                   MEDCROSS, INC.


                         By:       /s/ John W. Edwards
                                   --------------------------------------------
                                   John W. Edwards, President, Chief Executive
                                   Officer and Acting Chief Financial Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signature                                         Title                                  Date
---------                                         -----                                  ----

 /s/ Clay Wilkes                           Chairman of the Board and             December 11, 1996
----------------------------------         Chief Technical Officer of
Clay Wilkes                                ILINK


 /s/ John W. Edwards                       President, Chief Executive            December 11, 1996
----------------------------------         Officer and Acting Chief
John W. Edwards                            Financial Officer


/s/ Henry Y.L. Toh                         Director                              December 13, 1996
----------------------------------
Henry Y.L. Toh


 /s/ R. Huston Babcock                     Director                              December 13, 1996
----------------------------------
R. Huston Babcock


 /s/ Joseph A. Cohen                       Director                              December 12, 1996
----------------------------------
Joseph A. Cohen

                                  EXHIBIT INDEX

Exhibit
Number            Item
------            ----

4(m)              Forms of Convertible Promissory Notes issued September 6,
                  1996.

4(p) Option to purchase 7,500 shares of Class B Convertible Preferred Stock of Medcross, Inc., granted by R. Huston Babcock to Benchmark Equity Group, Inc., dated
                  February 14, 1996.

4(q) Option to purchase 160,000 shares of Class A Convertible Preferred Stock of Medcross, Inc., granted by Four M International, Ltd. to Commonwealth Associates, dated February 21, 1996.

4(r) Non-Negotiable 10% Promissory Note (Series II) payable to Joseph Wong, in the principal amount of $50,000, dated February 9, 1996.

4(s) Non-Negotiable 10% Promissory Note (Series III) payable to Trident I, L.L.C., in the principal amount of $50,000, dated February 21, 1996.

10(cc)            Second Amendment dated November 22, 1995 to Medcross, Inc.
                  Shareholders' Agreement.

10(dd)            Third Amendment dated January 31, 1996 to Medcross, Inc.
                  Shareholders' Agreement.

10(ee) Term Lease Master Agreement dated May 29, 1996 by and between IBM Credit Corporation and I-Link Worldwide, Inc.

11                Statement regarding computation of earnings per common share.

21                Subsidiaries of the registrant.

23(b)             Consent of Coopers & Lybrand L.L.P.